Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 6, 2024 (this “Amendment”), by and among TRP OHA SPV FUNDING I, LLC (formerly known as OHA DCCF SPV LLC), a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND, a Delaware statutory trust, (in such capacity, the “Equityholder”), TRP OHA SERVICER I, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“BNYM”), as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Lenders, the Borrower, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of June 30, 2023 (as amended by the First Amendment to the Amended and Restated Revolving Credit and Security Agreement, dated as of June 27, 2024, this Amendment and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Lenders, the Borrower, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent desire to amend certain provisions of the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.         Definitions.  For purposes of this Amendment, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 2.         Amendments to Credit Agreement.  Effective as of the date hereof, the Credit Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Credit Agreement (excluding the Exhibits thereto) attached as Annex A hereto.

Section 3.         Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)          Execution.  The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Equityholder, the Collateral Agent, the Lenders and the Servicer.

(b)          Amended & Restated Lender Fee Letter. The Administrative Agent, the Lenders and the Borrower shall have executed the Lender Fee Letter, dated as of August 6, 2024 (as amended, supplemented or otherwise modified from time to time), among the Administrative Agent, the Lenders and the Borrower (the "Amended & Restated Lender Fee Letter").

Section 4.         Direction. The Lenders, the Borrower, the Administrative Agent, the Servicer and the Equityholder direct the Collateral Agent to execute this Amendment.

Section 5.         Credit Agreement Otherwise Unchanged.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement, and words of similar import in the Credit Agreement, as amended hereby, shall be a reference to the Credit Agreement, as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

Section 6.         Effective Date.  This Amendment shall become effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 7.         GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AMENDMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.         Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

Section 9.        Counterparts.  This Amendment may be executed by the parties hereto in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature;  (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

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Section 10.      Representations and Warranties.  Each party hereto represents and warrants that this Amendment has been duly and validly authorized, executed and delivered by it and represents and warrants that this Amendment is legal, valid, binding and enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Borrower, the Equityholder and the Servicer (severally but not jointly) further represent and warrant to the Administrative Agent and each Lender that no Default, Event of Default or Servicer Event of Default has occurred and is continuing and that all of such entity's respective representations and warranties in the Credit Agreement (including, but not limited to, those set forth in Article IV thereof) are true and correct as of the date hereof (or, if expressly stated to be made as of a specific date, on and as of such specific date).  This Amendment and any agreements or letters executed in connection herewith or therewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

TRP OHA SPV FUNDING I, LLC, as Borrower

By:	/s/ Gerard Waldt
Name: Gerard Waldt
Title: Authorized Signatory

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND, as Equityholder

By:	/s/ Gerard Waldt
Name: Gerard Waldt
Title: Authorized Signatory

TRP OHA SERVICER I, LLC, as Servicer

By:	/s/ Gerard Waldt
Name: Gerard Waldt
Title: Authorized Signatory

Second Amendment to Amended and Restated Credit Agreement

BNP PARIBAS, as Administrative Agent, a Dollar Lender and a Multicurrency Lender

By:	/s/ Meredith Middleton
Name: Meredith Middleton
Title: Managing Director

By:	/s/ Sohaib Naim
Name: Sohaib Naim
Title: Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Anna Kuo
Name: Anna Kuo
Title:Vice President

Second Amendment to Amended and Restated Credit Agreement

ANNEX A

Second Amendment to Amended and Restated Credit Agreement

Execution Version
Conformed to the Second Amendment to Amended and Restated Credit Agreement,
dated August 6, 2024

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

among

TRP OHA SPV FUNDING I, LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BNP PARIBAS,
as Administrative Agent,

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND,
as Equityholder,

TRP OHA SERVICER I, LLC,
as Servicer,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of June 30, 2023

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY.  ALL ADVANCES ARE DISCRETIONARY ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01	Definitions	2
Section 1.02	Rules of Construction	68
Section 1.03	Computation of Time Periods	68
Section 1.04	Collateral Value Calculation Procedures	69
Section 1.05	Amendment and Restatement	71

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness	92
Section 3.02	Conditions Precedent to Each Advance	93

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	94
Section 4.02	Representations and Warranties of the Servicer	99
Section 4.03	Representations and Warranties of the Equityholder	102

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01	Events of Default	119
Section 6.02	OC Ratio Posting Payments	122

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Section 8.06	Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent	133
Section 8.07	Accountings	134
Section 8.08	Release of Collateral	135
Section 8.09	Reports by Independent Accountants	136

ARTICLE IX

APPLICATION OF MONIES

Section 9.01	Disbursements of Monies from Payment Account	137

ARTICLE X

SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS

Section 10.01	Sales of Collateral Loans	141
Section 10.02	Purchase of Additional Collateral Loans	142
Section 10.03	Conditions Applicable to All Sale and Purchase Transactions	143
Section 10.04	Additional Equity Contributions	144
Section 10.05	Transfer of Warranty Collateral Loans	144

ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01	Appointment and Designation of the Servicer	145
Section 11.02	Duties of the Servicer	145
Section 11.03	Authorization of the Servicer	148
Section 11.04	Collection Efforts, Modification of Collateral	148
Section 11.05	Servicer Compensation	148
Section 11.06	The Servicer Not to Resign	148

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SCHEDULES

Schedule 1	Individual Lender Maximum Funding Amounts and Percentages
Schedule 2	Approved Valuation Firms
Schedule 3	Initial Collateral Loans
Schedule 4	S&P Industry Classifications
Schedule 5	Notice Information
Schedule 6	Authorized Signatories
Schedule 7	Diversity Score
Schedule 8	Disqualified Institutions
Schedule 9	Approved Asset List
Schedule 10	Moody’s Rating Definitions
Schedule 11	S&P Rating Definition
Schedule 12	[Reserved]
Schedule 13	Cumulative Compounded SONIA Rate
Schedule 14	Concentration Limitations

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Statement)
Exhibit C	Form of Notice of Prepayment
Exhibit D	Form of Assignment and Acceptance
Exhibit E	[Reserved]
Exhibit F	Agreed-Upon Procedures
Exhibit G	Form of Extension Request
Exhibit H	Form of Data Report
Exhibit I	Form of Approval Request
Exhibit J	Transaction Summary
Exhibit K	List of Data Fields
Exhibit L	Form of Website Certification

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AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 30, 2023, among TRP OHA SPV FUNDING I, LLC, formerly known as OHA DCCF SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND, a Delaware statutory trust  (in such capacity, the “Equityholder”), TRP OHA SERVICER I, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), and  THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“BNYM”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Borrower, the Lenders, the Administrative Agent, OHA DCCF SERVICER LLC, as the servicer (in such capacity, “Original Servicer”), OHA DELAWARE CUSTOMIZED CREDIT FUND HOLDINGS, L.P., as the equityholder (in such capacity, the “Original Equityholder”), and the Collateral Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of March 29, 2022 (the “Original Closing Date”), as amended by the First Amendment to Credit Agreement dated September 28, 2022 (the “Original Credit Agreement”);

WHEREAS, on the date hereof, the Original Servicer has resigned as “Servicer” and the Borrower desires to appoint the Servicer as the “Servicer” hereunder, and the Servicer desires to accept such appointment;

WHEREAS, on the date hereof, the Original Equityholder has assigned all of its right, title and interest as the “Equityholder” under the Original Credit Agreement to the Equityholder;

WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01    Definitions.  As used in this Agreement, the following terms shall have the meanings indicated:

“Account Control Agreement” means that certain Account Control Agreement, dated as of the Original Closing Date, among the Borrower, the Original Servicer, the Collateral Agent and The Bank of New York Mellon Trust Company, National Association, as Securities Intermediary, which agreement relates to the Covered Accounts.

“Adjusted Cumulative Compounded SONIA” means for any Interest Accrual Period, with respect to any GBP Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the Cumulative Compounded SONIA Rate as of the SONIA Reporting Day. If the calculation of Adjusted Cumulative Compounded SONIA results in a rate of less than zero, Adjusted Cumulative Compounded SONIA shall be deemed to be zero for all purposes hereunder.

“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Ineligible Collateral Loan as of such date of determination shall be zero.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Expense Cap” means, for any Payment Date, an amount not to exceed $250,000 for any twelve (12) month period (other than fees and expenses incurred on or prior to the Closing Date).

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower (or any Tax Blocker Subsidiary) due or accrued with respect to any Payment Date and payable in the following order:

(a)          first, on a pro rata basis, to the Collateral Agent (including in its capacity as Initial Reporting Agent hereunder), the Custodian and the Securities Intermediary, any amounts and indemnities payable to such entities pursuant to the Facility Documents;

(b)          second, on a pro rata basis, to:

(i)          the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Manager of the Borrower for its fees and expenses incurred in acting in such capacity; and

(ii)          to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan; and

(c)          third, on a pro rata basis, in respect of any costs and expenses of any Person incurred in connection with the Transparency and Reporting Requirements (including the appointment of further Reporting Agents (including Findox) from time to time).

“Advance” means each loan advanced by the Lenders to the Borrower on a Borrowing Date pursuant to Article II.

“Advance Date Distribution Multiplier” means 1.10.

“Advance Date Distribution Test” means a test that will be satisfied as of any date of determination if, (a) the Advance Date Distribution Multiplier multiplied by the OC Ratio Denominator is less than or equal to (b) the Borrowing Base.

“Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Loan Class of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type	Loan Class	Advance Rate
First Lien Loans	Class 1A Loans	72.5%
	Class 2A Loans	70.0%
	Class 3A Loans	67.5%
	Class 4A Loans	65.0%
First Lien Last Out Loans (other than Deemed Second Lien Loans)	Class 1A Loans	55.0%
	Class 2A Loans	55.0%
	Class 3A Loans	55.0%
	Class 4A Loans	50.0%
Second Lien Loans and Deemed Second Lien Loans	Class 1B Loans	45.0%
	Class 2B Loans	40.0%
	Class 3B Loans	40.0%
	Class 4B Loans	30.0%

Notwithstanding the percentages set forth in the preceding table:

(a)          the Advance Rate of any First Lien Loans with a Senior Net Leverage Ratio exceeding the First Lien Senior Leverage Cut-Off will be a blended rate, trifurcated and calculated as follows:

(i)          the portion of such First Lien Loan up to the First Lien Senior Leverage Cut-Off will be assigned the percentage set forth in the preceding table corresponding to First Lien Loans of the Loan Class applicable to such Collateral Loan;

(ii)         the portion of such First Lien Loan above the First Lien Senior Leverage Cut-Off up to the First Lien Senior Leverage Cap will be assigned the percentage set forth in the preceding table corresponding to Second Lien Loans of the Related Loan Class applicable to such Collateral Loan; and

(iii)        the portion of such First Lien Loan above the First Lien Senior Leverage Cap will be assigned an Advance Rate of zero;

(b)          portions of First Lien Loans assigned a percentage set forth in the preceding table corresponding to Second Lien Loans will be treated as First Lien Loans and not be treated as Second Lien Loans for all other purposes hereunder, including for purposes of calculating Concentration Limitations;

(c)          for the purposes of determining Advance Rates, the Senior Net Leverage Ratio of a Collateral Loan will be calculated as of the most recently ended Relevant Test Period for which financial reporting of the Obligor has been delivered to the Borrower prior to the date the Administrative Agent has approved an Approval Request for such Collateral Loan pursuant to Section 2.02;

(d)          if such Collateral Loan is a Cap Adjusted Loan, the Administrative Agent may further increase such Advance Rate subsequently, in its sole discretion;

(e)         if such Collateral Loan was acquired in the form of a participation and such participation is not elevated to an assignment of the Collateral Loan to the Borrower within 60 days of the Borrower’s acquisition of such Collateral Loan (or such later date as the Administrative Agent may agree in its sole discretion), thereafter, for so long as such Collateral Loan remains in the form of a participation, the Advance Rate of such Collateral Loan shall be zero (provided that, upon the date such Collateral Loan is elevated to an assignment, the Advance Rate of such Collateral Loan shall be the initial Advance Rate assigned to such Collateral Loan); and

(f)          if such Collateral Loan is a Recurring Revenue Loan, the Administrative Agent shall assign the Advance Rate for such Collateral Loan in its approval of the Approval Request for such Collateral Loan in its sole discretion.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means (a) the Administrative Agent, each Lender and each of their respective Affiliates and (b) any assignee or participant of any Lender (unless the benefit of any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).

“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person but which shall not, with respect to the Borrower, include the obligors under any Collateral Loan; provided that (a) an obligor will not be considered an “Affiliate” of any other obligor solely due to the fact that each such obligor is under the control of the same financial, private equity or similar sponsor and (b) obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings.  The Borrower will be deemed to have no “Affiliates.”

“Agents” means the Administrative Agent and the Collateral Agent, collectively or individually, as the context requires.

“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.

“Aggregate Class 1A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 1A Loans as of such date of determination.

“Aggregate Class 1B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 1B Loans as of such date of determination.

“Aggregate Class 2A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 2A Loans as of such date of determination.

“Aggregate Class 2B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 2B Loans as of such date of determination.

“Aggregate Class 3A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 3A Loans as of such date of determination.

“Aggregate Class 3B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 3B Loans as of such date of determination.

“Aggregate Class 4A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 4A Loans as of such date of determination.

“Aggregate Class 4B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 4B Loans as of such date of determination.

“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Amended and Restated Revolving Credit and Security Agreement.

“Amendment Date” means August 6, 2024.

“Applicable Index” means, with respect to (a) Dollar Advances, Term SOFR, (b) with respect to GBP Advances, Adjusted Cumulative Compounded SONIA, (c) with respect to Euro Advances, EURIBOR and (d) with respect to CAD Advances, the sum of Term CORRA plus the CORRA Adjustment, or, in each case, any other successor index pursuant to the terms of this Agreement.

“Applicable Law” means, for any Person, any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.

“Appraisal” means an appraisal or valuation of a Collateral Loan that is conducted by an Approved Valuation Firm, which may be in the form of an update or reaffirmation by an Approved Valuation Firm of an appraisal or valuation previously performed by such Approved Valuation Firm or another Approved Valuation Firm.

“Approval Request” has the meaning specified in Section 2.02 hereof.

 “Approved Valuation Firm” means those entities set forth on Schedule 2 (and any of their respective Affiliates that are clearly identifiable as such solely on the basis of such Affiliate’s name) and any appraisal or valuation firm providing such service to the Servicer; provided that any other independent appraisal or valuation firm or independent financial advisor recognized as being experienced in conducting appraisals or valuations of secured loans may be added to Schedule 2 as an “Approved Valuation Firm” with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

“Approved List” has the meaning specified in Section 2.02 hereof.

"Article 7 Technical Standards" means Commission Implementing Regulation (EU) 2020/1225 and Commission Delegated Regulation 2020/1224.

“Asset Information” means, with respect to any Obligor, in each case to the extent available to the Borrower or the Servicer and subject to any confidentiality obligations or any redactions required by the Servicer’s internal policies and procedures (it being understood that to the extent any of the information described in any of the following is contained in the Servicer’s internal credit memo described in clause (d) below, such information need not be separately represented by any document or file and, for all purposes of this Agreement, will be deemed delivered upon delivery of such internal credit memo): (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, (c) the audited financial statements for the two prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available), (d) the Servicer’s internal credit memo with respect to such Obligor and the related Collateral Loan (including the Servicer's internal ratings of the related Collateral Loan), (e) the informational memorandum, offering memorandum or similar document, if any, issued by the bookrunner or the administrative agent for such Obligor and relating to such Collateral Loan, (f) a company forecast of such Obligor including plans related to capital expenditures, (g) the business model, company strategy and names of known peers of such Obligor, (h) details of the management team of such Obligor, (i) details of any banking facilities and the debt maturity schedule of such Obligor and (j) a copy of the related credit agreement (which may be a draft) specifying the terms and governing the repayment of such Collateral Loan (including any covenant levels); provided, that, in each case, to the extent any of the above information is unavailable, the Servicer shall notify the Administrative Agent of any such missing information, and the Administrative Agent may, in its sole discretion, provide a waiver with respect to such information.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.

“AUP Report Date” has the meaning assigned to such term in Section 8.09 hereof.

“Available Currency” means, at any time, any of Dollars, Pounds Sterling, Euro or Canadian Dollars, and, with the prior written consent of each Multicurrency Lender and the Administrative Agent and prior notice to the Collateral Agent, any other currency, so long as, in respect of any such specified currency, it is available to the Collateral Agent and at such time no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Advance hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

"Available Tenor" has the meaning set forth in Section 2.18 hereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union (as amended or re-enacted) establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).  For the purposes of this definition, a reference to “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code §§101 et seq., or foreign bankruptcy, insolvency, receivership or similar law from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%.  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender.  Interest calculated pursuant to clause (a) above will be determined based on a year of 365 or 366 days, as applicable, and actual days elapsed.  Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed.  If the calculation of the Base Rate results in a Base Rate of less than zero (0), the Base Rate shall be deemed to be zero (0) for all purposes hereunder.

“Benchmark” means, initially, each Applicable Index; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Applicable Index or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.18; provided further that if the Benchmark determined as provided in this Agreement shall ever be less than the Floor, then the Benchmark shall be deemed to be the Floor.

"Benchmark Replacement" has the meaning set forth in Section 2.18 hereof.

"Benchmark Replacement Adjustment" has the meaning set forth in Section 2.18 hereof.

"Benchmark Replacement Date" has the meaning set forth in Section 2.18 hereof.

"Benchmark Transition Event" has the meaning set forth in Section 2.18 hereof.

"Benchmark Transition Start Date" has the meaning set forth in Section 2.18 hereof.

"Benchmark Unavailability Period" has the meaning set forth in Section 2.18 hereof.

“BNP” has the meaning assigned to such term in the introduction to this Agreement.

“BNP Fee Letter” means that certain fee letter, dated as of the Closing Date, by and between BNP and the Borrower.

“Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (A) the lower of (1) 65%, and (2) the product of (x) the Weighted Average Advance Rate (excluding the Sale Settlement Pending Collateral from the calculation of the Weighted Average Advance Rate) as of such date, and (y) the Portfolio Advance Rate Adjustment as of such date and (B) the Aggregate Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral from the calculation of the Aggregate Net Collateral Balance), (iv) the Dollar Equivalent of the aggregate sale price of the Sale Settlement Pending Collateral, and (v) the amount on deposit in the Revolving Reserve Account minus the Unfunded Reserve Revolving Required Amount, in each case, as of such date.

“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified as mutually agreed by the Administrative Agent and the Borrower from time to time.

“Borrowing Date” means the date of an Advance.

“Business Day” means any day of the year except:  (a) a Saturday, Sunday or other day on which commercial banks in New York City, Houston, Texas or the city in which the offices of the Collateral Agent, the Custodian or the Securities Intermediary are located are authorized or required by law to close; (b) if such day relates to any interest rate setting as to an Advance of Available Currencies, any day on which banks are not open for dealings, as applicable, (i) in Pounds Sterling deposits in the London interbank market, (ii) in Euro deposits in the Euro-zone interbank market or (iii) in CAD deposits in the Toronto interbank market; and (c) if such day relates to a GBP Advance, a day that is not an RFR Banking Day.

“CAD Advance” means an Advance denominated in Canadian Dollars.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cap Adjusted Loan” means a Collateral Loan that the Administrative Agent, in consultation with the Borrower, has determined shall be subject to an increased First Lien Senior Leverage Cap when calculating its Advance Rate, including a Collateral Loan meeting all of the following criteria (or other criteria as determined by the Administrative Agent in its discretion):

(a)          any Collateral Loan the relevant Obligor of which has EBITDA of greater than the Dollar Equivalent of $35,000,000 as calculated in accordance with the Related Documents as of the Trade Date of such Collateral Loan;

(b)          any Collateral Loan the relevant Obligor of which had trailing 12-month revenue of greater than the Dollar Equivalent of $50,000,000;

(c)          any Collateral Loan with a loan-to-value ratio of less than 50%; and

(d)          the Interest Service Coverage Ratio of the Obligor of such Collateral Loan is greater than 1.75:1.00.

“Cash” means Dollars immediately available on the day in question.

“Central Bank Rate” means the SONIA Administrator’s “Bank Rate” as published by SONIA Administrator from time to time.

“Central Bank Rate Adjustment” means, with respect to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 percent trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five immediately preceding RFR Banking Days for which SONIA is available.

“Central Bank Rate Spread” means, with respect to any RFR Banking Day, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) SONIA for that RFR Banking Day; and (ii) the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof, (y) the Securitisation Regulation and all rules promulgated thereunder and (z) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.

“Change of Control” means an event or series of events by which (A) the Equityholder or its Affiliates, collectively, (i) ceases to possess, directly or indirectly, the right to direct the management policies and decisions of the Borrower or (ii) ceases, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Borrower or (B) no member of the OHA Group is the investment advisor of the Equityholder.

“Class” means the Class 1A Advances, the Class 1B Advances, the Class 2A Advances, the Class 2B Advances, the Class 3A Advances, the Class 3B Advances, the Class 4A Advances or the Class 4B Advances, as the context requires.

“Class 1 Loan” means any Collateral Loan that (a) has an original tranche size of at least the Dollar Equivalent of $350,000,000 and (b) is rated by S&P and/or Moody’s (or the related Obligor for such Collateral Loan is rated by S&P and/or Moody’s) as of the date the Borrower acquires such Collateral Loan.

“Class 1A” means, at any time, all Class 1A Loans at such time.

“Class 1A Advance” means each Advance allocated to Class 1A pursuant to, and in accordance with, this Agreement.

“Class 1A Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 1A Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 1A Loans from the calculation of the Weighted Average Class 1A Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 1A Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 1A Loans from the calculation of the Aggregate Class 1A Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 1A Loans.

“Class 1A Loan” means a Class 1 Loan that is a First Lien Loan or a First Lien Last Out Loan.

“Class 1A Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 1A OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 1A OC Ratio” means, as of any Business Day, the ratio of (a) the Class 1A Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 1A Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 1A Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 1B” means, at any time, all Class 1B Loans at such time.

“Class 1B Advance” means each Advance allocated to Class 1B pursuant to, and in accordance with, this Agreement.

“Class 1B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 1B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 1B Loans from the calculation of the Weighted Average Class 1B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 1B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 1B Loans from the calculation of the Aggregate Class 1B Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 1B Loans.

“Class 1B Loan” means a Class 1 Loan that is a Second Lien Loan.

“Class 1B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 1B OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 1B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 1B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 1B Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 1B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 2 Loan” means a Collateral Loan (a) that is not a Class 1 Loan and (b) the relevant Obligor of which has EBITDA of at least the Dollar Equivalent of $100,000,000 as calculated in accordance with the Related Documents and as most recently reported thereunder as of the date the Borrower acquires such Collateral Loan.

“Class 2A” means, at any time, all Class 2A Loans at such time.

“Class 2A Advance” means each Advance allocated to Class 2A pursuant to, and in accordance with, this Agreement.

“Class 2A Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 2A Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 2A Loans from the calculation of the Weighted Average Class 2A Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 2A Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 2A Loans from the calculation of the Aggregate Class 2A Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 2A Loans.

“Class 2A Loan” means a Class 2 Loan that is a First Lien Loan or a First Lien Last Out Loan.

“Class 2A Minimum OC Coverage Test” means, as of any date,  a test that shall be satisfied if the Class 2A OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 2A OC Ratio” means, as of any Business Day, the ratio of (a) the Class 2A Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 2A Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 2A Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 2B” means, at any time, all Class 2B Loans at such time.

“Class 2B Advance” means each Advance allocated to Class 2B pursuant to, and in accordance with, this Agreement.

“Class 2B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 2B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 2B Loans from the calculation of the Weighted Average Class 2B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 2B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 2B Loans from the calculation of the Aggregate Class 2B Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 2B Loans.

“Class 2B Loan” means a Class 2 Loan that is a Second Lien Loan.

“Class 2B Minimum OC Coverage Test” means, as of any date,  a test that shall be satisfied if the Class 2B OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 2B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 2B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 2B Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 2B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 3 Loan” means a Collateral Loan (a) that is not a Class 1 Loan or a Class 2 Loan and (b) the relevant Obligor of which has an EBITDA of at least the Dollar Equivalent of $35,000,000 as calculated in accordance with the Related Documents and as most recently reported thereunder as of the date the Borrower acquires such Collateral Loan.

“Class 3A” means, at any time, all Class 3A Loans at such time.

“Class 3A Advance” means each Advance allocated to Class 3A pursuant to, and in accordance with, this Agreement.

“Class 3A Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 3A Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 3A Loans from the calculation of the Weighted Average Class 3A Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 3A Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 3A Loans from the calculation of the Aggregate Class 3A Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 3A Loans.

“Class 3A Loan” means a Class 3 Loan that is a First Lien Loan or a First Lien Last Out Loan.

“Class 3A Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 3A OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 3A OC Ratio” means, as of any Business Day, the ratio of (a) the Class 3A Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 3A Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 3A Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 3B” means, at any time, all Class 3B Loans at such time.

“Class 3B Advance” means each Advance allocated to Class 3B pursuant to, and in accordance with, this Agreement.

“Class 3B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 3B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 3B Loans from the calculation of the Weighted Average Class 3B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 3B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 3B Loans from the calculation of the Aggregate Class 3B Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 3B Loans.

“Class 3B Loan” means a Class 3 Loan that is a Second Lien Loan.

“Class 3B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 3B OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 3B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 3B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 3B Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 3B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 4 Loan” means a Collateral Loan (a) that is not a Class 1 Loan, a Class 2 Loan or a Class 3 Loan and (b) the relevant Obligor of which has an EBITDA of less than the Dollar Equivalent of $35,000,000 as calculated in accordance with the Related Documents and as most recently reported thereunder as of the date the Borrower acquires such Collateral Loan.

“Class 4A” means, at any time, all Class 4A Loans at such time.

“Class 4A Advance” means each Advance allocated to Class 4A pursuant to, and in accordance with, this Agreement.

“Class 4A Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 4A Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 4A Loans from the calculation of the Weighted Average Class 4A Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 4A Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 4A Loans from the calculation of the Aggregate Class 4A Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 4A Loans.

“Class 4A Loan” means a Class 4 Loan that is a First Lien Loan or a First Lien Last Out Loan.

“Class 4A Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 4A OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 4A OC Ratio” means, as of any Business Day, the ratio of (a) the Class 4A Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 4A Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 4A Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class 4B” means, at any time, all Class 4B Loans at such time.

“Class 4B Advance” means each Advance allocated to Class 4B pursuant to, and in accordance with, this Agreement.

“Class 4B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the Dollar Equivalent of the amounts in the Trust Account, (iii) the product of (x) the Weighted Average Class 4B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 4B Loans from the calculation of the Weighted Average Class 4B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 4B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 4B Loans from the calculation of the Aggregate Class 4B Net Collateral Balance) and (iv) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 4B Loans.

“Class 4B Loan” means a Class 4 Loan that is a Second Lien Loan.

“Class 4B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 4B OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class 4B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 4B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 4B Advances and (y) the Dollar Equivalent of the aggregate cash purchase price of all Class 4B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“Class Minimum OC Coverage Test” means the Class 1A Minimum OC Coverage Test, the Class 1B Minimum OC Coverage Test, the Class 2A Minimum OC Coverage Test, the Class 2B Minimum OC Coverage Test, the Class 3A Minimum OC Coverage Test, the Class 3B Minimum OC Coverage Test, the Class 4A Minimum OC Coverage Test or the Class 4B Minimum OC Coverage Test, as applicable.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means June 30, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in Section 7.01(a).

“Collateral Account” has the meaning assigned to such term in Section 8.02(a)(i).

“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Collateral Agent Fee Letter” means the fee letter between the Collateral Agent and the Borrower setting forth the fees and other amounts payable by the Borrower to the Collateral Agent, the Custodian and the Securities Intermediary under the Facility Documents, in connection with the transactions contemplated by this Agreement.

“Collateral Loan” means a loan, debt obligation, debt security or participation therein acquired by the Borrower.

“Collateral Loan Buy Confirmation” means with respect to any Collateral Loan, documentation evidencing, in reasonable detail, the Borrower’s acquisition of such Collateral Loan, and which shall identify at least the Obligor, price and the Principal Balance of such Collateral Loan.

“Collateral Quality Test” means a test that is satisfied as of any Business Day on or after the Closing Date if, in the aggregate, the Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy the Maximum Weighted Average Life Test (or in relation to a proposed purchase after the Closing Date, if not satisfied, the test is maintained or improved after giving effect to any purchase or sale effected on any such Business Day), calculated in accordance with Section 1.04.

“Collection Account” has the meaning assigned to such term in Section 8.02(a)(ii) and includes the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Collection Period” means (a) with respect to the Payment Date on August 15, 2024, the period commencing on May 1, 2024 to but excluding the Collection Period Start Date occurring in August 2024 and (b) with respect to any Payment Date thereafter, each successive monthly period from and including a Collection Period Start Date to but excluding the immediately succeeding Collection Period Start Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collection Period Start Date” means the first calendar day of each month (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in August 2024.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans, but excluding (a) any amounts received by the Borrower from or on behalf of an Obligor in respect of such Collateral Loan following the sale of such Collateral Loan by the Borrower that the Borrower is required to pay to the purchaser of such Collateral Loan, so long as such amounts are not included in the net proceeds reported to be received by the Borrower from such sale, and (b) any amounts in respect of indemnities received by the Borrower but owing to parties other than the Borrower in accordance with the Related Documents for any Collateral Loan.

“Concentration Limitations” means, as of any date of determination, the limitations set forth in Schedule 14 (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation.

"Conforming Changes" has the meaning set forth in Section 2.18 hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means the direct or indirect possession of the power to vote 50% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise.  “Controlled” and “Controlling” have the meaning correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Adjustment” means, with respect to Term CORRA (x) based on the Three-Month Term CORRA Reference Rate, 0.32138% (32.138 basis points), (y) based on the Interpolated Term CORRA Reference Rate, the number (rounded to five decimal places) which results from interpolating (1) the credit spread adjustment for CORRA published by the Bank of Canada with respect to the applicable Term CORRA Reference Rate (as of the Periodic Term CORRA Determination Date) for the longest period for which the Term CORRA Reference Rate is available which is less than the Interest Accrual Period with respect to such CAD Advance and (2) the credit spread adjustment published by the Bank of Canada with respect to the applicable Term CORRA Reference Rate (as of the Periodic Term CORRA Determination Date) for the shortest period for which the Term CORRA Reference Rate is available which exceeds the Interest Accrual Period with respect to such CAD Advance or (z) based on the One-Month Term CORRA Reference Rate, 0.29547% (29.547 basis points).

 “Cov-Lite Loan” means a Collateral Loan that does not contain any financial covenants or maintenance covenants; provided that any such Collateral Loan that either (i) contains a cross-default provision to, or (ii) is pari passu with or senior to, another loan of the Obligor that requires the Obligor to comply with a financial covenant or a maintenance covenant will be deemed not to be a Cov-Lite Loan.

“Coverage Test” means the Minimum OC Coverage Test and the Interest Coverage Test.

“Covered Account” means each of the Collection Account (including the Interest Collection Subaccount and Principal Collection Subaccount therein), the Payment Account, the Collateral Account, the Revolving Reserve Account, the Trust Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent and subject to an agreement establishing “control” (as such term is used in the UCC) over such account in favor of the Collateral Agent.

“Cumulative Compounded SONIA Rate” means, with respect to an Interest Accrual Period for a GBP Advance, the percentage rate per annum determined by the Administrative Agent in accordance with the methodology set out in Schedule 13 attached hereto.

“Custodian” means The Bank of New York Mellon Trust Company, National Association, in its capacity as custodian under the Custodian Agreement, and any successor thereto under the Custodian Agreement.

“Custodian Agreement” means that certain Custodian Agreement, dated as of the Original Closing Date, among the Custodian and the Borrower.

"Cut-Off Date" means, commencing with the Payment Date in September 2023, each Determination Date relating to a Payment Date.

“Daily Rate” means, with respect to any RFR Banking Day:

(a)          the SONIA for that RFR Banking Day; or

(b)          if the SONIA is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)           the Central Bank Rate for that RFR Banking Day; and

(ii)          the applicable Central Bank Rate Adjustment; or

(c)          if clause (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)           the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)          the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be such a rate that the Daily Rate is zero.

“Data File” has the meaning assigned to such term in Section 8.07(a).

“Deemed Second Lien Loan” means, as of any date of determination, any First Lien Last Out Loan of an Obligor having its principal place of business and/or incorporation and/or headquarters in an Eligible Country if the First Out Leverage of such Collateral Loan is greater than 2.00:1.00.

“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulted Collateral Loan” means any Collateral Loan as to which at any time:

(a)          a default as to all or any portion of one or more payments of principal and/or interest (including a failure of a selling institution to pay amounts due and payable to the Borrower with respect to the related participation) has occurred after the earlier of (i) any grace period applicable thereto and (ii) five (5) Business Days, in each case, past the applicable due date;

(b)          a default (other than a default described in clause (a) of this definition) has occurred under the applicable Related Documents and for which the Borrower (or the agent or required lenders pursuant to the applicable Related Documents, as applicable) has elected to exercise any of its rights or remedies under the applicable Related Documents (including acceleration or foreclosing on any portion of the underlying collateral, but excluding any imposition of default interest);

(c)          any portion of principal and/or interest (other than default interest) payable thereunder has been waived or forgiven by the holders of such obligation; or

(d)          a Revaluation Event under clause (d) or (g) of the definition thereof has occurred.

“Defaulting Lender” means, at any time, any Lender that (a) has failed for three (3) or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.

“Delayed Drawdown Collateral Loan” means a Collateral Loan that (a) requires the Borrower to make one or more future advances to the Obligor under the applicable Related Documents, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Loan will be a Delayed Drawdown Collateral Loan only to the extent of undrawn commitments and solely until all commitments by the Borrower to make advances on such Collateral Loan to the Obligor under the Related Documents expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a)          in the case of each Instrument, causing the Securities Intermediary to maintain continuous possession of such Instrument;

(b)          in the case of each Certificated Security (other than a Clearing Corporation Security):

(i)           causing such Certificated Security to be (x) registered in the name of the Securities Intermediary (or its nominee) or (y) endorsed to the Securities Intermediary or in blank;

(ii)         causing such Certificated Security to be credited to (x) a Covered Account or (y) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account; or

(iii)        causing such Certificated Security to be in the possession of the Collateral Agent and (x) registered in the name of the Collateral Agent (or its nominee) or (y) endorsed to the Collateral Agent or in blank;

(c)          in the case of each Uncertificated Security (other than a Clearing Corporation Security), causing such Uncertificated Security to be credited to (x) a Covered Account or (y) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account;

(d)          in the case of each Clearing Corporation Security:

(i)         causing such Clearing Corporation Security to be credited to (x) a Covered Account or (y) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account; or

(ii)         causing the Securities Intermediary to continuously indicate on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;

(e)          in the case of each security issued or guaranteed by the United States of America or an agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security a “Government Security”):

(i)          causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Securities Intermediary at such FRB; and

(ii)         causing the Securities Intermediary to continuously indicate on its books and records that such Government Security is credited to the applicable Covered Account;

(f)           in the case of each Security Entitlement not governed by clauses (a) through (e) above:

(i)         causing (x)  the underlying Financial Asset to be credited to (1) a Covered Account or (2) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account, (y) the Securities Intermediary to receive a Financial Asset from a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) or to acquire the underlying Financial Asset from a securities intermediary, and in either case, accepting it for credit to the appropriate (1) Covered Account or (2) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account, or (z) a securities intermediary to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account;

(ii)          causing the Securities Intermediary to make entries on its books and records that such Security Entitlement is credited to one of the Covered Accounts, which shall at all times be securities accounts; and

(iii)         causing the Securities Intermediary to continuously indicate on its books and records that such Security Entitlement (or all rights and property of the Securities Intermediary representing such Security Entitlement) is credited to the applicable Covered Account;

(g)          in the case of Cash or Money:

(i)        causing such Cash or Money to be credited to a deposit account or securities account as to which the bank or securities intermediary maintaining such deposit account or securities account, as applicable, has agreed pursuant to a control agreement in form and substance acceptable to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such deposit account or securities account; or

(ii)         causing such Cash or Money to be credited to a “deposit account” (as defined in Section 9-102(a)(29) of the UCC) or a “securities account” (as defined in Section 8-501(a) of the UCC) in the name of the Securities Intermediary, in each case, which may be a subaccount of the applicable Covered Account, under an arrangement where the Securities Intermediary has agreed in a control agreement in form and substance acceptable to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such deposit account or securities account;  or

(h)         with respect to such of the Collateral as constitutes an account or a general intangible or is not otherwise described in the foregoing clauses (a) through (g), causing to be filed with the Secretary of State of the State of Delaware a properly completed UCC financing statement that names the Borrower as debtor and the Collateral Agent as secured party and that describes such Collateral (which financing statement may have been previously filed) or any equivalent filing in the jurisdiction required for perfection by filing under the UCC (or the Uniform Commercial Code as in effect in any applicable jurisdiction).

In addition, the Servicer on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 or 9-408 of the UCC).

“Determination Date” means the last day of each Collection Period.

"DIP Collateral Loan" means any interest in a loan or financing facility that has a public or private facility rating from Moody's and S&P and is purchased directly or by way of assignment (a) which is an obligation of (i) a debtor in possession as described in §1107 of the Bankruptcy Code or (ii) a trustee if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code (in either such case, a "Debtor") organized under the laws of the United States or any state therein, or (b) on which the related Obligor is required to pay interest on a current basis and, with respect to either clause (a) or (b) above, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that:  (i) (A) such DIP Collateral Loan is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or (B) such DIP Collateral Loan is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code and (ii) such DIP Collateral Loan is fully secured based upon a current valuation or appraisal report.  Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Collateral Loan following the emergence of the related debtor in possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Disqualified Institutions” means (a) any Person, other than a commercial bank, primarily engaged in the business of lending to middle market or lower-middle market companies or investing in loans to middle-market or lower-middle-market companies or private credit lending or investing, which is in direct or indirect competition with the Borrower, the Equityholder, the Servicer, any sub-advisor of the Servicer, or any Affiliate thereof that is an investment advisor, (b) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority, (c) any activist hedge fund, or (d) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a), (b) or (c) above.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 7 hereto, as such Diversity Scores shall be updated at the option of the Administrative Agent in its sole discretion if Moody’s publishes revised criteria.

“Dollar Advance” means an Advance denominated in Dollars.

“Dollar Equivalent” means (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in a currency other than Dollars, the Dollar equivalent of such amount determined by the Servicer by reference to (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, including, without limitation, any spot rate published by the Custodian and (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Dollar Lender” means each Person listed on Schedule 1 as a “Dollar Lender” as of the Closing Date and any other Person that shall have become a party hereto as a “Dollar Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Dollars” and “$” mean lawful money of the United States of America.

“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

“EBITDA” means, with respect to the Obligor of any Collateral Loan for any Relevant Test Period, the meaning of the term “Adjusted EBITDA,” the term “EBITDA” or any comparable definition in the Related Documents for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Documents have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan) as determined in the good faith discretion of the Servicer, and, in any case that the term “Adjusted EBITDA,” the term “EBITDA” or such comparable definition is not defined in such Related Documents, an amount, for the principal Obligor thereunder and any of its parents that are obligated as guarantor pursuant to the Related Documents for such Collateral Loan and any of its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate and any other item the Servicer and the Administrative Agent mutually deem to be appropriate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Collateral Loan” means, as of any date of determination, a Collateral Loan that meets each of the following criteria:

(a)          is (i) a First Lien Loan, (ii) a Second Lien Loan or (iii) a First Lien Last Out Loan;

(b)          if such Collateral Loan is a Class 4 Loan, it is not a Cov-Lite Loan;

(c)          the Obligor of such Collateral Loan has a minimum EBITDA of the Dollar Equivalent of $15,000,000 for the most recently ended Relevant Test Period for which financial statements have been delivered to the Borrower as of the related Trade Date (other than with respect to a Recurring Revenue Loan);

(d)          was acquired by the Borrower for a price of not less than 80% of its Principal Balance, unless otherwise agreed to in writing by the Administrative Agent;

(e)           is not a Defaulted Collateral Loan at the time of acquisition by the Borrower;

(f)           is denominated in a Permitted Currency and does not permit the currency or country in which such Collateral Loan is payable to be changed except to another Permitted Currency;

(g)          at the time of acquisition by the Borrower, the relevant Obligor’s principal place of business and/or incorporation and/or headquarters are in an Eligible Country;

(h)          the Related Documents for such Collateral Loan are governed by the laws of the United States, Canada, the United Kingdom or a member state of the European Union;

(i)           is not a credit linked note or a single purpose real estate or construction loan;

(j)           does not constitute Margin Stock and is not by its terms convertible into or exchangeable for an equity security at the option of either the Borrower thereof or the holder, and the Borrower has not received attached warrants to purchase equity securities with respect thereto;

(k)          has an original term to maturity of not more than eight (8.0) years (or not more than 8.5 years with respect to Second Lien Loans);

(l)           has been approved by the Administrative Agent in its sole discretion;

(m)         the Related Documents for such Collateral Loan permit the pledge to the Collateral Agent by the Borrower (or any consents, approvals or other conditions required for the pledge of such Collateral Loan to the Collateral Agent by the Borrower have been obtained, effected and/or satisfied, as applicable);

(n)          in the case of a Fixed Rate Loan, pays interest in cash equivalent to at least 7.50% per annum;

(o)         it is capable of being sold, assigned or participated to the Borrower, together with any associated security, without any breach of applicable selling restrictions, any contractual provisions or any legal or regulatory requirements and the Borrower does not require any authorizations, consents, approvals or filings (other than such as have been obtained or effected) as a result of or in connection with any such sale, assignment or participation under any Applicable Law;

(p)          is not subject to a tender offer from the related Obligor other than (A) a Permitted Offer or (B) an exchange offer in which a security is exchanged for a security that would otherwise qualify for purchase herein;

(q)          is not a Structured Finance Obligation, a DIP Collateral Loan, a Zero Coupon Obligation or a Synthetic Security;

(r)          is not a corporate rescue loan, PIK Loan, unsecured senior loan or Mezzanine Obligation;

(s)          is not a project, shipping/aircraft or infrastructure/construction financing;

(t)          for which the relevant Obligor of such Collateral Loan is not a Governmental Authority (other than Eligible Investments);

(u)          for which the Obligor of such Collateral Loan is not a commodity trader and producer, an oil field services company or other entity highly exposed to commodity price/volume risk;

(v)          for which the relevant Obligor of such Collateral Loan is not operating, domiciled or conducting business in a country subject to Sanctions;

(w)         is not a lease;

(x)          if such Collateral Loan is a Class 1 Loan, as of the date of its acquisition, such Collateral Loan is not rated below “Caa1” by Moody’s or below “CCC+” by S&P; and

(y)          will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

provided that the Administrative Agent may agree in writing to specifically waive any criteria set forth above (other than clauses (o), (q), (v) and (y)) with respect to any single Collateral Loan (it being understood that the Administrative Agent shall not be required to provide any such waiver under any circumstances), and upon such waiver, such waived criteria will not constitute criteria for such Collateral Loan to qualify as an “Eligible Collateral Loan”.

“Eligible Country” means (a) the United States, (b) Canada, (c) the United Kingdom and (d) OECD countries with a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P.

“Eligible Currency Advance” means any CAD Advance, Euro Advance or GBP Advance.

“Eligible Investments” means any Available Currency investment that, at the time it is Delivered, is Cash or one or more of the following obligations or securities:

(a)          direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)         demand or time deposits in, certificates of deposit of, bank deposit products, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof, the United Kingdom or, if consented to by the Administrative Agent in its sole discretion, the jurisdiction or any constituent jurisdiction thereof of any Available Currency (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c)          commercial paper that (i) is payable in an Available Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and

(d)          units of money market funds having a rating of the Highest Required Investment Category from each of S&P and Moody’s (or, if such money market fund is only rated by one of Moody’s or S&P, the Highest Required Investment Category from such rating agency).

No Eligible Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating.  Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition) or acts as offeror of.  The Collateral Agent, the Securities Intermediary and Custodian shall have no obligation to determine or oversee compliance with the foregoing or to determine whether an investment is an “Eligible Investment”.

“Equity Security” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, reorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

“Equityholder” has the meaning given to such term in the recitals and any successor thereto in accordance herewith.

“Equityholder Collateral Loan” means each Collateral Loan sold, participated and/or contributed by the Equityholder to the Borrower pursuant to the Loan Sale Agreement.

“Equityholder Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Principal Balance of all Equityholder Collateral Loans acquired by the Borrower prior to such date minus (b) the aggregate Principal Balance of all Equityholder Collateral Loans (other than Warranty Collateral Loans) distributed to or repurchased by the Equityholder or an Affiliate thereof prior to such date.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan under Section 4041(c) of ERISA or to have a trustee appointed to administer any Plan under Section 4042 of ERISA, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; (i) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (j) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Code Section 414(b) or (c) or, for purposes of ERISA Section 302 or Code Section 412, Section 414(m) or (o) of the Code with the Borrower.

“Erroneous Payment” has the meaning assigned to such term in Section 12.07(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Impacted Advances” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 12.07(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

 “EU Lender” has the meaning assigned to such term in Section 13.23 hereof.

“EU Institutional Investor” has the meaning given to “institutional investor” under the Securitisation Regulation.

“EU Retention Requirements” means Article 6 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).

“EURIBOR” means, for any Interest Accrual Period, with respect to any Euro Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Accrual Period for deposits in Euros with a term equivalent to one month; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a one-month maturity are offered by the principal London office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m. (London time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Euro Advance” means an Advance denominated in Euros.

“Euros” or “€” means the lawful currency of the EEA Member Countries that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Excess Concentration Amount” means, as of any date of determination on which any one or more of the Concentration Limitations are exceeded, an amount (calculated by the Servicer and without duplication) equal to the Dollar Equivalent of the portion of the Adjusted Principal Balance of each Eligible Collateral Loan that causes such Concentration Limitation to be exceeded.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Interest Collection Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 9.01(a)(i)(A), (B), (C), (D) and (E), on the next Payment Date, any prepayment date or the Final Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Loan included as part of the Collateral, which amount is attributable to the payment of any Taxes imposed by any Governmental Authority on such Collateral Loan or on any underlying asset securing such Collateral Loan and (b) any amount received in the Collection Account (or other applicable account) representing (i) any amount representing a reimbursement of insurance premiums and (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under a Related Document, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Excluded Principal Distributions” means Permitted Distributions and Permitted RIC Distributions of Principal Proceeds designated as “Excluded Principal Distributions” by mutual agreement of the Servicer and Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party:  (a) Taxes imposed on or measured by a Secured Party’s net income (however denominated), franchise Taxes imposed on a Secured Party, and branch profits Taxes imposed on a Secured Party, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located or, in the case of any Secured Party, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 13.03(g), and (d) Taxes imposed under FATCA.

“Exercise Notice” has the meaning specified in Section 6.03.

“Expedited Notice of Borrowing” has the meaning assigned to such term in Section 2.03(d).

“Extension Request” means a written request by the Borrower substantially in the form of Exhibit G to extend the Facility Termination Date for an additional period of not greater than one year.

“Facility Amount” means (a) on or prior to the Facility Termination Date, an amount equal to the Maximum Facility Amount (as such amount may be reduced from time to time pursuant to Section 2.07) and (b) following the Facility Termination Date, the outstanding principal balance of all of the Advances.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Collateral Agent Fee Letter, the Custodian Agreement, the Lender Fee Letter, the BNP Fee Letter, the Loan Sale Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest in the Collateral.

“Facility Reduction Fee” has the meaning assigned to such term in the Lender Fee Letter.

“Facility Termination Date” means the last day of the Reinvestment Period (as and to the extent extended in accordance with Section 2.16).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any related provisions of law, court decisions or administrative guidance, any treaty or intergovernmental agreement between the United States and another taxing jurisdiction, any implementing legislation, regulations, guidance notes or rules in respect of any intergovernmental agreement, and any agreement entered into with a taxing authority under or with respect to any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing; provided, further, that if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Fee Basis Amount” means, for any Payment Date, an amount equal to the arithmetic mean of (i) the Aggregate Principal Balance of all Eligible Collateral Loans plus (ii) the Principal Proceeds and Eligible Investments made with Principal Proceeds on deposit in the Collection Account, in each case, on the first day and on the last day of the related Interest Accrual Period.

“Final Maturity Date” means the earlier to occur of (i) the Business Day 24 months after the last day of the Reinvestment Period and (ii) the date on which the Final Maturity Date is declared pursuant to Section 6.01.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“First Lien First Out Loan” means one or more tranches of First Lien Loans issued by an Obligor under the same Related Documents as a First Lien Last Out Loan that at any time prior to and/or after an event of default under the Related Documents, will be paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement before such First Lien Last Out Loan is paid.

“First Lien Last Out Loan” means a Collateral Loan that would be a First Lien Loan but for the fact that at any time prior to and/or after an event of default under the Related Documents, such Collateral Loan will be paid after one or more tranches of First Lien First Out Loans issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement; provided that (x) if the First Out Leverage of such Collateral Loan of an Obligor having its principal place of business and/or incorporation and/or headquarters in the United States or Canada is less than 0.25:1.00 or (y) if the First Out Leverage of such Collateral Loan of an Obligor having its principal place of business and/or incorporation and/or headquarters in an Eligible Country (other than the United States or Canada) is less than 1.25:1.00, in each case as determined by the Servicer in accordance with the Servicing Standard for the most recently ended Relevant Test Period for which financial statements have been delivered to the Borrower prior to the related Trade Date, then such Collateral Loan shall not constitute a First Lien Last Out Loan (and will constitute a First Lien Loan); provided, further, that, the Administrative Agent may propose certain additional terms or conditions for any individual Collateral Loan to constitute a First Lien Loan pursuant to the immediately preceding proviso prior to approving such Collateral Loan, and in the event that such Collateral Loan does not satisfy such additional terms or conditions, such Collateral Loan shall not constitute a First Lien Loan (and if the Administrative Agent imposes any additional term or condition and such term or condition is not satisfied, such Collateral Loan shall be deemed a rejection of an Approval Request).

“First Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:

(a)         is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation of the relevant obligor of such loan for borrowed money in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Lien, Working Capital Revolvers or with respect to trade claims, capitalized leases or similar obligations);

(b)         is secured by a pledge of collateral, which security interest is (i) validly perfected and first priority under Applicable Law (subject to customary exceptions for permitted liens, including but not limited to tax liens, Permitted Working Capital Liens, and liens accorded priority by law in favor of any Governmental Authority) securing the obligor’s obligations under such Collateral Loan or (ii)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets, a “Permitted Working Capital Lien”) and (2) validly perfected and first priority under Applicable Law on all other collateral (subject to customary exceptions for permitted liens, including but not limited to tax liens, and liens accorded priority by law in favor of any Governmental Authority) securing the obligor’s obligations under such Collateral Loan;

(c)          the Servicer determines in good faith that the value of the collateral securing such Collateral Loan at the time of purchase together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) on or about the time of acquisition is adequate to repay the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by a first priority Lien over the same collateral; and

(d)          provides that the payment obligation of the Obligor on such Collateral Loan is either senior to or pari passu with all other Indebtedness of such Obligor (other than Working Capital Revolvers); and

(e)          for which the Obligor of such loan and its Affiliates has been designated on the date such Collateral Loan was acquired by the Borrower as a “First Lien Loan” by the Administrative Agent.

“First Lien Senior Leverage Cap” means, with respect to any Collateral Loan, if such Collateral Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 7.00:1.00, (b) a Class 2 Loan, a Senior Net Leverage Ratio of 7.00:1.00, (c) a Class 3 Loan, a Senior Net Leverage Ratio of 6.50:1.00 or (d) a Class 4 Loan, a Senior Net Leverage Ratio of 5.50:1.00; provided, that the First Lien Senior Leverage Cap for any Cap Adjusted Loan shall be, if such Cap Adjusted Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 8.00:1.00, (b) a Class 2 Loan, a Senior Net Leverage Ratio of 8.00:1.00, (c) a Class 3 Loan, a Senior Net Leverage Ratio of 7.50:1.00; (c) a Class 4 Loan, a Senior Net Leverage Ratio of 6.50:1.00.

“First Lien Senior Leverage Cut-Off” means, with respect to any Collateral Loan, if such Collateral Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 6.00:1.00, (b) a Class 2 Loan, a Senior Net Leverage Ratio of 5.50:1.00, (c) a Class 3 Loan, a Senior Net Leverage Ratio of 5.50:1.00 or (d) a Class 4 Loan, a Senior Net Leverage Ratio of 5.00:1.00.

“First Out Leverage” means the ratio of (x) the sum of first out indebtedness and Working Capital Revolver capacity that is secured by a Permitted Working Capital Lien to (y) EBITDA.

“Fixed Rate Loan” means any Collateral Loan that bears a fixed rate of interest.

“Foreign Currency Advance Amount” means, on any Measurement Date, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all CAD Advances outstanding on such date, plus (b) the Dollar Equivalent of the aggregate principal amount of all Euro Advances outstanding on such date, plus (c) the Dollar Equivalent of the aggregate principal amount of all GBP Advances outstanding on such date, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” has the meaning specified in the definition of Deliver.

“Fundamental Amendment” means, with respect to each Lender, any amendment, modification, waiver or supplement of or to this Agreement or any Facility Document that would (a) increase or extend the term of the Individual Lender Maximum Funding Amounts or change the Final Maturity Date (other than an increase of the Individual Lender Maximum Funding Amount of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a benchmark replacement or a pricing grid), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Coverage Test,” “Collateral Quality Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Class 1A Borrowing Base,” “Class 1B Borrowing Base,” “Class 2A Borrowing Base,” “Class 2B Borrowing Base,” “Class 3A Borrowing Base,” “Class 3B Borrowing Base,” “Class 4A Borrowing Base,” “Class 4B Borrowing Base,” “Class 1A Minimum OC Coverage Test,” “Class 1B Minimum OC Coverage Test,” “Class 2A Minimum OC Coverage Test,” “Class 2B Minimum OC Coverage Test,” “Class 3A Minimum OC Coverage Test,” “Class 3B Minimum OC Coverage Test,” “Class 4A Minimum OC Coverage Test,” “Class 4B Minimum OC Coverage Test,” “Class 1 Loan,” “Class 1A Loan,” “Class 1B Loan,” “Class 2 Loan”, “Class 2A Loan,” “Class 2B Loan,” “Class 3 Loan,” “Class 3A Loan” or “Class 3B Loan,” “Class 4 Loan,” “Class 4A Loan,” “Class 4B Loan” or any component thereof defined therein (in each case, other than any administrative, non-material amendment agreed to by the Borrower and the Administrative Agent), (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period, in each case to the extent such amendment, modification, waiver or supplement relates to such Lender.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“GBP Advance” means an Advance denominated in Pounds Sterling.

“Government Security” has the meaning specified in the definition of “Deliver”.

“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.

"Implied Equity" means, for a Collateral Loan subject to a binding commitment to be contributed to the Borrower on a cashless basis but that has not yet settled, an amount equal to the product of (i) the difference between (x) one, and (y) the Advance Rate of such Collateral Loan, and (ii) the Adjusted Principal Balance of such Collateral Loan, in each case as agreed in connection with the relevant Approval Request.

“Indebtedness” means, with respect to any Person, as of any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such Person as lessee; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, but limited to the lower of (x) the fair market value of such asset as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; and (vii) all Indebtedness of others guaranteed by such Person. Notwithstanding the foregoing, “Indebtedness” does not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (y) a commitment arising in the ordinary course of business to make a future investment or fund subsequent draws under Revolving Collateral Loans, Delayed Drawdown Collateral Loans or the unfunded portion of any existing investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.

“Indemnified Party” has the meaning assigned to such term in Section 13.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” has the meaning assigned to such term in Section 8.09(a).

“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not:  (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or any such Affiliate); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower or (iv) any member of the immediate family of a person described in clauses (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Borrower and (B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Individual Lender Maximum Funding Amount” means, as to each Lender, the maximum amount of Advances to the Borrower that may be lent by such Lender pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Individual Lender Maximum Funding Amount, as applicable, as such amount may be reduced from time to time pursuant to Section 2.07 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 13.06(a).

“Ineligible Collateral Loan” means, at any time, a Collateral Loan or any portion thereof, that fails to satisfy any criteria of the definition of Eligible Collateral Loan as of the date when such criteria are applicable (other than any criteria that has been waived pursuant to the definition thereof); it being understood that such criteria in the definition of Eligible Collateral Loan that is specified to be applicable only as of the date of acquisition of such Collateral Loan shall not be applicable after the date of acquisition of such Collateral Loan.

“Initial AUP Report Date” means June 30, 2024.

“Insolvency Event” means, with respect to any Person, (a) the commencement by such Person of a voluntary case or other proceeding involving its liquidation, winding up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to itself or its debts under any debtor relief law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or such person shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (b) any involuntary case or other proceeding shall be commenced against such person involving its liquidation, winding up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to it or its debts under any debtor relief law that is not dismissed, discharged, stayed or restrained in each case of clause (b) within 60 days of the institution or presentation thereof; or an order for relief is entered in any such proceeding or such person becomes the subject of the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to a substantial part of its property.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest” means, for each day during an Interest Accrual Period with respect to the Advances made with respect to each Loan Class, the sum of the products (for each day elapsed during such Interest Accrual Period or other period) of:

where:

IR     =      the Interest Rate applicable to such Class for such day;

P      =      the principal amount of the Advances made in respect of such Loan Class outstanding on such day; and

D     =      (x) with respect to Advances other than CAD Advances, GBP Advances and Advances bearing interest based on the Prime Rate, 360 days, (y) with respect to CAD Advances and GBP Advances, 365 days and (z) with respect to Advances bearing interest based on the Prime Rate, 365 or 366, as applicable.

“Interest Accrual Period” means (a) with respect to the first Payment Date, the period from and including the Closing Date to and ending on (but excluding) the last Business Day of the calendar month preceding the month in which such Payment Date occurs and (b) with respect to any subsequent Payment Date, the period beginning on (and including) the day immediately following the last day of the prior Interest Accrual Period and ending on (but excluding) the last Business Day of the calendar month preceding the month in which such Payment Date occurs; provided that the final Interest Accrual Period hereunder ends on and includes the day prior to the payment in full of the Advances hereunder.

“Interest Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Interest Coverage Amount” means, as of any date of determination, without duplication, the sum of (a) the aggregate amount of Interest Proceeds that has not been received and that is expected to be received pursuant to the terms of the Collateral Loans (other than interest and other income expected to be received from Defaulted Collateral Loans (until such amounts received on such Defaulted Collateral Loans are treated as Interest Proceeds pursuant to the definition thereof) and Ineligible Collateral Loans) during the relevant Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs and (b) all amounts on deposit in the Interest Collection Subaccount.

“Interest Coverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the Interest Coverage Amount minus the amounts payable on the related Payment Date pursuant to Sections 9.01(a)(i)(A), 9.01(a)(i)(B), and 9.01(a)(i)(C), to (b) all amounts due and payable pursuant to Section 9.01(a)(i)(D) on the related Payment Date.

“Interest Coverage Test” means, as of any date, a test that shall be satisfied if the Interest Coverage Ratio as of such date is equal to or greater than 125%.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a)         all payments of interest and other income received in cash by the Borrower during such Collection Period on the Collateral Loans (including interest purchased with Principal Proceeds, interest and other income received in cash on Ineligible Collateral Loans and the accrued interest received in cash in connection with a sale of any such Collateral Loan during such Collection Period);

(b)          all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with amounts credited to the Revolving Reserve Account;

(c)          all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds;

(d)          commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds; and

(e)          cash contributed to the Borrower that the Borrower specifies in the Contribution Notice shall constitute Interest Proceeds and is deposited into a Collection Account in accordance with Section 8.02 as designated by the Borrower;

provided that:

(1)          as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and

(2)          any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.

“Interest Rate” means, for any Class as of any date of determination, an interest rate per annum equal to the Benchmark applicable to the Available Currency in which such Advance is denominated (or, if at any time the Benchmark cannot be determined, the Base Rate) plus the Applicable Margin.

“Interest Service Coverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, (1) the meaning of “Interest Service Coverage Ratio,” “Pro Forma Interest Service Coverage Ratio” or any comparable term in the Related Documents for such Collateral Loan (provided that such term is a ratio of EBITDA to cash interest expense (and does not take into account principal repayments)), and (2) in any case that “Interest Service Coverage Ratio,” “Pro Forma Interest Service Coverage Ratio” or such comparable term is not defined in such Related Documents (or the foregoing proviso in clause (1) above applies), the ratio, for such Collateral Loan, of (a) EBITDA of the related Obligor for the Relevant Test Period to (b) cash interest expense of such Obligor for the Relevant Test Period, in each case, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the applicable Related Documents.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

"Investor Report” means the ongoing quarterly investor reports required under Article 7(1)(e) of the Securitisation Regulation and the Article 7 Technical Standards applicable thereto (as such reports may be amended and/or simplified from time to time).

“IRS” means the U.S. Internal Revenue Service.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” means each Dollar Lender and each Multicurrency Lender, as applicable.

“Lender Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Lenders and the Borrower, as amended or supplemented from time to time, and any other fee letter between a Lender and the Borrower that identifies itself as a Lender Fee Letter hereunder.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket outside attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other)  of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction). Notwithstanding the foregoing, “Lien” shall not include (i) customary restrictions on assignments or transfers thereof on customary and market-based terms pursuant to the Related Documents relating to any Collateral Loan or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer.

“Listed Collateral Loan” means, at any time, a Collateral Loan for which three or more bids are quoted and available from Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X) or another nationally recognized broker-dealer or nationally recognized quotation service requested by the Servicer and approved from time to time by the Administrative Agent and the Majority Lenders, subject in each case to the proviso in the definition of “Listed Value”.

“Listed Value” means, for any Listed Collateral Loan at any time, the bid price for such Collateral Loan most recently quoted by Loan Pricing Corporation or Mark-it Partners (formerly known as Loan X) and obtained by the Servicer, or quoted by another nationally recognized broker-dealer or nationally recognized quotation service as may be approved from time to time by the Administrative Agent if so requested by the Borrower or the Servicer, provided that if the Administrative Agent determines in its sole discretion that such bid price is not current or does not reflect a bona fide trading level for such Collateral Loan, then such Collateral Loan will not be considered a “Listed Collateral Loan” and the “Loan Value” of such Collateral Loan will be determined in accordance with clause (b)(ii) of the definition of Loan Value.

“LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement, dated as of the Closing Date, of the Borrower (as amended, restated, amended and restated, or otherwise modified).

“LLC Interests” means the limited liability company interests of the Borrower from time to time.

“Loan Class” means a Class 1A Loan, a Class 1B Loan, a Class 2A Loan, a Class 2B Loan, a Class 3A Loan, a Class 3B Loan, a Class 4A Loan or a Class 4B Loan, as applicable.

"Loan Report” means the ongoing quarterly portfolio level disclosure reports required under Article 7(1)(a) of the Securitisation Regulation and the Article 7 Technical Standards applicable thereto (as such reports may be amended and/or simplified from time to time).

“Loan Sale Agreement” means that certain Sale Agreement, dated as of the Closing Date, by and between the Equityholder and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Type” means a First Lien Loan, a First Lien Last Out Loan, a Second Lien Loan or a Recurring Revenue Loan, as applicable.

“Loan Value” means, with respect to each Collateral Loan, as of any date of determination and expressed as a percentage of the Principal Balance of such Collateral Loan, a percentage equal to:

(a)          if a Revaluation Event has not occurred with respect to such Collateral Loan, (i) if the Administrative Agent has so determined, the value determined by the Administrative Agent in its sole discretion prior to the time of purchase by the Borrower and notified to the Borrower in the notice approving the Collateral Loan, otherwise (ii) the purchase price of such Collateral Loan (without deducting any original issue discount unless the original issue discount is in excess of 3%) (the “Initial Loan Value”);

(b)          if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is not a Defaulted Collateral Loan:

(i)           if such Collateral Loan is a Listed Collateral Loan as of such date, the lesser of (x) the Listed Value of such Collateral Loan as at such date and (y) the Initial Loan Value; and

(ii)          if such Collateral Loan is not a Listed Collateral Loan as of such date:

(A)          and the Servicer provides three bona fide bids that are acceptable to the Administrative Agent (in its sole discretion), the average of such bona fide bids; otherwise

(B)          the fair market value of such Collateral Loan as determined by the Administrative Agent in its sole discretion.

(c)          if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is a Defaulted Collateral Loan, the fair market value of such Collateral Loan as determined by the Administrative Agent in its sole discretion; and

(d)          for any PIK Loan (other than a Partial PIK Loan) or Equity Security, zero.

If the Borrower disagrees with the Loan Value assigned by the Administrative Agent to a Collateral Loan pursuant to clause (b)(ii) or (c) above (an “Agent Valuation”), then the Borrower may at its own expense from the date on which the Administrative Agent assigned the Agent Valuation obtain an Appraisal (the “New Valuation”) from an Approved Valuation Firm or a valuation firm selected by the Borrower with the consent of the Administrative Agent (such process, a “Valuation Agent Dispute” and such Collateral Loan, a “Disputed Collateral Loan”).  If a New Valuation is obtained, then the New Valuation shall be treated as the amended Loan Value, otherwise the Agent Valuation shall be treated as the amended Loan Value.  Once a New Valuation is determined, the Administrative Agent may not assign a Loan Value for such Collateral Loan pursuant to clause (b)(ii) or (c) above unless either (1) another Revaluation Event subsequently occurs with respect to such Collateral Loan, or (2) the Administrative Agent or the Servicer obtains knowledge of additional adverse information relating to such Disputed Collateral Loan or the related Obligor which could reasonably be expected to have material and adverse effect on the Disputed Collateral Loan or creditworthiness of such Obligor; provided that (x) such information is not previously known by the Administrative Agent and (y) such information was obtained by the Administrative Agent after the most recent determination of the New Valuation of such Eligible Collateral Loan.

With respect to any Disputed Collateral Loan, following resolution of such dispute pursuant to this definition, the Loan Value for such Disputed Collateral Loan shall be deemed to have been determined at the time of the Agent Valuation and no Default pursuant to Section 6.01(m) shall have been deemed to have occurred as a result of such Disputed Collateral Loan during the period commencing on the date that the Borrower notified the Administrative Agent that it intends to dispute the Loan Value thereof and ending on the date the New Valuation is obtained.

“Lookback Period” means five RFR Banking Days.

“Majority Lenders” means, as of any date of determination, (x) the Administrative Agent and (y) Lenders collectively having aggregate Percentages greater than 50%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Individual Lender Maximum Funding Amounts shall be excluded from the determination of Majority Lenders.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), properties, financial condition or operations of the Borrower or the Servicer either individually or taken as a whole or their subsidiaries, (b) the validity or enforceability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans or the Related Documents generally or any material portion of the Collateral Loans or the Related Documents, (c) the rights or remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower or the Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral; provided that, for the avoidance of doubt, “Material Adverse Effect” does not include the occurrence of a Revaluation Event, Material Modification or change in Loan Value in relation to any one or more Eligible Collateral Loans.

“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of, or supplement to, a Related Document with respect thereto (it being understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Related Documents shall not constitute an amendment or modification to such Related Document) executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:

(a)          reduces, defers or forgives any principal amount of such Collateral Loan;

(b)          reduces or forgives one or more interest payments which reduces the spread or coupon by more than 50 basis points or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than (x) any deferral or capitalization already expressly permitted by the terms of its Related Documents or pursuant to the application of a pricing grid, in each case, as of the date such Collateral Loan was acquired by the Borrower or (y) any change related to the replacement of a benchmark rate);

(c)          extends, delays or waives any date fixed for any scheduled payment (including at maturity) of principal on such Collateral Loan, subject to any grace period agreed to by the Administrative Agent at the time of such modification;

(d)         in the case of a First Lien Last Out Loan or a First Lien Loan, contractually or structurally subordinates such Collateral Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor (other than as permitted by the terms of the Related Documents on the date such Collateral Loan was acquired);

(e)         substitutes, alters, releases or terminates any material portion of the underlying assets securing such Collateral Loan (other than as expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower (or the Servicer on behalf of the Borrower)) or releases any material guarantor or co-Obligor from its obligations with respect thereto (other than as expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower (or the Servicer on behalf of the Borrower));

(f)          modifies (i) any term or provision of the Related Documents of such Collateral Loan that materially and adversely impacts the calculation of any financial covenant, the definition of “Permitted Liens” (or any analogous definition) or (ii) the defined term "Default" or "Event of Default" (or the equivalent terms) in the Related Documents with respect to such Collateral Loan; or

(g)          results in change of currency of the Collateral Loan.

“Maximum Available Amount” means, on any date of determination, an amount equal to the lesser of:

(a)          the Maximum Facility Amount at such time; and

(b)          the Borrowing Base (calculated after giving effect to the deposit or investment of such borrowed funds on the borrowing date).

“Maximum Facility Amount” means, on any date of determination, $400,000,000 (as such amount may be reduced pursuant to Section 2.07); provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied.

“Maximum Portfolio Amount” means, on any date of determination, the sum of (i) the Maximum Facility Amount and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) (including contributions of Collateral Loans, which shall be considered to have been contributed at the Adjusted Principal Balance thereof) less any principal distributions to the Equityholder other than Excluded Principal Distributions.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Loans as of such date is less than or equal to eight (8.0) years.

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date and (c) each Monthly Report Determination Date.

“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.

“Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the OC Ratio as of such date is equal to or greater than 1:00:1:00.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Report” has the meaning assigned to such term in Section 8.07(a).

“Monthly Report Determination Date” has the meaning assigned to such term in Section 8.07(a).

“Monthly Reporting Date” has the meaning assigned to such term in Section 8.07(a).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Moody’s Rating” has the meaning specified in Schedule 10 hereto.

“Multicurrency Lender” means each Person listed on Schedule 1 as a “Multicurrency Lender” as of the Closing Date and any other Person that shall have become a party hereto as a “Multicurrency Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net-Debt-to-Recurring-Revenue Ratio” means, with respect to any Collateral Loan for any period, the meaning of “Net-Debt-to-Recurring-Revenue Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Net-Debt-to-Recurring-Revenue Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) indebtedness of the related Obligor under such Collateral Loan and all other indebtedness of such Obligor that is senior or pari passu in right of payment to such Collateral Loan minus Unrestricted Cash and cash equivalents to (b) TTM Recurring Revenue, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents; provided that, in the event of a lack of any such information necessary to calculate the Net-Debt-to-Recurring-Revenue Ratio for any Collateral Loan, the Net-Debt-to-Recurring-Revenue Ratio for such Collateral Loan shall be a ratio calculated by the Administrative Agent in its sole discretion after consultation with the Servicer on behalf of the Borrower or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard.

“Non-Dollar Sublimit” means the lesser of (x) 30% of the Maximum Facility Amount and (y) the sum of the Individual Lender Maximum Funding Amounts of the Multicurrency Lenders. The Non-Dollar Sublimit is part of, and not in addition to, the Maximum Facility Amount.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04, substantially in the form of Exhibit A.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.03(a).

“Notice of Prepayment” has the meaning assigned to such term in Section 2.06(a).

“Oak Hill Advisor Group” means Oak Hill Advisors LP , its subsidiaries, their respective affiliated investment managers, investment advisors, sub-advisers, managing members or general partners and any other related Person or successor that serves in a similar capacity, in each case, through which Oak Hill Advisors LP’s and its subsidiaries’ investment management, advisory or related activities are effectuated, excluding any Person within the T. Rowe Group.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower (without regard to any Servicer Expense Cap or Administrative Expense Cap).

“Obligor” means, in respect of any Collateral Loan, each Person obligated to pay Collections in respect of such Collateral Loan, including any applicable guarantors; provided that for purposes of determining the domicile of an Obligor for purposes of the definitions of Concentration Limitations and Eligible Collateral Loan, the term “Obligor” shall only include the Person in respect of which the Collateral Loan was principally underwritten.

“OC Ratio” means, as of any Business Day, the ratio of (a) the sum of (i) the Borrowing Base plus (ii) the Implied Equity in connection with any acquisition of Collateral Loans for which the Borrower has entered into a binding commitment to acquire that have not yet settled to (b) the OC Ratio Denominator.

“OC Ratio Breach” means, on any Business Day, a failure of the Minimum OC Coverage Test.

“OC Ratio Denominator” means, as of any Business Day, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal balance of the Advances, (b) the Dollar Equivalent of the aggregate cash purchase price of all Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled, and (c) for Collateral Loans subject to a binding commitment to be contributed to the Borrower on a cashless basis that have not yet settled, the Adjusted Principal Balance of such Collateral Loan as agreed in connection with the relevant Approval Request.

“OC Ratio Posting Payment” has the meaning assigned to such term in Section 6.02.

“OECD” means the Organisation for Economic Co-Operation and Development.

“OFAC” means the U.S. Office of Foreign Assets Control.

"OHA Group" means the Oak Hill Advisor Group, the T. Rowe Group and any of their respective Affiliates.

“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.03(h)).

“Partial PIK Loan” means a Collateral Loan where an Obligor has elected (and such election remains effective) to pay only a portion of the accrued and unpaid interest in cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in cash pursuant to the terms of the applicable Related Documents carries a current cash pay interest rate paid, if at a fixed rate, not less than 7.50% per annum or, if at a floating rate, not less than 2.25% per annum above the applicable index and (y) the terms of the applicable Related Documents do not permit the amount of current cash pay interest to be less than 25%  of the original specified interest rate.

“Participant” means any bank or other Person to whom a participation is sold as permitted by Section 13.06(c).

“Participant Register” has the meaning assigned to such term in Section 13.06(c)(ii).

“PATRIOT Act” has the meaning assigned to such term in Section 13.15.

“Payment Account” has the meaning assigned to such term in Section 8.03.

“Payment Date” means August 15, 2024, and after such date, the 15th day of each month; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“Payment Recipient” has the meaning assigned to such term in Section 12.07(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” means with respect to any Lender as of any date of determination, (a) with respect to each Lender party listed on Schedule 1, the percentage applicable to such Lender on such date of determination as specified on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, and (b) with respect to each Lender not listed on Schedule 1 that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.

"Periodic Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates.

“Permitted Currencies” means Pounds Sterling, Euro, Dollars and Canadian Dollars and any other currency consented to by the Administrative Agent and available to the Collateral Agent and Securities Intermediary; provided that any currency other than Dollars is subject to the establishment by the Borrower at the Securities Intermediary of an account into which the Collateral Agent may deposit Collateral that is denominated in such other currency and that is subject to the Lien of the Collateral Agent; provided further that neither the Collateral Agent nor the Securities Intermediary shall be obligated to establish such account or accept or hold any foreign currency security or other asset to the extent it reasonably determines that holding such currency, security or asset would violate any law, rule, regulation or internal policy applicable to the Collateral Agent or Securities Intermediary.

“Permitted Distribution” means, on any Business Day, distributions of (a) Interest Proceeds so long as immediately after giving effect to such Permitted Distribution, the Borrower and the Servicer reasonably expects in good faith that there will be sufficient amounts available in the Interest Collection Subaccount (including taking into account Scheduled Distributions expected to be received on or prior to the related Determination Date for the next Payment Date) to pay all amounts the Borrower and the Servicer reasonably expects in good faith to be due under Section 9.01(a)(i) on the next Payment Date (based on the then-current outstanding principal amount of the Advances and other costs and expenses invoiced as of such date or expected to be invoiced prior to the next Payment Date) and (b) prior to the last day of the Reinvestment Period, Principal Proceeds (including proceeds of an Advance); provided that amounts may be distributed pursuant to this definition so long as (i) no Event of Default has occurred and is continuing (or would occur immediately after giving effect to such Permitted Distribution), and (ii) in the case of a distribution described in clause (b) above, the Advance Date Distribution Test would be satisfied immediately after giving effect to such Permitted Distribution. Notwithstanding the foregoing, nothing in this definition shall limit the right or ability of the Borrower to make a Permitted RIC Distribution.

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Facility Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Collateral Loan, the Lien in favor of the Borrower herein and Liens permitted under the underlying documents related to such Collateral Loan, (g) as to any agented Collateral Loan, Liens in favor of any agent on behalf of all the lenders to the related obligor, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing, (i) purchase money security interests in certain items of equipment, (j) other customary Liens permitted with respect to the Collateral consistent with the Servicing Standard and (k) liens accorded priority by law in favor of any Governmental Authority.

“Permitted Offer” means a tender offer pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in Cash.

“Permitted RIC Distribution” means distributions to the Equityholder (from a Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower reasonably determines to be required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Administrative Agent in its sole discretion) and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (x) the Minimum OC Coverage Test is satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), (y) the Borrower certifies the above in a RIC Distribution Notice to the Administrative Agent at least two (2) Business Days prior to the applicable distribution and (z) the Borrower provides at least two (2) Business Days’ prior written notice thereof to the Administrative Agent and the Collateral Agent.

“Permitted Working Capital Lien” has the meaning assigned to such term in the definition of “First Lien Loan”.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a Collateral Loan (other than a Partial PIK Loan and any Collateral Loan that would be a Partial PIK Loan if the related Obligor exercises its option under the Related Documents to defer cash payment of a portion of the accrued and unpaid interest) that permits the Obligor thereon to defer or capitalize any portion of the accrued interest thereon.

“Plan” means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Plan Asset Rule” has the meaning assigned to such term in Section 4.01(m).

“Portfolio Advance Rate Adjustment” means, as of any date of determination, the percentage set forth on the table below corresponding to the highest Diversity Score then applicable to the Collateral Loans:

Diversity Score	Advance Rate Adjustment
Less than 4	0%
Greater than or equal to 4, but less than 6	40%
Greater than or equal to 6, but less than 10	60%
Greater than or equal to 10, but less than 12	80%
Greater than or equal to 12	100%

“Post-Default Rate” means a rate per annum equal to the Interest Rate otherwise in effect pursuant to this Agreement plus 2.00% per annum.

“Potential Servicer Event of Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute a Servicer Event of Default.

“Pounds Sterling” and “₤” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Principal Balance” means, with respect to any loan, as of any date of determination, the outstanding principal amount of such loan, excluding any capitalized interest.

“Principal Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any amounts received by the Borrower as equity contributions (howsoever designated).

“Priority of Payments” has the meaning assigned to such term in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9-102(a)(64) of the UCC and, in any event, shall include any and all amounts from time to time paid or payable under or in connection with such asset or property.

“QIB” has the meaning assigned to such term in Section 13.06(e).

“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(i) that has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Qualified Purchaser” has the meaning assigned to such term in Section 13.06(e).

“Recurring Revenue” means, with respect to any Obligor, (a) the “Recurring Revenue” of such Obligor or any comparable term defined in the Related Documents, or (b) in the case of a Collateral Loan with respect to which the Related Documents do not include a definition of “Recurring Revenue” or any comparable term, the amount of revenues of such Obligor in respect of perpetual licenses, subscription agreements, maintenance streams or other similar and perpetual cash flow streams, as calculated by the Administrative Agent in its sole discretion after consultation with the Servicer or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“Recurring Revenue Loan” means a Collateral Loan that meets each of the following criteria as of the date of acquisition by the Borrower, subject to waiver by the Administrative Agent in accordance with the definition of Eligible Collateral Loan hereto (for the avoidance of doubt, if the Collateral Loan does not meet the below listed conditions, but such failure is waived by the Administrative Agent, such Collateral Loan shall still be subject to the Advance Rates, Concentration Limitations and Revaluation Events applicable to Recurring Revenue Loans set forth herein):

(i)           such Collateral Loan is a First Lien Loan or a First Lien Last Out Loan;

(ii)         the Obligor with respect to such Collateral Loan is in a high growth industry or industry that customarily has businesses with recurring revenue models as determined by the Administrative Agent in its sole discretion or, if agreed to by the Administrative Agent, by the Servicer, in good faith in accordance with the Servicing Standard;

(iii)         the Obligor with respect to such Collateral has generated a minimum of $50,000,000 in TTM Recurring Revenue during the most recent Relevant Test Period;

(iv)         the Net-Debt-to-Recurring-Revenue Ratio with respect to such Collateral Loan is less than 2.50:1.00 as of the later of the initial closing date of such Collateral Loan or the most recent measurement date under the Related Documents for such Collateral Loan, as applicable;

(v)          the Related Documents for such Collateral Loan require the Obligor with respect to such Collateral Loan to meet a minimum of two (2) financial covenants, including a covenant for minimum liquidity and maximum ratio of principal loan amount outstanding to TTM Recurring Revenue, as determined by the Administrative Agent in its sole discretion; and

(vi)         such Collateral Loan has been classified as a Recurring Revenue Loan by the Administrative Agent.

“Register” has the meaning assigned to such term in Section 13.06(d).

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is the third anniversary of the Closing Date (or such later date as may be agreed by the Borrower, the Administrative Agent and each Lender pursuant to Section 2.16) and (b) the date of the termination of the Individual Lender Maximum Funding Amounts pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, guarantying, governing or giving rise to such Collateral Loan, in each case together with all amendments, modifications or extensions agreed or granted thereto.

“Related Loan Class” means (i) with respect to Class 1A Loans, Class 1B Loans, (ii) with respect to Class 2A Loans, Class 2B Loans, (iii) with respect to Class 3A Loans, Class 3B Loans and (iv) with respect to Class 4A Loans, Class 4B Loans.

“Relevant Recipient” has the meaning assigned to such term in Section 13.23 hereof.

“Relevant Test Period” means, with respect to any Collateral Loan, the relevant test period for the calculation of EBITDA, Interest Service Coverage Ratio or Senior Net Leverage Ratio, as applicable, for such Collateral Loan in the applicable Related Documents or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Loan; provided that, with respect to the calculation of EBITDA, Interest Service Coverage Ratio or Senior Net Leverage Ratio in connection with determining whether a Revaluation Event has occurred, if no test period is provided in the applicable Related Documents but the related Obligor delivers monthly financial statements, each Relevant Test Period shall be the period of the last twelve consecutive reported calendar months; provided further that, with respect to any Collateral Loan for which the relevant test period is not provided for in the applicable Related Documents, if an Obligor is a newly-formed entity as to which four consecutive fiscal quarters have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or closing date of the applicable Collateral Loan to the end of the fourth fiscal quarter (or, with respect to Revaluation Events and Obligors that deliver monthly financial statements, twelfth calendar month) from the date of formation or closing, as applicable, and shall subsequently include each period of the last four consecutive reported fiscal quarters (or, with respect to Revaluation Events and Obligors that deliver monthly financial statements, twelve consecutive calendar months) of such Obligor.

“Reporting Agent” means an entity, that shall be appointed as agent by or on behalf of the Borrower to deliver, prepare and/or make available the documents, reports and other information required pursuant to Article 7 of the Securitisation Regulation or data related thereto.

“Reporting Entity” has the meaning assigned to such term in Section 13.23 hereof.

“Requested Amount” has the meaning assigned to such term in Section 2.03.

"Required Information” has the meaning assigned to such term in Section 13.23 hereof.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) in the case of (i) a corporation or (ii) a partnership or limited liability company that, in each case, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, managing director, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) without limitation of clause (a)(ii), in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) without limitation of clause (a)(ii), in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) an “authorized signatory” or “authorized officer” that has been so authorized pursuant to customary corporate proceedings, limited partnership proceedings, limited liability company proceedings or trust proceedings, as the case may be, and that has responsibilities commensurate with the matter for which it is acting as a Responsible Officer:  the initial “authorized signatories” of the parties hereto are set forth on Schedule 6 (as such Schedule 6 may be modified from time to time by written notice), and (f) in the case of the Custodian, the Securities Intermediary, the Collateral Agent or Administrative Agent, an officer of the Custodian, the Securities Intermediary, the Collateral Agent or Administrative Agent, as applicable, duly authorized to act for or on behalf of such Person and, in each case, having direct responsibility for the administration of this Agreement, the Custodian Agreement or the Account Control Agreement, as the case may be.

“Retention Basis Amount” means the nominal value of all Collateral Loans held by the Borrower from time to time.

“Revaluation Event” means, with respect to any Collateral Loan as of any date of determination after the related Trade Date, the occurrence of any one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):

(a)         with respect to any Class 1 Loan, either S&P or Moody’s downgrades such Collateral Loan (i) two or more notches below the rating at the time of acquisition or (ii) to “CCC+” or below by S&P or “Caa1” or below by Moody’s; provided that any credit on negative watch will be treated as having been downgraded by one rating subcategory;

(b)          with respect to any Class 2 Loan, Class 3 Loan and Class 4 Loans, the Interest Service Coverage Ratio of the Obligor of such Collateral Loan as of any Relevant Test Period (x) decreases by 20.0% or more from the level for the Relevant Test Period most recently ended prior to the date the Collateral Loan was acquired by the Borrower (or on such baseline Interest Service Coverage Ratio as may be reasonably agreed to by the Administrative Agent and the Borrower (or the Servicer on its behalf)) and (y) is less than 1.60:1.00; provided that no Revaluation Event shall be deemed to have occurred if the Interest Service Coverage Ratio of the Obligor of such Collateral Loan as of any Relevant Test Period is greater than 2.00:1.00;

(c)          with respect to any Class 2 Loan, Class 3 Loan and Class 4 Loans, the Senior Net Leverage Ratio of the related Obligor with respect to such Collateral Loan as of any Relevant Test Period increases by (x) 20.00% or (y) 1.00:1.00, or more, in either case, from the ratio calculated for the Relevant Test Period most recently ended prior to the date the Borrower acquired such Collateral Loan (or on such baseline Senior Net Leverage Ratio as may be reasonably agreed to by the Administrative Agent and the Borrower (or the Servicer on its behalf)); provided that no Revaluation Event shall be deemed to have occurred if the Senior Net Leverage Ratio of the Obligor of such Collateral Loan as of any Relevant Test Period is less than 4.00:1.00;

(d)          an Insolvency Event occurs with respect to the Obligor;

(e)          an Obligor defaults in the payment of principal or interest on revolving loan facilities (after giving effect to any applicable grace period under the Related Documents, but not to exceed five days) with respect to such Collateral Loan or any other debt obligation of such Obligor secured by the same collateral and which is senior or pari passu to such Collateral Loan or the occurrence of any other default with respect to such Collateral Loan, in each case, together with the election by any agent or lender (including the Borrower) to accelerate such Collateral Loan or to enforce any other respective secured creditor rights or remedies;

(f)          the occurrence of a Material Modification with respect to such Collateral Loan that was not approved by the Administrative Agent (in its sole discretion);

(g)         the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Related Documents of such Collateral Loan (giving effect to any applicable grace period thereunder), or the Borrower fails to deliver any information with respect to the related Obligor that is required to be delivered to the Administrative Agent hereunder and such information is in the possession of the Borrower or the Servicer (or the Borrower or Servicer fails to request such information from the relevant Obligor to the extent the Borrower is entitled to require delivery of such information pursuant to the Related Documents) within ten (10) Business Days of request, in each case to the extent such information is reasonably requested of the Servicer by the Administrative Agent in accordance herewith; or

(h)          if such Collateral Loan was acquired in the form of a participation, such participation is not elevated to an assignment of the Collateral Loan to the Borrower within 60 days of the Borrower’s acquisition of such Collateral Loan;

provided that, for any Collateral Loan that is determined, in consultation with the Borrower, to be a Cap Adjusted Loan or a Recurring Revenue Loan, the Revaluation Events in respect of such Cap Adjusted Loan or Recurring Revenue Loan will be determined by the Administrative Agent in its sole discretion and provided by the Administrative Agent to the Servicer in writing prior to the initial inclusion of such Cap Adjusted Loan or Recurring Revenue Loan in the Borrowing Base or, if agreed to by the Administrative Agent, the Revaluation Events provided by the Servicer to the Administrative Agent.

“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments to make loans under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Exposure” means, at any time, the sum of the Dollar Equivalent of the aggregate Unfunded Amount of each Collateral Loan (including each Ineligible Collateral Loan and each Defaulted Collateral Loan) at such time.

“Revolving Reserve Account” has the meaning assigned to such term in Section 8.04.

“RFR Banking Day” means with respect to GBP Advance, a day (other than a Saturday or Sunday) in which banks are open for general business in London.

“RIC Distribution Notice” means a written notice setting forth the calculation of the Borrower’s net taxable income (determined as if the Borrower were a domestic corporation for U.S. federal income tax purposes) and of any Permitted RIC Distribution and certifying that the Equityholder remains a “regulated investment company” under Subchapter M of the Code.

 “S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business.

“S&P Industry Classification” means the industry classifications set forth in Schedule 4 hereto, as such industry classifications shall be updated at the option of the Servicer if S&P publishes revised industry classifications.  The determination of which S&P Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.

“S&P Rating” has the meaning specified in Schedule 11 hereto.

“Sale Settlement Condition” means, with respect to any binding commitment of the Borrower to sell a Collateral Loan, a condition that is beyond the control of the Borrower and/or the Servicer, as certified in writing by the Servicer to the Administrative Agent, which has resulted in the settlement of such sale not occurring within 30 days of the date of the Borrower entering into such binding commitment to sell.

“Sale Settlement Pending Collateral” means, on any date of determination, Collateral Loans that the Borrower, within the immediately preceding 30 days (or if a Sale Settlement Condition applies, within the immediately preceding 60 days (or any longer period to which the Administrative Agent may agree)), has entered into a binding commitment to sell that has not settled.

“Sanctioned Country” has the meaning given to such term in Section 4.01(r).

“Sanctioned Person” has the meaning given to such term in Section 4.01(r).

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, the French Republic, Her Majesty’s Treasury and/or any other relevant sanctions authority.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan.

“Second Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:

(a)          is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to customary exceptions for permitted liens, including but not limited to tax liens, and liens accorded priority by law in favor of any Governmental Authority) under Applicable Law (other than a Collateral Loan that is second priority to a Permitted Working Capital Lien); and

(b)          the Servicer determines in good faith that the value of the collateral securing such Collateral Loan at the time of purchase together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) on or about the time of acquisition is adequate to repay the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by a Lien over the same collateral.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, each Lender, the Servicer (to the extent the Servicer has not been removed) and the Securities Intermediary.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” shall mean The Bank of New York Mellon Trust Company, National Association, in its capacity as Securities Intermediary under the Account Control Agreement and any successor Securities Intermediary appointed by the Borrower, the Servicer and the Administrative Agent.

“Securitisation Regulation” means Regulation (EU) 2017/2402.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Net Leverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Senior Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness for borrowed money of the Obligor (other than indebtedness of such Obligor that is junior in terms of lien subordination to indebtedness of such Obligor held by the Borrower) minus Unrestricted Cash and cash equivalents to (b) EBITDA as calculated by the Servicer in good faith in accordance with the Servicing Standard.

“Servicer” means TRP OHA Servicer I, LLC , in its capacity as servicer hereunder and any successor thereto in accordance herewith.

“Servicer Event of Default” means any one of the following events:

(a)         except as set forth in another clause of this definition, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet any Coverage Test, any Class Minimum OC Coverage Test, any Concentration Limitation or the Collateral Quality Test is not a breach under this clause (a)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) the Servicer receiving written notice from either Agent of such breach;

(b)          the occurrence and continuation of an Event of Default  (other than an Event of Default pursuant to clause (l) of the definition thereof);

(c)          an act by the Servicer, or any of its senior investment personnel actively involved in managing the portfolio of the Borrower, that constitutes fraud or criminal activity in the performance of its obligations under the Facility Documents or the Servicer or any of its senior investment personnel actively involved in managing the portfolio of the Borrower being indicted for a criminal offense materially related to its asset management business and the individuals who engaged in the conduct constituting cause pursuant to this clause (c) continue to have responsibility for the performance by the Servicer hereunder for a period of 10 Business Days after a Responsible Officer of the Servicer has knowledge of such conviction or indictment; provided that the Servicer will be deemed to have cured any event of cause pursuant to this clause (c) if the Servicer (i) removes or causes the removal of all individuals who engaged in the conduct constituting cause pursuant to this clause (c) from having responsibility for the performance by the Servicer hereunder and/or the Servicer's asset management business and provides evidence reasonably satisfactory to the Administrative Agent of such removal and (ii) makes the Borrower whole for any actual financial loss that such conduct caused the Borrower;

(d)         the failure of any representation, warranty, or certification made or delivered by the Servicer in or pursuant to this Agreement or any other Facility Document to be correct when made that has a Material Adverse Effect on the Borrower or any Secured Party and is either incapable of being cured or is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) the Servicer receiving written notice from either Agent of such breach;

(e)         the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $10,000,000, with respect to the Servicer (in each case, net of amounts covered by insurance), and the Servicer shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;

(f)          the Servicer shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, $10,000,000;

(g)          an Insolvency Event relating to the Servicer occurs;

(h)          except as permitted hereunder, TRP OHA Servicer I, LLC or an Affiliate thereof ceases to be the Servicer without the prior written consent of the Administrative Agent;

(i)          any failure by the Servicer to deliver any required reporting under the Facility Documents on or before the date occurring five (5) Business Days after the later of (x) the date such report is required to be made and (y) in the case of any reporting requested by any Agent or any Lender, the date that a Responsible Officer of the Servicer acquires actual knowledge of such breach;

(j)          any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited, credited or delivered by it, or to make any distributions therefrom required by it, in each case on or before the date occurring five (5) Business Days after the date such deposit or distribution is required to be made by the Servicer; or

(k)          a Change of Control occurs.

“Servicer Expense Cap” means, for any Payment Date, an amount not to exceed $25,000 during any twelve (12) month period.

“Servicer Expenses” means the out-of-pocket expenses incurred by the Servicer in connection with the Facility Documents.

“Servicer Fee” means the fee to the Servicer for services rendered and performed of its obligations under this Agreement, in arrears on each Payment Date (subject to availability of funds and the Priority of Payments), in an amount equal to 0.50% per annum of the Fee Basis Amount; measured as of the Determination Date immediately preceding such Payment Date (calculated on the basis of a 360-day year and the actual number of days elapsed). Notwithstanding the foregoing, the Servicer Fee will be 0.0% so long as TRP OHA SERVICER I, LLC or a Person within the OHA Group acts as the Servicer.

“Servicing Standard” has the meaning assigned to such term in Section 11.02(d).

“Solvent” means, as to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“SONIA” means, with respect to any Business Day, the sterling overnight index average published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source of the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Reporting Day” means the day which is the Lookback Period prior to the last day of the Interest Accrual Period or, if that day is not a Business Day, the immediately following Business Day.

“SONIA Reporting Time” means (a) with respect to an event described in Section 2.12(b)(i), close of business in London on the SONIA Reporting Day for the relevant GBP Advance, and (b) with respect to a Lender providing its Funding Rate to the Administrative Agent, close of business on the date falling two Business Days after the SONIA Reporting Day for the relevant GBP Advance (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Accrual Period for that GBP Advance).

“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.06(a) and that is available to the Collateral Agent, specified by the Servicer to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Event of Default shall have occurred and then be continuing, at any time with not less than five Business Days’ notice to the Collateral Agent (with a copy to the Administrative Agent) the Servicer may (and, if the then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible Investment that meets the requirements of Section 8.06(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof.  After the occurrence and continuation of an Event of Default, a Specified Eligible Investment shall mean an Eligible Investment meeting the requirements of Section 8.06(a) and which has been selected by the Administrative Agent and specified to the Collateral Agent.

“Structured Finance Obligation” means any debt that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other financial assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Synthetic Security” means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Tax Blocker Subsidiary” means any, directly or indirectly, wholly-owned subsidiary of the Borrower from time to time designated in writing by the Borrower, and consented to by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed; provided that no such consent shall be required in connection with the formation of a Tax Blocker Subsidiary if the inability to transfer any applicable asset to such Tax Blocker Subsidiary would reasonably be expected to result in adverse tax consequences to the Borrower or the Servicer), as a “Tax Blocker Subsidiary” (which notice of designation will contain a description of the assets to be transferred to such subsidiary); provided that no Tax Blocker Subsidiary shall hold any assets other than in connection with the receipt of equity securities with respect to a Collateral Loan or Eligible Investments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for any calculation with respect to a CAD Advance, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further that, with respect to the first Interest Accrual Period with respect to any CAD Advance, Term CORRA shall be, (x) if the related Interest Accrual Period is three months in duration, the Term CORRA Reference Rate (as of the Periodic Term CORRA Determination Date) having a tenor of three months, as such rate is published by the Term CORRA Administrator (the “Three-Month Term CORRA Reference Rate”), (y) if the related Interest Accrual Period is more than one month but less than three months in duration, the rate (rounded to the same number of decimal places as the two relevant Term CORRA Reference Rates) which results from interpolating (1) the applicable Term CORRA Reference Rate (as of the Periodic Term CORRA Determination Date) for the longest period for which the Term CORRA Reference Rate is available which is less than the Interest Accrual Period with respect to such CAD Advance and (2) the applicable Term CORRA Reference Rate (as of the Periodic Term CORRA Determination Date) for the shortest period for which the Term CORRA Reference Rate is available which exceeds the Interest Accrual Period with respect to such CAD Advance (the “Interpolated Term CORRA Reference Rate”), or (z) if the related Interest Accrual Period is one month or less in duration, the Term CORRA Reference Rate (as of the Periodic Term CORRA Determination Date) having a tenor of one month, as such rate is published by the Term CORRA Administrator (the “One-Month Term CORRA Reference Rate”).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

"Term SOFR"  means, for any calculation with respect to a Loan Class, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than zero, then Term SOFR shall be deemed to be zero.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

“Trade Date” means the trade date of any acquisition or disposition of a Collateral Loan or Eligible Investment.

“Transparency and Reporting Requirements” has the meaning assigned to such term in Section 13.23 hereof.

“Transparency and Reporting Services” has the meaning assigned to such term in Section 13.23 hereof.

“Transparency Reports” has the meaning assigned to such term in Section 13.23 hereof.

“Transparency Report Unavailability Period” has the meaning assigned to such term in Section 13.23 hereof.

“T. Rowe” means T. Rowe Price Group, Inc.

“T. Rowe Group” shall mean T. Rowe, its subsidiaries, their respective affiliated investment managers, investment advisors, sub-advisers, managing members or general partners and any other related Person or successor that serves in a similar capacity, in each case, through which T. Rowe’s and its subsidiaries’ investment management, advisory or related activities are effectuated, excluding any Person within the Oak Hill Advisor Group.

"Trust Account" has the meaning specified in Section 8.05 hereof.

“TTM Recurring Revenue” means, with respect to any Obligor and any date, the Recurring Revenue for such Obligor for the trailing twelve months ending on such date, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" has the meaning set forth in Section 2.18 hereof.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Unfunded Amount” means, with respect to any Collateral Loan, as of any date of determination, the unfunded commitment of the Borrower with respect to such Collateral Loan as of such date.

“Unfunded Reserve Revolving Required Amount” means, as of any date of determination, an amount equal to:

(1)         if such date is on or prior to the Facility Termination Date, the aggregate sum of, for each Delayed Drawdown Collateral Loan and each Revolving Collateral Loan included in the Collateral, an amount equal to the difference of (i) the Dollar Equivalent of the Unfunded Amount of such Delayed Drawdown Collateral Loan or Revolving Collateral Loan, minus (ii) the product of (A) the Dollar Equivalent of the Unfunded Amount of such Delayed Drawdown Collateral Loan or Revolving Collateral Loan, times (B) the Loan Value of such Delayed Drawdown Collateral Loan or Revolving Collateral Loan, times (C) the Advance Rate then in effect for such Delayed Drawdown Collateral Loan or Revolving Collateral Loan, in each case, as of such date; and

(2)          if such date is after the Facility Termination Date, the Revolving Exposure as of such date.

“Unrestricted Cash” has the meaning assigned to the term “Unrestricted Cash” or any comparable term defined in the Related Documents for each Collateral Loan, and in any case that “Unrestricted Cash” or such comparable term is not defined in such Related Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than statutory liens, liens of depository institutions and blanket liens permitted under or granted in accordance with such Related Documents).

“Unused Fees” has the meaning assigned to such term in the Lender Fee Letter.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.03(g)(iii)(C).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Collateral Loan” has the meaning assigned to such term in the Loan Sale Agreement.

“Warranty Collateral Loan Prepayment Amount” means, in connection with a sale of a Collateral Loan pursuant to, and in accordance with the terms of, Section 10.05, an amount equal to the outstanding principal amount of the Advances related to such Collateral Loan (which shall be determined based on the portion of the Borrowing Base comprised of such Collateral Loan immediately prior such Collateral Loan ceasing to be an Eligible Collateral Loan).

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Loans included in the Aggregate Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Collateral Loan by (ii) such Eligible Collateral Loan’s contribution to the Aggregate Net Collateral Balance and dividing such sum by (b) the Aggregate Net Collateral Balance.

“Weighted Average Class 1A Advance Rate” means, as of any date of determination with respect to all Class 1A Loans included in the Aggregate Class 1A Net Collateral Balance, the quotient obtained by dividing (a)  the sum of the products obtained by multiplying (i) the Advance Rate of each Class 1A Loan by (ii) such Class 1A Loan’s contribution to the Aggregate Class 1A Net Collateral Balance by (b)  the Aggregate Class 1A Net Collateral Balance.

“Weighted Average Class 1B Advance Rate” means, as of any date of determination with respect to all Class 1B Loans included in the Aggregate Class 1B Net Collateral Balance, the quotient obtained by dividing (a)  the sum of the products obtained by multiplying (i) the Advance Rate of each Class 1B Loan by (ii) such Class 1B Loan’s contribution to the Aggregate Class 1B Net Collateral Balance by (b)  the Aggregate Class 1B Net Collateral Balance.

“Weighted Average Class 2A Advance Rate” means, as of any date of determination with respect to all Class 2A Loans included in the Aggregate Class 2A Net Collateral Balance, the quotient  obtained by dividing (a) the sum of the products obtained by multiplying (i) the Advance Rate of each Class 2A Loan by (ii) such Class 2A Loan’s contribution to the Aggregate Class 2A Net Collateral Balance by (b)  the Aggregate Class 2A Net Collateral Balance.

“Weighted Average Class 2B Advance Rate” means, as of any date of determination with respect to all Class 2B Loans included in the Aggregate Class 2B Net Collateral Balance, the quotient  obtained by dividing (a) the sum of the products obtained by multiplying (i) the Advance Rate of each Class 2B Loan by (ii) such Class 2B Loan’s contribution to the Aggregate Class 2B Net Collateral Balance by (b)  the Aggregate Class 2B Net Collateral Balance.

“Weighted Average Class 3A Advance Rate” means, as of any date of determination with respect to all Class 3A Loans included in the Aggregate Class 3A Net Collateral Balance, the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the Advance Rate of each Class 3A Loan by (ii) such Class 3A Loan’s contribution to the Aggregate Class 3A Net Collateral Balance by  (b)  the Aggregate Class 3A Net Collateral Balance.

“Weighted Average Class 3B Advance Rate” means, as of any date of determination with respect to all Class 3B Loans included in the Aggregate Class 3B Net Collateral Balance, the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the Advance Rate of each Class 3B Loan by (ii) such Class 3B Loan’s contribution to the Aggregate Class 3B Net Collateral Balance by (b)  the Aggregate Class 3B Net Collateral Balance.

“Weighted Average Class 4A Advance Rate” means, as of any date of determination with respect to all Class 4A Loans included in the Aggregate Class 4A Net Collateral Balance, the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the Advance Rate of each Class 4A Loan by (ii) such Class 4A Loan’s contribution to the Aggregate Class 4A Net Collateral Balance by (b)  the Aggregate Class 4A Net Collateral Balance.

“Weighted Average Class 4B Advance Rate” means, as of any date of determination with respect to all Class 4B Loans included in the Aggregate Class 4B Net Collateral Balance, the quotient  obtained by dividing (a) the sum of the products obtained by multiplying (i) the Advance Rate of each Class 4B Loan by (ii) such Class 4B Loan’s contribution to the Aggregate Class 4B Net Collateral Balance by (b)  the Aggregate Class 4B Net Collateral Balance.

“Weighted Average Life” means, as of any date of determination with respect to all Eligible Collateral Loans, the number of years following such date obtained by:

(a)          summing the products of (i) the Average Life at such time of each Eligible Collateral Loan multiplied by (ii)(A) the Principal Balance plus (B) the Unfunded Amount of such Collateral Loan; and

(b)          dividing such sum by (i) the sum of the Aggregate Principal Balance plus (ii) the Unfunded Amount of all Eligible Collateral Loans as of such date.

For purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Eligible Collateral Loan, the quotient obtained by dividing (i) the sum of the products of (A) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Loan and (B) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Loan. Notwithstanding the foregoing, the Weighted Average Life of a Revolving Collateral Loan shall be excluded from such calculation unless mutually agreed to by the Borrower and the Administrative Agent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related obligor).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time in relation to any Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Coupon Obligation” means a Collateral Loan that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.

Section 1.02    Rules of Construction.  For all purposes of this Agreement and the other Facility Documents, except as otherwise expressly provided or unless the context otherwise requires, (a) singular words shall connote the plural as well as the singular and vice versa (except as indicated), as may be appropriate, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in any Facility Document refer to such Facility Document as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision thereof, (c) the headings, subheadings and table of contents set forth in any Facility Document are solely for convenience of reference and shall not constitute a part of such Facility Document nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in any Facility Document to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, (e) any definition of or reference to any Facility Document, agreement, instrument or other document shall be construed as referring to such Facility Document, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or any other Facility Document), (f) any reference in any Facility Document, including the introduction and recitals to such Facility Document, to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (g) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified, supplemented or replaced from time to time, (h) any Event of Default shall be continuing until expressly waived in accordance with Section 13.01 or, with respect to an event that is capable of being remedied, such Event of Default has been remedied, (i) except as set forth herein, and except with respect to BNYM, references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of such Person, (j) except as otherwise expressly provided for in this Agreement, any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion, (k) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form and (l) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Facility Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

Section 1.03        Computation of Time Periods.  Unless otherwise stated in the applicable Facility Document, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the word “through” means “to and including” and the words “to” and “until” both mean “to but excluding.”  Periods of days referred to in any Facility Document shall be counted in calendar days unless Business Days are expressly prescribed.  Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day.

Section 1.04         Collateral Value Calculation Procedures.  In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loan, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied.  The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)          All calculations with respect to Scheduled Distributions on any Collateral Loan shall be made on the basis of information as to the terms of each such Collateral Loan and upon reports of payments, if any, received on such Collateral Loan that are furnished by or on behalf of the Obligor of such Collateral Loan and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)          For purposes of calculating the Coverage Test, except as otherwise specified in the Coverage Test, such calculations will not include (i) scheduled interest and principal payments on Defaulted Collateral Loans and Ineligible Collateral Loans unless or until such payments are actually made or such payments are determined likely to be received by the Servicer pursuant to the definition of Interest Coverage Amount and (ii) ticking fees and other similar fees in respect of Collateral Loans, unless or until such fees are actually paid.

(c)          For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Loan (other than a Defaulted Collateral Loan or an Ineligible Collateral Loan, which, unless such payments are determined likely to be received by the Servicer pursuant to the definition of Interest Coverage Amount and except as otherwise provided herein, shall be assumed to have Scheduled Distributions of zero) shall be the total amount of (i) payments and collections to be received during such Collection Period in respect of such Collateral Loan, (ii) proceeds of the sale of such Collateral Loan received and, in the case of sales which have not yet settled, to be received during such Collection Period that are not reinvested in additional Collateral Loans or retained in a Collection Account for subsequent reinvestment pursuant to Article X, which proceeds, if received as scheduled, will be available in a Collection Account and available for distribution at the end of such Collection Period and (iii) amounts referred to in clause (i) or (ii) above that were received in prior Collection Periods but were not disbursed on a previous Payment Date or retained in a Collection Account for subsequent reinvestment pursuant to Article X.

(d)          Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date.

(e)          References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)           For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Ineligible Collateral Loans will be treated as having a Principal Balance equal to zero.  Except as otherwise provided herein, Ineligible Collateral Loans will not be included in the calculation of the Collateral Quality Test.

(g)         Determinations of the Collateral Loans, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that a Collateral Loan (or portion thereof) that falls into more than one category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

(h)         All calculations required to be made hereunder with respect to the Collateral Loans and the Borrowing Base shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date and (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Loans.

(i)          Unless otherwise expressly provided for herein, all monetary calculations (other than for Dollars) under this Agreement shall be the Dollar Equivalent of such amount, as applicable.  Notwithstanding anything to the contrary herein, no Default shall be deemed to have occurred and no monetary thresholds shall be deemed not complied with solely as a result of changes in the applicable exchange rate.

(j)          References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the Equityholder and the Borrower’s making or origination of such Collateral Loan.  Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

(k)          For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.

Section 1.05       Amendment and Restatement.  This Agreement amends and restates in its entirety the Original Credit Agreement.  Each party to this Agreement hereby acknowledge and agree that (i) the Original Credit Agreement is hereby amended and restated in its entirety by this Agreement, (ii) the obligations of the Borrower under the Original Credit Agreement are hereby continued as the obligations of the Borrower under this Agreement, (iii) the liens and security interests securing the obligations of the Borrower under the Original Credit Agreement are hereby continued as the liens and security interests securing the obligations of the Borrower under this Agreement, and (iv) except as expressly provided herein, this Agreement does not constitute a novation, satisfaction, discharge, release or waiver of any of the obligations, liens, security interests, guarantees or rights under the Original Credit Agreement or the other Facility Documents. By executing this Agreement, each of the Lenders, the Borrower, the Administrative Agent, the Servicer and the Equityholder hereby consent to and direct the Collateral Agent to execute and deliver this Agreement, and acknowledge and agree that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby release the Collateral Agent and its officers, directors, agents, employees and shareholders from any liability for complying with such direction and from any liability arising from the execution and delivery of this Agreement, including but not limited to any claim that the amendment and restatement of the Original Credit Agreement is not authorized or permitted or any claim that some or all of the conditions precedent to the execution of this Agreement have not been complied with.

ARTICLE II

ADVANCES

Section 2.01       Revolving Credit Facility.  On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make available to the Borrower an uncommitted revolving credit facility providing for Advances under each Class from time to time in Available Currencies on any Business Day during the Reinvestment Period (or immediately thereafter pursuant to Section 8.04), pro rata based on each Lender’s unused Individual Lender Maximum Funding Amount as of such date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding the Dollar Equivalent of such Lender’s Individual Lender Maximum Funding Amount and, as to all Lenders, in an aggregate principal amount at any one time outstanding up to but not exceeding the Dollar Equivalent of the Maximum Available Amount as then in effect; provided that, after making any such Advance, (i) each Class Minimum OC Coverage Test shall be satisfied and (ii) in the case of an Advance denominated in an Available Currency other than Dollars, the Foreign Currency Advance Amount would not exceed the Non-Dollar Sublimit on such day. The Eligible Currency Advances shall be made solely by the Multicurrency Lenders and the Dollar Advances shall be made solely by the Dollar Lenders or the Multicurrency Lenders, as applicable, in each case in accordance with Section 2.03(c).

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.06.  Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied or waived.

Section 2.02        Requests for Collateral Loan Approval. (a) On or prior to the Closing Date, the Servicer, on behalf of the Borrower, shall provide to the Administrative Agent (with a copy to the Borrower) a list of Collateral Loans (the “Asset List”) that the Borrower is requesting be included in the Approved List (as defined below) and which, subject to such inclusion, may be purchased with, if applicable, funds held in the Trust Account, the proceeds of Advances or Principal Proceeds pursuant to Section 10.02. The Borrower (or the Servicer on its behalf) and the Administrative Agent shall adhere to the following procedures in requesting and approving Collateral Loans for purchase:

(i)         For each Collateral Loan on the Asset List sent to the Administrative Agent pursuant to clause (ii) or (iv) below or for any single Approval Request pursuant to clause (vii) below, the Borrower (or the Servicer on its behalf) may provide a notice by electronic mail that contains the information listed in Exhibit I with respect to each Collateral Loan (which information shall include the amount of the Advance to be requested in order to settle the related purchase) (together with any attachments required in connection therewith and copies of any Related Documents related to such Collateral Loan on the Approved List, in each case, an “Approval Request”).

(ii)         The initial Asset List which the Administrative Agent has approved for purchase by the Borrower is attached hereto as Schedule 9 (such list, the “Approved List”), which Approved List may be updated from time to time after the Closing Date by the Borrower with the consent of the Administrative Agent.

(iii)        Subject to clauses (iv), (v) and (ix) of this Section 2.02(a), from the time the Administrative Agent has provided the Approved List, the Borrower (or the Servicer on its behalf) shall have the ability to purchase or commit to purchase and purchase any Collateral Loan on the Approved List without further approval by the Administrative Agent only if the Borrower purchases or commits to purchase such Collateral Loan within ten (10) Business Days of approval by the Administrative Agent. On the date occurring ten (10) Business Days after the date of approval by the Administrative Agent, any approved Collateral Loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List.

(iv)         The Borrower (or the Servicer on its behalf) shall have the ability to request (A) an addition to the Approved List by undertaking similar procedure to clause (vii) below, or (B) a removal from the Approved List.

(v)         During the Approved Asset Validity Period with respect to any Collateral Loan, the Administrative Agent, in its sole discretion, may rescind its approval of any Approval Request or any Collateral Loan on the Approved List, in either case, at any time by notice to the Servicer in writing, which rescission will be effective eight (8) hours following delivery of such notice of rescission; provided, that (A) such rescission will not invalidate any written or oral commitment to purchase a Collateral Loan entered into or confirmed by the Borrower (or the Servicer on its behalf) prior to the effectiveness of such rescission, (B) any approval to purchase a Collateral Loan that the Borrower (or the Servicer on the Borrower’s behalf) so committed to purchase prior to the effectiveness of such rescission will remain valid and (C) the Borrower (or the Servicer on the Borrower’s behalf) shall not initiate any negotiations to purchase a Collateral Loan after it has received a notice of rescission of the approval with respect thereto from the Administrative Agent. As used herein, “Approved Asset Validity Period” means, with respect to any Collateral Loan, the period during which the approval to purchase such Collateral Loan is valid, commencing on and including the date (1) such Collateral Loan is included on the Approved List or (2) on which the Approval Request with respect to such Collateral Loan is approved by the Administrative Agent, and ending, in either case, on the earliest to occur of (x) the date such Collateral Loan is removed from the Approved List in accordance with clause (iii) of this Section 2.02(a), (y) the effective time of a notice of rescission in accordance with this clause (v) (giving effect to the eight (8) hour grace period), and (z) the date occurring ten (10) Business Days after the date (1) such Collateral Loan is included on the Approved List or (2) on which the Approval Request with respect to such Collateral Loan is approved by the Administrative Agent.  Following the expiration of the Approved Asset Validity Period with respect to a Collateral Loan (and, in the case of a rescission of approval by the Administrative Agent, the eight (8) hour grace period), if such Collateral Loan has not been purchased or committed to be purchased by the Borrower, the approval to purchase such Collateral Loan will cease to be valid and, if applicable, such Collateral Loan will be deemed to be removed from the Approved List.

(vi)        As early as commercially practicable, but no later than 12:00 p.m. New York City time on the Business Day following the day that the Borrower (or the Servicer on its behalf) purchases a Collateral Loan on the Approved List, the Borrower (or the Servicer on its behalf) shall provide by electronic mail to the Administrative Agent (with a copy to the Borrower and the Custodian) a copy of the Collateral Loan Buy Confirmation.

(vii)       With respect to Collateral Loans that are not on the Approved List, the Borrower (or the Servicer on behalf of the Borrower) may send an Approval Request at any time to the Administrative Agent. If the Administrative Agent receives an Approval Request by 12:00 p.m. New York City time on any Business Day, the Administrative Agent shall use commercially reasonable efforts to notify the Servicer and Borrower in writing (including via electronic mail) whether it has approved or rejected such Approval Request by 12:00 p.m. New York City time on or prior to the second Business Day thereafter (it being understood, for the avoidance of doubt, that any Approval Request received by the Administrative Agent after 12:00 p.m. New York City time on any Business Day shall be deemed to have been received on the following Business Day); provided that, no Approval Request shall be deemed accepted without such notification from the Administrative Agent and; provided further that, subject to clauses (iv), (v) and (viii) of this Section 2.02(a), the Borrower shall have the ability to commit to purchase any Collateral Loan approved and added to the Approved List pursuant to this clause (vii) without further approval by the Administrative Agent only if the Borrower commits to purchase such Collateral Loan within ten (10) Business Days from the date of such approval by the Administrative Agent. On the date occurring ten (10) Business Days after the date of such approval by the Administrative Agent, any such approved Collateral Loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List.

(viii)       [Reserved.]

(ix)        Notwithstanding anything in this Agreement to the contrary, but subject to clause (v) of this Section 2.02(a), the Administrative Agent shall have the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request or Approved List, (B) determine which Collateral Loans are included in the Approved List in accordance with this Section 2.02, (C) rescind the approval of any Approval Request or of any Collateral included in an Approved List and (D) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan; provided that any rescission of approval shall not invalidate any commitment to purchase a Collateral Loan entered into by the Borrower (or the Servicer on its behalf) prior to the delivery of such rescission, in which case, such Collateral Loan shall be deemed to remain approved until settlement of such purchase.

Section 2.03        Making of the Advances. (a) If the Borrower requires an Advance under this Agreement with respect to any Loan Class (x) to purchase a Collateral Loan for which the Approval Request has been approved or which has been identified on the Approved List pursuant to Section 2.02, (y) to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Loans from time to time, or (z) for any other purpose permitted under this Agreement, it shall provide a written request for such Advance  (which request shall be irrevocable and effective upon receipt) to the Collateral Agent and the Administrative Agent (with a copy to each Lender) (each, a “Notice of Borrowing”) not later than (x) with respect to a Dollar Advance, 2:00 p.m. New York City time at least one (1) Business Day prior to the day of the requested Advance, (y) with respect to a Euro Advance or a GBP Advance, 2:00 p.m. New York City time at least two (2) Business Days prior to the day of the requested Advance and (z) with respect to any Advance, other than a Dollar Advance, Euro Advance or GBP Advance, 2:00 p.m. New York City time at least three (3) Business Days prior to the day of the requested Advance.

Each Notice of Borrowing shall be substantially in the form of Exhibit B, dated the date the request for the related Advance is being made, signed by a Responsible Officer of the Borrower or the Servicer, as applicable, shall attach a Borrowing Base Calculation Statement (which Borrowing Base Calculation Statement shall give pro forma effect to any Collateral Loans being acquired with the proceeds of such Advance on such date or the following Business Day), and shall otherwise be appropriately completed.  In addition, the Servicer must provide to the Administrative Agent for each Collateral Loan copies of the Asset Information related to such Collateral Loan and such additional materials related to such Collateral Loan as may be reasonably requested by the Administrative Agent.  Each Notice of Borrowing shall specify the Class under which the related Advance shall be allocated.  The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Facility Termination Date, the currency of the Advance requested shall be in an Available Currency and the amount of the Advance requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least the Dollar Equivalent of $500,000 or an integral multiple of the Dollar Equivalent of $100,000 in excess thereof (or, if less, (x) the lower of (1) the remaining unfunded Individual Lender Maximum Funding Amounts hereunder and (2) with respect to any Advances other than a Dollar Advance, the Non-Dollar Sublimit minus the Foreign Currency Advance Amount or, (y) in the case of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, such lesser amount required to be funded by the Borrower in respect thereof).  Notwithstanding anything to the contrary contained herein, a Notice of Borrowing may include requests for more than one Advance so long as each request therein separately satisfies the terms and conditions set forth in this Section 2.03.

(b)          Subject to the requirements set forth in Sections 2 and 3 hereof, each Lender shall, not later than 2:00 p.m. New York City time on each Borrowing Date in respect of Advances under any Class, make its Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in the applicable Available Currency to the Trust Account (or in accordance with the wire instructions delivered in connection with the Notice of Borrowing).

(c)          Multicurrency Provisions.

(i)           Each Lender hereby agrees that (A) each Eligible Currency Advance shall be funded in its entirety by the Multicurrency Lenders and (B) each Advance funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.

(ii)         [Reserved.].

(iii)        Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Advance in any currency other than Euros, Pounds Sterling, Dollars or any other Available Currency or (y) any Dollar Lender have any obligation to fund any Advance in any currency other than Dollars.

(d)         Notwithstanding anything in this Section 2.03 to the contrary, the Servicer, on behalf of the Borrower, may deliver a Notice of Borrowing to the Collateral Agent and the Administrative Agent (with a copy to each Lender) after 2 p.m. New York City time on the first Business Day prior to the proposed Advance and prior to 11 a.m. New York City time on the date of the proposed Advance (an “Expedited Notice of Borrowing”). Upon receipt of an Expedited Notice of Borrowing, each Lender shall use commercially reasonable efforts to make such Advance on the proposed funding date set forth in the Expedited Notice of Borrowing subject to the terms and conditions for borrowings otherwise set forth in this Agreement; provided, that if a Lender is unable to make an Advance pursuant to an Expedited Notice of Borrowing due to the occurrence of a force majeure, or any other unexpected and unforeseen event, including, without limitation, market disruptions, such Lender shall make such Advance subject to the terms and conditions for Advances otherwise set forth in this Agreement as soon as such Lender is reasonably able to do so.

Section 2.04        Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts and currencies of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

(b)          Any Lender may request that its Advances to the Borrower be evidenced by a Note.  In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and otherwise appropriately completed.  Thereafter, the Advances of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.06(a)) be represented by a Note payable to such Lender (or registered assigns pursuant to Section 13.06(a)), except to the extent that such Lender (or registered assign) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.04.

Section 2.05        Payment of Principal and Interest.  The Borrower shall pay the principal of each Advance and Interest on each Class of Advances as follows:

(a)          100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.

(b)          Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full.  The Administrative Agent shall, prior to each Payment Date, determine the accrued and unpaid Interest with respect to each Class for the related Interest Accrual Period and Unused Fees payable thereto using the applicable Interest Rate during such Interest Accrual Period to be paid by the Borrower on each Payment Date for the related Interest Accrual Period and shall advise each Lender, the Collateral Agent and the Servicer thereof and shall send a consolidated invoice of all such Interest and Unused Fees to the Borrower on the third (3rd) Business Day prior to such Payment Date.

(c)          Accrued and unpaid Interest with respect to each Class shall be payable in arrears (i) on each Payment Date, and (ii) in connection with any prepayment of the Advances pursuant to Section 2.06(a); provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued and unpaid Interest on such amount through the date of prepayment shall be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (y) with respect to any partial prepayment of the Advances outstanding, accrued and unpaid Interest on such amount through the date of prepayment shall be payable on the Payment Date following such prepayment (or on such date of prepayment if requested by the Administrative Agent).

(d)          The obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute and unconditional, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person except as otherwise provided under the Facility Documents.

Section 2.06        Prepayment of Advances.

(a)          Optional Prepayments.  The Borrower may, from time to time on any Business Day, voluntarily prepay Advances under one or more Classes in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent, the Lenders and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C not later than 2:00 p.m. New York City time on the Business Day of such prepayment (and, for the avoidance of doubt, same day notice may be given to cure any Default or Event of Default).  The Administrative Agent shall promptly notify the Lenders of such Notice of Prepayment.  Each such Notice of Prepayment shall specify the portion of the outstanding principal balance under each Class that shall be prepaid and be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed.  Each Notice of Prepayment shall provide for prepayment of Advances by the Borrower pursuant to this Section 2.06(a), in each case, in an aggregate principal amount of the Dollar Equivalent of at least $100,000 (other than a prepayment made in order to cure any Default or Event of Default) or, if less, the entire outstanding principal amount of the Advances of the Borrower.  If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Such prepayment may be made with the proceeds of a sale or liquidation of a Collateral Loan in accordance with the Facility Documents or out of amounts available in the Principal Collection Subaccount or the Trust Account on the date of such prepayment.

(b)          Mandatory Prepayments.

(i)           The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments.

(ii)         In connection with a sale of a Collateral Loan pursuant to, and in accordance with the terms of Section 10.05, the proceeds of such sale shall be applied by the Borrower towards the prepayment of Advances on the date of such sale in an amount at least equal to the Warranty Collateral Loan Prepayment Amount.

(c)          Additional Prepayment Provisions.  Each prepayment pursuant to this Section 2.06 shall be subject to Sections 2.05(c) and 2.11 and applied to the Advances in accordance with the Lenders’ respective Percentages.

(d)         Re-designation of Class Advances.  The Borrower shall be permitted at any time, upon written notice to the Administrative Agent, each Lender and the Collateral Agent, to re-allocate the aggregate outstanding principal balance under each Class so long as after giving effect to such re-allocation, each Class Minimum OC Coverage Test is satisfied or, if not satisfied, improved.

(e)          Available Currency. Any and all prepayments made by the Borrower under the Facility Documents shall be made in the applicable Available Currency.

Section 2.07        Changes of Individual Lender Maximum Funding Amounts.

(a)          Automatic Reduction and Termination.  Subject to the provisions of Section 8.04, the Individual Lender Maximum Funding Amounts of each Lender shall be automatically reduced to zero at 5:00 p.m. New York City time on the Facility Termination Date.

(b)         Optional Reductions.  The Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time concurrently with the payment of any applicable Facility Reduction Fee payable in connection therewith upon not less than two (2) Business Days’ prior notice to the Collateral Agent, the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Facility Amount shall be equal to at least the Dollar Equivalent of $500,000 or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Amount below the sum of the Dollar Equivalent of (x) the aggregate principal amount of Advances outstanding at such time and (y) the Revolving Exposure at such time.  Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Individual Lender Maximum Funding Amounts of each Lender.  Except as otherwise set forth herein, upon the occurrence of the Collection Date, this Agreement shall terminate automatically.

(c)         Effect of Termination or Reduction.  The Individual Lender Maximum Funding Amounts of the Lenders once terminated or reduced may not be reinstated.  Each reduction of the Facility Amount pursuant to this Section 2.07 shall be applied ratably among the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts.

Section 2.08        Maximum Lawful Rate.  It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law.  Accordingly, anything herein or in any Note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.09        Several Obligations.  The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date.  Neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance required to be made by such other Lender.

Section 2.10        Increased Costs.

(a)          Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Affected Person;

(ii)         subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Affected Person or any other market relevant to any Applicable Index with respect to the applicable Advances any other condition, cost or expense (other than Taxes), affecting this Agreement or Advances made by such Affected Person by reference to the Applicable Index or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of making, continuing, converting into or maintaining any Advance made by reference to an Applicable Index (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered as specified in a certificate delivered to the Borrower pursuant to clause (c) of this Section 2.10, irrespective of whether such an increase in cost was implemented before or after the Closing Date.

(b)          Capital Requirements.  If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Person to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity coverage), by an amount deemed to be material by such Affected Person, then from time to time the Borrower will pay to such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered or charge imposed; provided that the amounts payable under this Section 2.10(b) shall be without duplication of amounts payable under Section 13.03 and shall not include any Excluded Taxes.

(c)         Certificates from Lenders.  A certificate of an Affected Person setting forth in reasonable detail the basis for such demand and the amount or amounts, in Dollars, necessary to compensate such Affected Person or its holding company as specified in clause (a) or (b) of this Section 2.10 shall be promptly delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such amount shown as due on any such certificate on the next Payment Date after receipt thereof.

(d)         Delay in Requests.  Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.10 for any costs, reductions, penalties or interest or for any other amounts incurred more than two hundred and seventy (270) days prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred and seventy (270)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)          Lending Office.  Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) or (b) of this Section 2.10, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

Section 2.11        Compensation; Breakage Payments.  The Borrower agrees to compensate each Affected Person from time to time, on the Payment Date (or on the applicable date of prepayment) immediately following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable and documented actual losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to an Applicable Index and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain:  (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) any Advance bearing interest that was computed by reference to an Applicable Index by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, and (ii) if any payment or prepayment of any Advance bearing interest that was computed by reference to the Applicable Index is not made on a Payment Date or pursuant to a Notice of Prepayment given by the Borrower.  A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.12        Inability to Determine Rates; SONIA Market Disruption and Cost of Funds. (a) With respect to any Advance other than a GBP Advance, if, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Applicable Index (other than Adjusted Cumulative Compounded SONIA) for the applicable Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender; provided that the Administrative Agent has made a similar determination with respect to similarly situated borrowers in similar facilities. Subject to Section 2.18(g), thereafter, the obligation of the Lenders to make or maintain Advances based upon the Applicable Index (other than Adjusted Cumulative Compounded SONIA) will be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice.

(b)          With respect to a GBP Advance:

(i)           If (A) there is no applicable SONIA or Central Bank Rate for the purposes of calculating the Cumulative Compounded SONIA Rate for an RFR Banking Day during an Interest Accrual Period for a GBP Advance, or (B) the Administrative Agent receives notifications before the SONIA Reporting Time for such GBP Advance from a Lender or Lenders (in each case, whose aggregate participations in such GBP Advance exceed 50% of such GBP Advance) that its cost of funds relating to its participation in such GBP Advance would be in excess of Adjusted Cumulative Compounded SONIA, each Lender’s share of such GBP Advance shall instead accrue interest at the percentage rate per annum which is equal to the weighted average of the rates notified to the Administrative Agent by each Lender as soon as practicable and in any event by the SONIA Reporting Time for such GBP Advance, in each case, expressed as a percentage rate per annum equal to such Lender’s cost of funds relating to its participation in such GBP Advance (with respect to each Lender, each such rate, its “Funding Rate”).

(ii)          If this Section 2.12(b) applies and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(iii)         Any alternative basis agreed pursuant to clause (ii) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties hereto.

(iv)        If the circumstances set forth in clause (i)(B) above exist and (A) a Lender’s Funding Rate is less than Adjusted Cumulative Compounded SONIA; or (B) a Lender does not notify a rate to the Administrative Agent by the relevant SONIA Reporting Time, such Lender’s Funding Rate relating to its participation in such GBP Advance shall be deemed, for the purposes of calculating the weighted average pursuant to clause (i) above, to be Adjusted Cumulative Compounded SONIA for such GBP Advance.

(v)          Subject to clause (iv) above, if this Section 2.12(b) applies but any Lender does not notify a rate to the Administrative Agent by the SONIA Reporting Time for the relevant GBP Advance, the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

(vi)         If this Section 2.12 applies the Administrative Agent shall, as soon as is practicable, notify the Borrower.

Section 2.13        Rescission or Return of Payment.  The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.14        Post-Default Interest.  The Borrower shall pay interest on all Obligations (other than any Administrative Expenses) that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate.  Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15        Payments Generally.  (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid from amounts available therefor on behalf of and at the direction of the Borrower (or the Servicer on behalf of the Borrower) by the Collateral Agent to the applicable recipient in the applicable Available Currency, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment.  Each Lender shall provide wire instructions to the Borrower and the Collateral Agent.  All payments made by the Collateral Agent pursuant to a Monthly Report on any Payment Date shall be wired by the Collateral Agent by 2:00 p.m. New York City time on such Payment Date.  Prepayments to be made pursuant to Section 2.06 for which the Collateral Agent has received a Notice of Prepayment two (2) Business Days prior to the scheduled date of prepayment shall be wired by the Collateral Agent by 2:00 p.m. New York City time on such date.  All other payments by the Borrower must be received by the Collateral Agent on or prior to 3:00 p.m. New York City time on a Business Day (the Collateral Agent shall then wire such funds to the Lenders by 5:00 p.m. New York City time on such Business Day); provided that, payments received by the Collateral Agent after 3:00 p.m. New York City time or payments received by the Lenders after 5:00 p.m. New York City time on a Business Day will be deemed to have been received or paid, as the case may be, on the next following Business Day.  For the avoidance of doubt, and only for purposes of Section 6.01, amounts paid by the Borrower shall be deemed received upon payment by the Borrower to the Collateral Agent.  For all other purposes, amounts paid by the Borrower shall be deemed received by the Collateral Agent only upon actual receipt by the Collateral Agent and crediting of such amounts by the Collateral Agent to the respective account(s) from which further payment is to be made.  At no time will the Collateral Agent have any duty (express or implied) to fund (or front or advance) any amount owing by the Borrower hereunder.

(b)          Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of (x) 360 days for the actual number of days elapsed in computing interest on any Dollar Advance and Euro Advance and (y) 365 days for the actual number of days elapsed in computing interest on any GBP Advance and CAD Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance.  All computations made by the Collateral Agent or the Administrative Agent under this Agreement or any other Facility Document shall be conclusive absent manifest error.

(c)          Any and all payments made by the Borrower under the Facility Documents shall be made in the applicable Available Currency. For purposes of Section 9.01(a), any amounts on deposit in the Collection Account denominated in any Available Currency shall be applied on any Payment Date (i) first, to make payments in such Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency, unless otherwise directed in writing by the Servicer), as converted by the Servicer pursuant to the definition of “Dollar Equivalent”; provided, that such payments shall be subject to availability of such funds pursuant to Section 9.01(a). The Servicer shall instruct the Collateral Agent, no later than two (2) Business Days immediately preceding each Payment Date, to convert amounts on deposit in the applicable Collection Account into each Available Currency (pro rata based on available amounts from each other Available Currency, unless otherwise directed in writing by the Servicer). Any Principal Proceeds on deposit in the Collection Account denominated in an Available Currency may be converted by the Servicer into another Available Currency on any Business Day (other than a Payment Date) pursuant to the definition of “Dollar Equivalent”. All risks and expenses incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

(d)          The parties acknowledge and agree that:

(i)          the Collateral Agent may rely conclusively on the bases for the prevailing market rate and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between an indicative market rate quoted by the Collateral Agent and the actual market rate prevailing in respect of an executed trade); and

(ii)          the Collateral Agent may retain for its own account any fees and spread on foreign exchange transactions customarily charged by the Collateral Agent in connection with any foreign exchange transaction(s) settled pursuant to this Agreement.

(e)          The Collateral Agent may convert currency itself or through any BNYM Affiliate (as defined below) and, in those cases, the Collateral Agent or, as the case may be, the relevant BNYM Affiliate through which currency is converted acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Agreement and the rate that the Collateral Agent or any BNYM Affiliate receives when buying or selling foreign currency for its own account. The Collateral Agent makes no representation that the exchange rate used or obtained in any currency conversion under this Agreement will be the most favourable rate that could be obtained at the time or as to the method by which that rate will be determined.

(f)          The foreign exchange transaction may be transmitted by the Collateral Agent to a sub-custodian or depositary and such entity may not be the foreign exchange counterparty and the foreign exchange transaction may not be processed and priced as described in this Agreement.

(g)          For the purposes for this Section 2.15, "BNYM Affiliate" means any subsidiary, affiliate or other related body corporate of The Bank of New York Mellon Corporation and which shall exclude any third party affiliates or other entities of whatever description which are not part of The Bank of New York Mellon Corporation group of companies.

Section 2.16        Extension of Facility Termination Date.  The Borrower shall have an option to extend the Facility Termination Date one time, not longer than one year, effective on the Facility Termination Date then in effect, subject to the satisfaction of the following conditions precedent:

(a)          each of the Lenders and the Administrative Agent have consented to the extension in their sole discretion (written notice of such consent to be delivered to Borrower together with the requested extension fee (if applicable) no later than thirty (30) days following receipt of the Extension Request delivered pursuant to clause (e) below; provided that if the Borrower fails to receive such consent from the Administrative Agent or any Lender within such thirty-day period, the Administrative Agent and such Lender, as applicable, shall be deemed to have denied such Extension Request);

(b)         as of the effective date of such extension, the representations and warranties of the Borrower, the Equityholder and the Servicer set forth herein and in the other Facility Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;

(c)          the Borrower shall have paid an extension fee to the Administrative Agent, for the account of each Lender, in an amount to be mutually agreed upon by the Borrower and such Lender;

(d)          no Default or Event of Default shall have occurred and be continuing on the date on which the Extension Request is delivered in accordance with the following clause (e) or on the Facility Termination Date then in effect; and

(e)          the Borrower shall have delivered an Extension Request with respect to the Facility Termination Date to the Administrative Agent not earlier than one year after the Closing Date and not later than one hundred twenty (120) days prior to the Facility Termination Date then in effect (which shall be promptly forwarded by Administrative Agent to each Lender).

Section 2.17        Defaulting Lenders.  (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)           That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.01(d).

(ii)          Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held as cash collateral for future funding obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)          If the Administrative Agent and the Borrower agree that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18       Effect of Benchmark Transition Event.  (a)  Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto:  (x) one or all of the Applicable Indices (i) may be subject to methodological or other changes which could affect their value, and/or (ii) may be permanently discontinued; and (y) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.

(b)        Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Facility Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.18(b) will occur prior to the applicable Benchmark Transition Start Date.

(c)          [Reserved.]

(d)         Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will, with the consent of the Borrower, have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or other consent of any other party to this Agreement or any other Facility Document.

(e)        Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower, the Lenders, the Servicer, the Collateral Agent and the Equityholder of (i)  the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(f) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Agreement.

(f)          Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including the Term SOFR Reference Rate and the Term CORRA Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Accrual Period” for any applicable Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” for all applicable Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)          Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Notice of Borrowing, conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request for a Dollar Advance into a Notice of Borrowing of or request for a conversion to Advances denominated in the applicable currency bearing interest at a rate per annum equal to, in the case of Dollar Advances, the Base Rate plus the Applicable Margin, or (y) any Advance denominated in an Available Currency (other than Dollars) shall be ineffective, as applicable. Furthermore, if any Advance in any Available Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to an Applicable Index applicable to such Advance, then (i) if such Advance is denominated in Dollars, then on the last day of the Interest Accrual Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), such Advance shall be converted by the Administrative Agent to, and shall constitute, an Advance denominated in Dollars bearing interest at a rate per annum equal to the Base Rate plus the Applicable Margin on such day or (ii) if such Advance is denominated in any Available Currency (other than Dollars), then such Advance shall, on the last day of the Interest Accrual Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day, (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this clause (B)) shall constitute, an Advance denominated in Dollars (in an amount equal to the Dollar Equivalent of such Available Currency) bearing interest at a rate per annum equal to the then applicable Benchmark for Dollar Advances plus the Applicable Margin on such day (it being understood and agreed that if the Borrower does not so prepay such Advance on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such Advance into an Advance denominated in Dollars bearing interest at a rate per annum equal to the then applicable Benchmark for Dollar Advances plus the Applicable Margin), and, in the case of such clause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Available Currency pursuant to this Section 2.18  such Advance denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, an Advance denominated in such original Available Currency (in an amount equal to the equivalent in such currency of such Available Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Available Currency.

(h)        None of the Collateral Agent, the Custodian or the Securities Intermediary will have any responsibility for the selection or determination of an alternate benchmark rate (including, without limitation, any Benchmark Replacement or other replacement index adopted pursuant to an amendment to this Agreement) or any liability for any failure, or delay in performing their duties hereunder solely as a result of the unavailability of the Benchmark, the Benchmark Replacement or any other benchmark rate herein.

(i)         Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective with the written consent of the Borrower (such consent not to be unreasonably withheld or delayed), and without any further action or consent of any other party to this Agreement or any other Facility Document.  The Administrative Agent will notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(j)           Certain Defined Terms.  As used in this Section 2.18:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to clause (f) of this Section 2.18.

“Benchmark Replacement” means, for any Available Tenor and with respect to Advances of an Applicable Currency, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date, the sum of:

(1)         the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for a then-current Benchmark for the applicable Corresponding Tenor and with respect to the Applicable Currency giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such then-current Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time; and

(2)          the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)         in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, any other Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of "U.S. Government Securities Business Day," the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Stability Board” means the Financial Stability Board established after the G20 London summit in April 2009 as a successor to the Financial Stability Forum.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Applicable Index.

“NYFRB” means the Federal Reserve Bank of New York.

“Relevant Governmental Body” means (1) with respect to a Benchmark Replacement in respect of Dollar Advances, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (2) with respect to a Benchmark Replacement in respect of Advances in Available Currencies other than Dollars, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01        Conditions Precedent to Effectiveness. The effectiveness of this Agreement shall be subject to the conditions precedent that the Administrative Agent shall have received on or before the Closing Date (unless otherwise specified) the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)          this Agreement, the Sale Agreement, the contribution agreement relating to the transfer of the equity interests of the Borrower to the Equityholder (which agreements may be redacted), and the Lender Fee Letter, each duly executed and delivered by the parties thereto, shall each be in full force and effect;

(b)          true and complete copies of the Constituent Documents of the Borrower, the Equityholder and the Servicer as in effect on the Closing Date;

(c)          a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents as of the Closing Date, (ii) as to its resolutions or other action of the Equityholder acting as the sole member of the Borrower approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing as of the Closing Date, and (v) as to the incumbency and specimen signature of each of its Responsible Officers as of the Closing Date authorized to execute the Facility Documents to which it is a party;

(d)         a certificate of a Responsible Officer of the Equityholder certifying (i) as to its Constituent Documents as of the Closing Date, (ii) as to its resolutions approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers as of the Closing Date authorized to execute the Facility Documents to which it is a party;

(e)          a certificate of a Responsible Officer of the Servicer certifying (i) as to its Constituent Documents as of the Closing Date, (ii) as to its resolutions or other action of the Equityholder acting as the sole member of the Servicer approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers as of the Closing Date authorized to execute the Facility Documents to which it is a party;

(f)          financing statements or financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable) in proper form for filing on the Closing Date, under the UCC with the Secretary of State of the State of Delaware and any other applicable filing office in any applicable jurisdiction that the Administrative Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement;

(g)          copies of proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral  granted by the Borrower, the Equityholder or any transferor prior to the Closing Date (other than the Lien created by the Original Credit Agreement);

(h)          legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower, the Equityholder, the Servicer, the Collateral Agent and the Custodian, covering such matters as the Administrative Agent and its counsel shall reasonably request;

(i)          evidence reasonably satisfactory to it that (i) all fees and expenses due and owing to each Lender on or prior to the Closing Date have been received; and (ii) the reasonable and documented fees and expenses of Allen & Overy LLP, counsel to the Administrative Agent and the Lenders, in connection with the transactions contemplated hereby, shall have been paid by or on behalf of the Borrower;

(j)           such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested prior to the Closing Date; provided that nothing in this clause (j) shall imply or impose a duty on the part of the Collateral Agent to require any other documents.

Section 3.02         Conditions Precedent to Each Advance.  The obligation of each Lender to make each Advance to be made by it on each Borrowing Date shall be subject to the fulfillment (or waiver) of the following conditions; provided that the conditions described in clauses (a), (d) and (e) (other than a Default or Event of Default described in Section 6.01(j)) below need not be satisfied if the proceeds of the Advance are used to fund Unfunded Amounts that are then required to be funded pursuant to the terms of the Related Documents relating to Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower, or to fund the Revolving Reserve Account to the extent required under Section 8.04:

(a)          subject to Section 2.02, with respect to an Advance that will be used to acquire Collateral Loans, the Administrative Agent has received and approved an Approval Request for the Collateral Loan(s) the Borrower intends to purchase with the proceeds of such Advance or the Collateral Loan the Borrower intends to purchase with the proceeds of the Advance must be on the current Approved List; provided that, in each case, such approval has not expired, been withdrawn, been deemed to be rejected or been rescinded in accordance with Section 2.02;

(b)          the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.03;

(c)         immediately after the making of such Advance on the applicable Borrowing Date, the Coverage Test shall be satisfied and each Class Minimum OC Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing) and the Collateral Quality Test will be satisfied, maintained or improved; provided that, the Interest Coverage Test is not required to be satisfied for (1) any Advances the proceeds of which are used in whole for a Permitted Distribution or a Permitted RIC Distribution or (2) any Advance the proceeds of which are used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower or to fund the Revolving Reserve Account to the extent required under Section 8.04;

(d)          each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(e)          no Default, Event of Default, Potential Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(f)          the Reinvestment Period has not terminated;

(g)          after giving effect to any Advance of an Available Currency not denominated in Dollars, the Foreign Currency Advance Amount shall not exceed the Non-Dollar Sublimit; and

(h)          after giving effect to such Advance, the Dollar Equivalent of the aggregate outstanding principal balance of the Advances shall not exceed an amount equal to the Dollar Equivalent of the Maximum Facility Amount.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01        Representations and Warranties of the Borrower.  The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:

(a)          Due Organization.  It is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)          Due Qualification.  It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)          Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability.  The execution and delivery by it of, and the performance of its obligations under, the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)         [Reserved.]

(e)          Non-Contravention.  None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the Advances or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.

(f)          Governmental Authorizations; Private Authorizations; Governmental Filings.  It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Advances under this Agreement, the pledge of the Collateral under this Agreement and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(g)         Compliance with Agreements, Laws, Etc.  It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets.  It has preserved and kept in full force and effect its legal existence.  It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)         Location.  Its office in which it maintains its limited liability company books and records is located at the addresses set forth on Schedule 5.  Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.01(a).

(i)           Investment Company Act.  Assuming compliance by each of the Lenders and any participant with Section 13.06, neither the Borrower nor the Collateral is required to register as an "investment company" under the Investment Company Act of 1940, as amended.

(j)           ERISA.  Neither it nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(k)          Taxes.  It is a disregarded entity for U.S. federal income tax purposes.  It has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than any such Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(l)          Filings and Stamp Taxes.  This Agreement is in proper legal form under the applicable law of the jurisdiction of incorporation or formation of the Borrower for the enforcement hereof or thereof against the Borrower, and to ensure legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that (i) this Agreement, or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of incorporation or formation of the Borrower or (ii) that any registration charge or stamp or similar tax (other than such Taxes that are Other Connection Taxes imposed with respect to an assignment) be paid in any jurisdiction on or in respect of this Agreement or any other document.

(m)        Plan Assets.  Its assets are not treated and during the term of this Agreement will not be treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA (the “Plan Asset Rule”) and the Collateral is not and during the term of this Agreement will not be deemed to be “plan assets” for purposes of the Plan Asset Rule.

(n)          Solvency.  After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, it is and will be Solvent.

(o)          Representations Relating to the Collateral.  (i) It owns and has good and marketable legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien or claim of any Person, other than Permitted Liens;

(ii)         except for Permitted Liens or as contemplated by the Facility Documents, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.  It has not authorized the filing of and is not aware of any financing statements or any equivalent filing in any applicable jurisdiction against it that include a description of collateral covering the Collateral other than any financing statement or any equivalent filing in any applicable jurisdiction relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and it is not aware of any judgment, PBGC liens or tax lien filings against it or any of its assets;

(iii)        the Collateral constitutes Money, cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or Security Entitlements to Financial Assets resulting from the crediting of Financial Assets to a “securities account” (as defined in Section 8-501(a) of the UCC);

(iv)         all Covered Accounts constitute “deposit accounts” as defined in Section 9-102(a)(29) of the UCC, or “securities accounts” under Section 8-501(a) of the UCC;

(v)         this Agreement creates a valid, continuing and, upon Delivery of Collateral, filing of the financing statements referred to in clause (viii) below and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens) and claims and is enforceable as such against creditors of and purchasers from it, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(vi)         it has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Collateral Agent of its interest and rights in such Collateral;

(vii)        with respect to the Collateral that constitutes Security Entitlements, all such Collateral has been and will have been credited to the applicable Covered Account and the Securities Intermediary for each Covered Account has agreed to treat all assets credited to such Covered Account as Financial Assets;

(viii)      with respect to Collateral that constitutes accounts or general intangibles (as defined in Section 9-102(a)(42) of the UCC), it has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder (which it hereby agrees may be an “all assets” filing);

(ix)         it has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect to each Covered Account;

(x)          the Covered Accounts are in its name and not in the name of any other Person.  It has not instructed the Securities Intermediary of any Covered Account to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a notice of exclusive control, it and the Servicer may cause cash in the Covered Accounts to be invested in Eligible Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement; and

(xi)         each Collateral Loan was originated without any fraud or material misrepresentation by (A) the Equityholder if originated by the Equityholder or an Affiliate thereof or (B) to the best of the Borrower’s knowledge, on the part of the Obligor.

(p)         Eligibility.  (i) The information contained in each Notice of Borrowing delivered pursuant to Section 2.03, is an accurate and complete listing of all Collateral Loans included in the Collateral as of the related Borrowing Date and the information contained therein with respect to the identity of such Collateral Loan and the amounts owing thereunder is true, correct and complete as of the related Borrowing Date and (ii) with respect to each Collateral Loan included in any calculation of the Borrowing Base or OC Ratio, such Collateral Loan is an Eligible Collateral Loan at such time; provided that, notwithstanding anything to contrary contained herein, to the extent any such Collateral Loan is repurchased or otherwise removed from the Borrowing Base in accordance herewith (including pursuant to the Loan Sale Agreement), then no such breach of the foregoing clause (ii) shall constitute an Event of Default or other breach of this Agreement.

(q)          Anti-Bribery Laws, Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.  None of the Borrower, its subsidiaries, directors or officers, or, to the best knowledge of the Borrower, any members of the Oak Hill Advisor Group, their respective agents or employees, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Borrower have instituted and maintain policies and procedures designed to prevent violation of such laws, regulations and rules.

(r)         Sanctions.  None of the Borrower, any of its subsidiaries, directors or officers, any members of the Oak Hill Advisor Group or to the best knowledge of the Borrower, their respective agents or employees, is a Person that is, or is owned or controlled by Persons that are: (i) the target or subject of any Sanctions (a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”).

(s)          No Default.  Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)         No Proceedings.  There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(u)         Information.  All information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to the Borrower from (or on behalf of) an Obligor with respect to a Collateral Loan, such information  only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Borrower or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon assumptions the Borrower and, if applicable, the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(v)          Procedures.  In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

(w)         Volcker Rule.  The transactions contemplated by this Agreement and the other Facility Documents do not result in any Lender or the Administrative Agent holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

(x)         Set-Off, Etc.  No Collateral Loan has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Equityholder or, to the knowledge of the Borrower or the Servicer, the Obligor thereof, and no Collateral Loan is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Collateral Loan or otherwise, by the Borrower, the Equityholder or, to the knowledge of the Borrower or the Servicer, the Obligor with respect thereto, except for amendments, extensions or modifications to such Collateral Loan (i) entered into prior to the date of acquisition by the Borrower and disclosed under the Related Documents for such Collateral Loan or (ii) permitted under Section 11.04(b) and in accordance with the Servicing Standard.

Section 4.02        Representations and Warranties of the Servicer.  The Servicer represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a)         Due Organization.  As of the Closing Date, it is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)         Due Qualification.  It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)         Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability.  The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)          [Reserved].

(e)          Non-Contravention.  None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or material violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(f)         Governmental Authorizations; Private Authorizations; Governmental Filings.  It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(g)          Compliance with Agreements, Laws, Etc.  It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets.  It has preserved and kept in full force and effect its legal existence.  It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)          [Reserved].

(i)          Taxes.  It has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(j)          [Reserved].

(k)         Anti-Bribery Laws, Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.  None of the Servicer, any of its subsidiaries, directors or officers, or, to the best knowledge of the Servicer, any members of the Oak Hill Advisor Group, their respective agents or employees of the Servicer, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Servicer and its Affiliates within the Oak Hill Advisor Group have instituted and maintain policies and procedures designed to prevent violation of such laws, regulations and rules.

(l)          Sanctions.  None of the Servicer, any of its subsidiaries, directors or officers, any members of the Oak Hill Advisor Group or, to the best knowledge of the Servicer, their respective agents or employees of the Servicer, is a Person that is, or is owned or controlled by Persons that are:  (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(m)        [Reserved].

(n)        No Proceedings.  There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(o)         Information.  All information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Servicer or on its behalf which was provided to the Servicer from (or on behalf of) an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Servicer or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Servicer represents only that such information represents the Servicer’s good faith estimates as of the date of preparation thereof, based upon assumptions the Servicer and, if applicable, the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Servicer and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ  from such projections and such differences may be material.

(p)          Procedures.  In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

Section 4.03        Representations and Warranties of the Equityholder.  The Equityholder represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a)          Due Organization.  As of the Closing Date, it is a statutory trust duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)          Due Qualification.  It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)         Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability.  The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)          Investment Company Act.  It (i) is not required to register as an investment company under the Investment Company Act, and (ii) shall have elected, as of the close of business on the Closing Date, to be regulated as a “business development company” for purposes of the Investment Company Act.

(e)         Non-Contravention.  None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or material violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(f)         Governmental Authorizations; Private Authorizations; Governmental Filings.  It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(g)          Compliance with Agreements, Laws, Etc.  It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets.  It has preserved and kept in full force and effect its legal existence.  It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)          [Reserved].

(i)           Taxes.  It has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(j)          Anti-Bribery Laws, Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.  None of the Equityholder, any of its subsidiaries, directors or officers, or, to the best knowledge of the Equityholder, any members of the Oak Hill Advisor Group, their respective agents or employees of the Equityholder, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Equityholder has instituted and maintain policies and procedures designed to prevent violation of such laws, regulations and rules.

(k)         Sanctions.  None of the Equityholder, any of its subsidiaries, directors or officers, any members of the Oak Hill Advisor Group or, to the best knowledge of the Equityholder, their respective agents or employees of the Equityholder, is a Person that is, or is owned or controlled by Persons that are:  (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(l)          No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that, with respect a default under an obligation to make any payments when due, such default shall not be deemed to have a Material Adverse Effect unless a Default pursuant to Section 6.01(s) shall have occurred.

(m)       No Proceedings.  There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(n)          Information. All information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Equityholder or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Equityholder or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Equityholder or on its behalf which was provided to the Equityholder from (or on the behalf of) an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Equityholder; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Equityholder or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Equityholder represents only that such information represents the Equityholder’s good faith estimates as of the date of preparation thereof, based upon assumptions the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Equityholder and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(o)          Originator. Based on the facts represented in clause (r) below, it reasonably believes that it is an “originator” for the purposes of the Securitisation Regulation as in effect at the Closing Date, which status the Administrative Agent and each Lender is deemed to accept.

(p)          Establishment.  It reasonably believes that it has established the securitisation contemplated by the Facility Documents as at the Closing Date.

(q)          Sole purpose. It is not an entity that has been established or operates for the sole purpose of securitising exposures.

(r)          Origination of Collateral Loans. As of the Closing Date, the Equityholder, as the parent of the Borrower and the direct holder of 100% of the LLC Interests therein, is exposed to the credit risk of more than 50% of the Collateral Loans (by nominal amount) held by the Borrower.

ARTICLE V

COVENANTS

Section 5.01        Affirmative Covenants of the Borrower.  The Borrower covenants and agrees that, until the Collection Date:

(a)         Compliance with Agreements, Laws, Etc.  It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party, except, in the case of this clause (v), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          Enforcement.

(i)          It shall not take any action that would release any Obligor from any of such Obligor’s material covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.

(ii)          It will perform, and use commercially reasonable efforts to cause the Servicer to perform, all of their obligations and agreements contained in this Agreement or any other Facility Document to which such Person is a party.

(c)         Further Assurances.  It shall promptly (or as otherwise reasonably requested by either Agent or the Majority Lenders (through the Administrative Agent)), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens).  At the request of either Agent or the Majority Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

(d)          Financial Statements; Other Information.  It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender):

(i)           if requested by the Administrative Agent, within 120 days after the end of each fiscal year of the Equityholder, a copy of the audited consolidated balance sheet of the Equityholder and its consolidated subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year;

(ii)         if requested by the Administrative Agent, within 75 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Equityholder and its consolidated subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Equityholder and its consolidated subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter;

(iii)        within three Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (A) Default (provided that if such Default is subsequently cured within three Business Days, the failure to provide notice of such Default shall not itself result in an Event of Default), (B) Event of Default, (C) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect, (D) Revaluation Event, (E) receipt of notice from the agent on a Collateral Loan that the related Obligor has defaulted (beyond applicable grace periods) in the payment of principal or interest or (F) Collateral Loan that ceases to be an Eligible Collateral Loan, a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(iv)         from time to time such additional information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of the Coverage Test and the Collateral Quality Test) as the Administrative Agent or the Majority Lenders (through the Administrative Agent) may reasonably request if reasonably available without undue burden or expense; provided that documents and information that either (1) are protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Borrower's reasonable judgment, (2) the Borrower may not disclose without violating Applicable Law or (3) the disclosure of which would violate any confidentiality agreement or restriction shall not be required to be provided hereunder;

(v)          promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

(vi)       promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act;

(vii)       within three Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly affecting in any material respect the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral; and

(viii)      with respect to each Obligor of a Collateral Loan within ten (10) Business Days of demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Collateral Loan or Obligor (to the extent reasonably available to the Servicer without undue burden or expense (other than expenses reimbursed by the Administrative Agent or the Lenders) pursuant to the Related Documents, including but not limited to: (1) the most recent management accounts with respect to such Obligor, including year-to-date profit and loss (including revenues and EBITDA), balance sheet, cashflow statements and capital structure updates, (2) the most recent business model, company strategy and business plan with respect to such Obligor, (3) any management presentations, discussions and analysis of such Obligor, and (4) all other material information provided to the Borrower (including any information related to a Revaluation Event); provided that, the Servicer shall obtain such information pursuant to this clause (viii) regardless of undue burden or expense if the Administrative Agent pays for such expenses;provided further that documents and information that either (A) are protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Borrower's reasonable judgment, (B) the Borrower may not disclose without violating Applicable Law or (C) the disclosure of which would violate any confidentiality agreement or restriction shall not be required to be provided hereunder

(e)         Access to Records and Documents.  It shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals: (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) the Related Documents with respect to the Collateral (in the case of each of clause (i) and (ii), other than (1) documents and information protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Borrower's reasonable judgment, (2) documents and information which such Person may not disclose without violating Applicable Law and (3) documents and information the disclosure of which would violate any confidentiality agreement or restriction); provided that, so long as no Event of Default has occurred, the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year pursuant to either this Section 5.01(e) or Section 5.02(e) by the Lenders and the Administrative Agent; provided further that a designee selected by the Servicer shall have the right to be present during any meeting with outside accountants; provided further, that, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such visit/inspection rights (or such visit/inspection rights under Section 5.02(e)) more than two times in any calendar year.  The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f)          Use of Proceeds.  It shall use the proceeds of each Advance made hereunder solely:

(i)           to fund or pay the purchase price of Collateral Loans or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein (it being understood that the Borrower may request an Advance to fund the applicable Advance Rate of one or more Collateral Loans either on the date of acquisition or at a later time during the Reinvestment Period pursuant to Article II);

(ii)          to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans purchased in accordance with the terms of this Agreement;

(iii)         to fund the Revolving Reserve Account on or prior to the Facility Termination Date to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting an Advance on a Borrowing Date falling no more than five and no less than one Business Day prior to the Facility Termination Date with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04); and

(iv)         to make Permitted Distributions or Permitted RIC Distributions.

Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g)         Information and Reports.  Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) shall be (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Borrower which was provided to the Borrower from (or on behalf of) an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Borrower or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon assumptions the Borrower and, if applicable, the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(h)         Opinions as to Collateral.  On or before each five year anniversary of the Closing Date, at the request of the Administrative Agent, it shall furnish to the Agents an opinion of counsel addressed to the Agents and the Borrower relating to the continued perfection of the security interest granted by the Borrower to the Collateral Agent hereunder.

(i)          No Other Business.  It shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Loans, Eligible Investments and the Collateral in connection therewith and entering into and performing its obligations under the Facility Documents, any applicable Related Documents and any other agreement contemplated by this Agreement.

(j)           Tax Matters.  It shall remain a disregarded entity for U.S. federal income tax purposes.

(k)         Compliance with Legal Opinions.  The Borrower shall take all other actions necessary to maintain the accuracy in all material respects of the factual assumptions set forth in the legal opinions of Milbank LLP, as special counsel to the Borrower, issued on the Closing Date and relating to the issues of substantive consolidation to the extent necessary so that Borrower’s special counsel or any other reputable counsel would be able to render a substantive non-consolidation opinion with respect to the Borrower.

(l)           Priority of Payments. It shall instruct (or cause the Servicer to instruct) the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.

Section 5.02         Covenants of the Servicer.  The Servicer covenants and agrees that, until the Collection Date:

(a)         Compliance with Agreements, Laws, Etc.  It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except, in the case of this clause (v), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          Enforcement.  It shall not take any action that would release any Obligor from any of such Obligor’s covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.

(c)         Further Assurances.  It shall promptly upon the request of either Agent or the Majority Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens).  At the request of either Agent or the Majority Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

(d)          Other Information.  It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent:

(i)           within three (3) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of the occurrence and continuance of any (A) Default  (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default), (B) Event of Default, (C) Potential Servicer Event of Default (provided that if such Potential Servicer Event of Default is subsequently cured within three (3) Business Days, the failure to provide notice of such Potential Servicer Event of Default shall not itself result in an Servicer Event of Default), (D) Servicer Event of Default, (E) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect, (F) Revaluation Event, (G) receipt of notice from the agent on a Collateral Loan that the related Obligor has defaulted (beyond applicable grace periods) in the payment of principal or interest or (H) Collateral Loan that ceases to be an Eligible Collateral Loan, a certificate of a Responsible Officer of the Servicer setting forth the details thereof and the action which the Servicer is taking or proposes to take with respect thereto;

(ii)          from time to time such additional information regarding the Collateral (including reasonably detailed calculations of each Coverage Test and the Collateral Quality Test) as the Administrative Agent or the Majority Lenders (through the Administrative Agent) may reasonably request if reasonably available without undue burden or expense; provided that documents and information that either (1) are protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Servicer's reasonable judgment, (2) the Servicer may not disclose without violating Applicable Law or (3) the disclosure of which would violate any confidentiality agreement or restriction shall not be required to be provided hereunder;

(iii)        a Borrowing Base Calculation Statement on (A) each date on which the Servicer sells or substitutes (or commits to sell or substitute, as the case may be) any Collateral Loan and (B) within two Business Days following the date on which the Servicer obtains knowledge of any Material Modification or Revaluation Event to a Collateral Loan;

(iv)        promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act; and

(v)          within three (3) Business Days after a Responsible Officer of the Servicer obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly and adversely affecting in any material respect the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral.

(e)         Access to Records and Documents.  It shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals its books, records and accounts relating to the Collateral, the Borrower, the Facility Documents and the performance of the Servicer under the Facility Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants (in each case other than (1) documents and information protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Borrower's reasonable judgment, (2) documents and information which such Person may not disclose without violating Applicable Law and (3) documents and information the disclosure of which would violate any confidentiality agreement or restriction); provided that so long as no Event of Default has occurred the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year pursuant to either this Section 5.02(e) or Section 5.01(e) by the Lenders and the Administrative Agent; provided further that a designee selected by the Servicer shall have the right to be present during any meeting with outside accountants; provided further, that, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such visit/inspection rights (or such visit/inspection rights under Section 5.01(e)) more than two times in any calendar year.  The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f)         Information and Reports.  Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) shall be (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Servicer which was provided to the Servicer from (or on behalf of) an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Servicer or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Servicer represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon assumptions the Servicer believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Servicer and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(g)        Collections.  It shall direct any agent or administrative agent for any Collateral Loan (i) to remit all payments and collections with respect to such Collateral Loan and (ii) if an Obligor may make payments directly to the lenders under the Related Documents, to direct the Obligor with respect to such Collateral Loan to remit all such payments and collections with respect to such Collateral Loan directly to the Collection Account.

(h)          Priority of Payments.  It shall instruct the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.

(i)           Anti-Corruption Laws and Sanctions.  The Servicer shall maintain and shall ensure that its Affiliates within the Oak Hill Advisor Group maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction.  The Servicer shall not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

Section 5.03         Negative Covenants of the Borrower.  The Borrower covenants and agrees that, until the Collection Date:

(a)         Restrictive Agreements.  It shall not enter into or suffer to exist or permit to become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b)        Liquidation; Merger; Sale of Collateral.  It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger, consolidation or division (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations).

(c)          Amendments to Constituent Documents, Etc.  Without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), (i)  it shall not amend, modify or take any action inconsistent with any “Special Purpose Provisions” (as defined in its LLC Agreement) set forth in its LLC Agreement and (ii) it will not amend, modify or waive in any material respect any term or provision in any Facility Document (other than in accordance with any provision thereof requiring the consent of the Administrative Agent or all or a specified percentage of the Lenders).

(d)          ERISA.  It shall not establish or incur any liability or obligation with respect to any Plan or Multiemployer Plan and no member of the ERISA Group shall establish or incur any liability or obligation with respect to any Plan or Multiemployer Plan.

(e)         Liens.  It shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f)          Margin Requirements; Covered Transactions.  It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g)         Changes to Filing Information; Change of Location of Related Documents.  It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Agents and takes all actions that the Administrative Agent or the Majority Lenders (through the Administrative Agent) reasonably request and determine to be necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral.  It shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments, unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in full effect.

(h)         Transactions with Affiliates.  Except as otherwise may be required or permitted by the Loan Sale Agreement or as set forth in the immediately following sentence, it shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, the Servicer, the Equityholder and/or any of their Affiliates (including sales of Defaulted Collateral Loans and other Collateral Loans), unless (x) such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision) or (y) the Borrower has received the prior written consent of the Administrative Agent with respect to such transaction.  Notwithstanding the foregoing or anything to the contrary contained herein, nothing shall prohibit the Borrower from (i) transferring or distributing the Collateral Loans to the Equityholder or an Affiliate of the Equityholder, as applicable, in accordance with Article X, (ii) making Permitted Distributions (in accordance with the definition thereof) or (iii) making Permitted RIC Distributions on any Business Day (in accordance with the definition thereof).

(i)           Investment Company Restriction.  Assuming compliance by the Lenders and any Participant with Section 13.06 hereof, it shall not and shall not permit the pool of Collateral to become required to register as an “investment company” under the Investment Company Act.

(j)          Anti-Corruption and Sanctions.  The Borrower shall maintain and shall ensure that its Affiliates within the Oak Hill Advisor Group maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. The Borrower shall not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

(k)          [Reserved].

(l)          Indebtedness; Guarantees; Securities; Other Assets.  It shall not incur or assume or guarantee any Indebtedness or issue any additional securities other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, including expenses payable in the ordinary course of business, (ii) obligations under its Constituent Documents, (iii) pursuant to customary indemnification, expense reimbursement and similar provisions under the Related Documents or (iv) the issuance of additional limited liability company interests in the Borrower to the Equityholder.  It shall not acquire any Collateral Loan or other property other than as expressly permitted under the Facility Documents, it being understood and agreed that the Borrower shall be permitted to acquire Collateral Loans from the Servicer, the Equityholder and/or their Affiliates and from unaffiliated third parties.

(m)        Validity of this Agreement.  It shall not (i) except in connection with any transaction permitted hereunder, take any action or omit to take any action, the result of which would permit the validity or effectiveness of any Facility Document or any grant of Collateral under this Agreement to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or take any action or omit to take any action, the result of which would permit any Person to be released from any covenant or obligation with respect to this Agreement and (ii) except as permitted by any Facility Document, take any action that would permit the Lien of this Agreement not to constitute a valid first priority perfected security interest in the Collateral (subject to Permitted Liens).

(n)          Subsidiaries.  It shall not have or permit the formation of any subsidiaries, except (i) in connection with the receipt of equity securities with respect to a Collateral Loan, an Eligible Investment or any exchange offer, work-out or restructuring of a Collateral Loan or (ii) Tax Blocker Subsidiaries.

(o)          Name.  It shall not conduct business under any name other than its own.

(p)          Employees.  It shall not have any employees (other than officers or directors, to the extent they are employees).

(q)          Non-Petition.  It shall not be party to any agreements under which it has any material obligation or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for this Agreement, loan agreements, related loan documents, any agreements related to the purchase and sale of any Collateral Loan which contain customary (as determined by the Servicer) purchase or sale terms or which are documented using customary (as determined by the Servicer) loan trading documentation in connection with the Collateral Loans and any agreement that does not impose a material obligation on the Borrower and that is of a type that customarily does not include “non-petition” or “limited recourse” provisions (including customary service contracts and engagement letters entered into with third party service providers (including independent accountants and providers of independent managers)).

(r)          Certificated Securities.  It shall not acquire or hold any Certificated Securities in bearer form in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Servicer).

Section 5.04         Covenants of the Equityholder.  The Equityholder covenants and agrees that, until the Collection Date:

(a)          Compliance with Agreements, Laws, Etc.  It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, (v) comply with the terms and conditions of its Constituent Documents except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (vi) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except, in the case of clause (vi), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)         Other Information.  It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act.

(c)        Anti-Corruption Laws and Sanctions.  The Equityholder shall maintain and shall ensure that its Affiliates within the Oak Hill Advisor Group maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. The Equityholder shall not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

(d)         Separateness.  The Equityholder shall not take any action that causes, or omit to take any action that results in, the Borrower to fail to comply with any of its covenants in Section 5.05 and the Equityholder shall take all other actions necessary to maintain the accuracy in all material respects of the factual assumptions set forth in the legal opinions of Milbank LLP, as special counsel to the Borrower, issued on the Closing Date and relating to the issues of substantive consolidation to the extent necessary so that Borrower’s special counsel or any other reputable counsel would be able to render a substantive non-consolidation opinion with respect to the Borrower.

(e)          Liens.  The Equityholder shall neither pledge (nor permit to be pledged) the equity interests in the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien other than Permitted Liens.

Section 5.05        Certain Undertakings Relating to Separateness.  Without limiting any, and subject to all, other covenants of the Borrower, the Equityholder and the Servicer contained in this Agreement, the Borrower (the Servicer in acting on behalf or for the benefit of the Borrower and the Equityholder in acting on behalf of the Borrower as the equityholder in the Borrower) shall conduct its business and operations separate and apart from that of any other Person (including  the Equityholder and any of their Affiliates) and in furtherance of the foregoing:

(a)          The Borrower shall maintain its accounts, books, accounting and other records, and other documents separate from those of any other Person; provided that the Borrower may be consolidated into the Equityholder solely for tax and accounting purposes.

(b)          The Borrower shall not commingle or pool any of its funds or assets with those of the Servicer, the Equityholder or any of their Affiliates or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Facility Documents.

(c)          The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person (although, in connection with certain financial reporting (if any), regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder).

(d)          The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; provided, however, in its capacity as Servicer, TRP OHA Servicer I, LLC may from time to time advance expenses of the Borrower for which TRP OHA Servicer I, LLC is later reimbursed pursuant to the Priority of Payments.

(e)          The Borrower has observed, and shall observe, all (A) limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder), and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its operating agreement in a manner that would adversely affect the existence of the Borrower as a bankruptcy-remote special purpose entity.  The Borrower shall have at least one Independent Manager at all times (subject to the time periods for replacement of Independent Managers that have resigned or have been removed set forth in the Borrower’s Constituent Documents).

(f)          The Borrower shall not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person, except as permitted by or pursuant to the Facility Documents.

(g)         The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person (although, in connection with certain financial reporting (if any), advertising and marketing, it may be identified as a subsidiary of the Equityholder); provided that the assets of the Borrower may be consolidated for accounting purposes and included in consolidated financial statements of the Equityholder and/or the Servicer as required by GAAP or applicable law.

(h)          The Borrower shall not identify itself as a division of any other Person.

(i)           The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.

(j)           Except as may be provided in the Facility Documents, any transaction between the Borrower and any of the Servicer, the Equityholder and their Affiliates shall be on arm’s length terms.

(k)          Except as permitted by, or pursuant to, the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person (other than its pledge of the Collateral hereunder to the Collateral Agent for the benefit of the Secured Parties).

(l)         The Borrower shall not acquire any securities or debt instruments issued by the Equityholder, the Servicer, any Affiliates of the foregoing or any other Person (except (i) in connection with the receipt of equity securities with respect to a Collateral Loan, an Eligible Investment or any exchange offer, work-out or restructuring of a Collateral Loan, (ii) equity interests in any Tax Blocker Subsidiary or (iii) the Collateral Loans and the Eligible Investments).

(m)         The Borrower shall not make loans or advances to any Person, except for the Collateral Loans and as permitted by or pursuant to the Facility Documents.

(n)          The Borrower shall make no transfer of its Collateral Loans, except as permitted by or not prohibited by or pursuant to the Facility Documents.

(o)          The Borrower shall file its own tax returns separate from those of any other Person or entity, except to the extent that the Borrower is not required to file tax returns under Applicable Law or is not permitted to file its own tax returns separate from those of any other Person.

(p)          The Borrower shall, to the extent used in its business, use separate stationery, invoices and checks.

(q)          The Borrower shall correct any known misunderstanding regarding its separate identity.

(r)           The Borrower shall maintain adequate capital in light of its contemplated business operations.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01    Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          a default in the payment, when due and payable, of (x) any principal in respect of the Advances or (y) any interest or other payment required to be made to the Administrative Agent or any Lender pursuant to this Agreement or any other Facility Document and if such date is not the Final Maturity Date, such default, solely in the case of this clause (y), has not been cured within five (5) Business Days after written notice thereof to the Borrower by the Administrative Agent;

(b)         any failure by the Borrower to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited credited or delivered by it, on or before the date occurring five (5) Business Days after the date such deposit or distribution is required to be made by the Servicer;

(c)          the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(d)          except as otherwise provided in this Section 6.01, a default in the performance, or breach, of any covenant or agreement of the Borrower or Equityholder under this Agreement or the other Facility Documents to which either is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, the Collateral Quality Test, any Class Minimum OC Coverage Test or any Coverage Test is not an Event of Default under this clause (d)), or the failure of any representation or warranty of the Borrower or the Equityholder made in this Agreement or in any other Facility Document to be correct, in each case, in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (i) written notice to the Borrower and the Servicer (which may be by e-mail) by either Agent, and (ii) a Responsible Officer of the Borrower or the Servicer has acquired actual knowledge thereof; provided that if such default, breach or failure cannot be cured, such Event of Default shall occur immediately after receipt by the Borrower of such written notice from the Administrative Agent; provided further that the sale of any Warranty Loan pursuant to, and in accordance with the terms of, Article VI of the Loan Sale Agreement shall remedy the failure of any representation of the Borrower related to such Collateral Loan being an Eligible Collateral Loan;

(e)          any default in the performance, or breach, of any covenant or agreement of the Equityholder under, or in connection with, Section 13.22(a) or (b) of this Agreement, or the failure of any representation or warranty of the Equityholder made in Section 4.03(q) or 4.03(r) of this Agreement to be correct, in all material respects when the same shall have been made as determined by the Administrative Agent in its reasonable judgment in consulation with reputable counsel;

(f)          the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens or any sale, assignment, disposition or other transaction not prohibited by this Agreement);

(g)          the Borrower assigns any of its rights, obligations, or duties under the Facility Documents without the prior written consent of each Lender;

(h)          the Borrower’s assets (or the Collateral) constitute “plan assets” for purposes of the Plan Asset Rule;

(i)          (i) any Facility Document or any material provision thereof shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Equityholder or the Servicer, (ii) the Borrower, the Equityholder, the Servicer or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder, or (iii) any Lien securing any obligation under any Facility Document shall, in whole or in part, cease to be a first priority perfected security interest of the Collateral Agent, except as otherwise permitted in accordance with the Facility Documents (subject to Permitted Liens);

(j)          an Insolvency Event relating to the Borrower or the Equityholder;

(k)          failure to reduce the Advances to $0 by the Final Maturity Date;

(l)          a Change of Control with respect to the Borrower;

(m)         subject to the requirements in Section 6.02 (including, without limitation, the proviso therein), the occurrence of an OC Ratio Breach and such OC Ratio Breach remains unremedied for a period of 10 consecutive Business Days without being cured;

(n)         the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of the Dollar Equivalent of $200,000, with respect to the Borrower (net of amounts covered by insurance), or the Dollar Equivalent of $25,000,000, with respect to the Equityholder (net of amounts covered by insurance), and the Borrower or Equityholder, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;

(o)         the Borrower fails to have at least one Independent Manager; provided that the resignation, death, disability of an Independent Manager or the removal of an Independent Manager for “cause” shall not affect this clause (o) unless the Borrower fails to appoint a new Independent Manager within ten (10) Business Days of the effective date of such removal or resignation;

(p)          any Monthly Report shall fail to be delivered when due and such failure shall continue for five (5) Business Days after receipt of written notice thereof;

(q)          a Servicer Event of Default occurs;

(r)         (i) the IRS shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days or (ii) the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days;

(s)          the failure of the Equityholder, the Borrower or any of the Borrower’s subsidiaries to make any payment when due (after giving effect to any related grace period set forth in the related agreements) under one or more agreements for borrowed money to which it is a party in an amount in excess of the Dollar Equivalent of $200,000, with respect to the Borrower, or the Dollar Equivalent of $25,000,000, with respect to the Equityholder, and, as a result of such default the holder or holders of such indebtedness or any trustee or agent on behalf of such holder or holders caused all such indebtedness to be accelerated and become due and payable;

(t)           the Borrower shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, $200,000, with respect to the Borrower; or

(u)          the Borrower shall fail to qualify as a bankruptcy-remote entity based on customary criteria such that Borrower’s special counsel or any other reputable counsel could no longer render a substantive non-consolidation opinion with respect to the Borrower.

Upon a Responsible Officer of the Borrower or the Servicer obtaining actual knowledge of the occurrence of an Event of Default, each of the Borrower and the Servicer shall promptly (and in any event within two (2) Business Days) notify each other and the Agents, specifying each specific Event of Default that has then occurred as well as all other Events of Default that are then known to be continuing.  Upon the occurrence of an Event of Default actually known to a Responsible Officer of the Collateral Agent, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Event of Default in writing.

Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent shall, at the request of, or may with the consent of, the Majority Lenders, by notice to the Borrower (with a copy to the Collateral Agent), do any one or more of the following:  (1) declare the Individual Lender Maximum Funding Amounts to be terminated, whereupon the Individual Lender Maximum Funding Amounts shall be terminated, and (2) declare the principal of and the accrued Interest on the Advances and all other Obligations whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (j) of this Section 6.01, the Individual Lender Maximum Funding Amounts shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

In addition, upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Majority Lenders) to the Servicer of the exercise of control rights with respect to the Collateral, the Administrative Agent may exercise the following rights:  (1) the exercise of the Servicer’s rights and obligations under the Facility Documents, including its unilateral power to (A) consent to modifications to Collateral Loans, (B) take any discretionary action with respect to Collateral Loans and (C) direct the acquisition, sales and other dispositions of Collateral Loans to be immediately terminated; (2) to require the Servicer to obtain the consent of the Administrative Agent before agreeing to any modification of any Collateral Loan, taking any discretionary action with respect to any Collateral Loan or causing the Borrower to sell or otherwise dispose of any Collateral Loan; and (3) to require the Servicer to cause the Borrower to sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent pursuant to Section 7.03 but subject to rights of the Equityholder and its Affiliates under Section 6.03.

Section 6.02       OC Ratio Posting Payments.  Notwithstanding anything to the contrary in this Agreement, if an OC Ratio Breach has occurred, within ten (10) Business Days of the occurrence of such OC Ratio Breach, the Equityholder may, but shall not be required to, cure such condition by making a cash payment into the Trust Account in an amount that would cause such OC Ratio Breach to be cured after giving effect to such payment into the Trust Account (any such payment, an “OC Ratio Posting Payment”).

Section 6.03       Repurchase of Collateral.  Notwithstanding anything to the contrary herein or in any Facility Document, in connection with any liquidation or disposition of the Collateral, including without limitation, upon the termination of the Individual Lender Maximum Funding Amounts following the occurrence and during the continuation of an Event of Default, the Equityholder and/or any of its Affiliates shall have the right to purchase the Collateral subject to such liquidation or disposition at a purchase price at least equal to the sum of the then accrued and outstanding Obligations, as reasonably determined by the Administrative Agent. Any such party may exercise such right by delivering written notice to the Administrative Agent (an “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than three (3) Business Days after the date on which the Borrower receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Individual Lender Maximum Funding Amounts, as applicable, and the intent of the Administrative Agent to liquidate or dispose of the Collateral, and which Exercise Notice shall set forth evidence that the Equityholder or its Affiliate (or designee) has sufficient capital (or has made capital calls for sufficient amounts) to consummate such purchase in accordance with this Section 6.03.  Once an Exercise Notice is delivered to the Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above, for settlement within the normal settlement period for such Collateral.  Neither the Collateral Agent, the Administrative Agent nor any Lender shall assert any right or remedy in respect of the Collateral, including any right described in Section 6.01, Section 7.03 or Article XI, or cause the removal of the Servicer, or cause the liquidation or disposition of the Collateral Loans to occur, in each case during the time that the Equityholder and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral pursuant to this Section 6.03.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

Section 7.01        Grant of Security.  (a)  The Borrower hereby grants, pledges and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (in each case excluding the Excluded Amounts) (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

(i)           all Collateral Loans and Related Documents (including those listed, as of the Closing Date, in Schedule 3), both now and hereafter owned, including all Collections and other Proceeds thereon or with respect thereto;

(ii)          each Covered Account and all Money and all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account) from time to time on deposit in or credited to each Covered Account;

(iii)         all interest, dividends, distributions and other Money or property of any kind distributed in respect of the Collateral Loans of the Borrower, which the Borrower is entitled to receive, including all Collections in respect of its Collateral Loans;

(iv)        each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;

(v)          all cash or Money in possession of the Borrower or delivered to the Collateral Agent (or its bailee);

(vi)        all securities, loans and investments and, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter-of-credit rights, commercial tort claims, documents, goods, letters of credit, money, oil, gas or other minerals before extraction, and supporting obligations of the Borrower, and all other property of any type or nature in which the Borrower has an interest (including the equity interests of each subsidiary of the Borrower), and all property of the Borrower which is delivered to the Collateral Agent by or on behalf of the Borrower (whether or not constituting Collateral Loans or Eligible Investments);

(vii)       all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(viii)      all Proceeds of any and all of the foregoing.

(b)          All terms used in this Section 7.01 but not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC as applicable.

Section 7.02        Release of Security Interest.  Upon the Collection Date or pursuant to Section 8.08, the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall prepare and reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral.  The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall automatically and immediately terminate and the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall prepare and reasonably request to reflect or evidence such termination.  Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03        Rights and Remedies.  Subject to Section 6.03, the Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law.  Upon the occurrence and during the continuance of an Event of Default but subject to Section 6.03, the Collateral Agent or its designees shall, at the written direction of the Administrative Agent or the Majority Lenders acting through the Administrative Agent, (a) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other document relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (b) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (c) take control of the Proceeds of any such Collateral; (d) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (e) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (f) enforce the Borrower’s rights and remedies with respect to the Collateral; (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (h) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (i) redeem any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (j) make copies of all books, records and documents relating to the Collateral; and (k) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.  To the extent permitted by applicable law, each of the Borrower, the Servicer and the Equityholder waive all claims, damages and demands it may acquire against the Administrative Agent and the Collateral Agent arising out of the exercise by the Administrative Agent or the Collateral Agent of any of their rights under this Section 7.03, except for any claims, damages and demands it may have against the Administrative Agent or the Collateral Agent arising from the wilful misconduct or gross negligence of the Administrative Agent or the Collateral Agent or their affiliates, or any agents or employees of the foregoing.

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of either Agent or the Majority Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Collateral Agent or its designee.  For purposes of taking the actions described in clauses (a) through (k) of this Section 7.03 the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, but at the cost and expense of the Borrower and, except as expressly required by Applicable Law, without notice to the Borrower.  Such appointment shall in no way impose upon the Collateral Agent any obligation to take any such action unless specifically directed to do so by the Administrative Agent (either individually or at the written direction of the Majority Lenders) and subject to the receipt of indemnity from the Lenders reasonably satisfactory to it.

Each of the Borrower, the Servicer and the Equityholder recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such item of Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each of the Borrower, the Servicer and the Equityholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Administrative Agent on behalf of the Secured Parties than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale.

Each of the Borrower, the Servicer and the Equityholder further agrees that a breach of any of their covenants contained in this Section 7.03 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.03 shall be specifically enforceable against the Borrower, the Servicer and the Equityholder, and each of the Borrower, the Servicer and the Equityholder hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement or any defense relating to the Administrative Agent’s willful misconduct or gross negligence.

Pursuant to the UCC, each of the Borrower, the Servicer and the Equityholder hereby specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that the Secured Party has not registered or sought to register the Collateral under the Securities Act, even if the Borrower agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that the Secured Party purchases the Collateral at such a sale.

Each of the Borrower, the Servicer and the Equityholder agrees that neither the Administrative Agent nor the Collateral Agent shall have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by the Administrative Agent or the Collateral Agent pursuant to this Agreement.  Each of the Borrower, the Servicer and the Equityholder hereby agrees that the Administrative Agent or the Collateral Agent shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Collateral, or any part thereof, at any sale conducted in a commercially reasonable manner, it being agreed by the parties hereto that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value. The Borrower, the Servicer and the Equityholder hereby waive any claims against the Administrative Agent and the Collateral Agent arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Borrower’s obligations under this Agreement, even if the Administrative Agent or the Collateral Agent accepts the first bid received and does not offer any Collateral to more than one bidder, provided that Administrative Agent or the Collateral Agent has acted in a commercially reasonable manner in conducting such private sale. Without in any way limiting the Administrative Agent’s or the Collateral Agent’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, each of the Borrower, the Servicer and the Equityholder hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale, and each of the Borrower, the Servicer and the Equityholder hereby irrevocably waives any right to contest any such sale conducted in accordance with the following provisions:

(1)          the Administrative Agent or the Collateral Agent conducts such foreclosure sale in the State of New York;

(2)          such foreclosure sale is conducted in accordance with the laws of the State of New York;

(3)          not more than thirty days before, and not less than three Business Days in advance of such foreclosure sale, the Administrative Agent or the Collateral Agent notifies the Borrower, the Servicer and the Equityholder at the address set forth herein of the time and place of such foreclosure sale; and

(4)          the Borrower, the Servicer and the Equityholder are subject to terms and conditions in such foreclosure sale that in no material respect are worse than the terms and conditions applicable to the other foreclosure sale participants.

In connection with any proposed sale of the Collateral directly or indirectly by the Administrative Agent or Collateral Agent following an Event of Default, the Equityholder, the Servicer and their respective Affiliates shall have the right to purchase any or all of the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder, the Servicer and their respective Affiliates fail to exercise this purchase right within ten (10) days following the earlier of acceleration of the Obligations or notice of such proposed sale, then such contractual rights shall be irrevocably forfeited by the Equityholder, the Servicer and all Affiliates thereof, but nothing herein shall prevent the Equityholder, the Servicer or their respective Affiliates from bidding at any sale of such Collateral.

Notwithstanding anything in this Section 7.03 to the contrary, the Collateral Agent shall be under no duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and to the extent expressly so directed by the Administrative Agent or the Majority Lenders, as applicable; provided that the Collateral Agent shall not be required to take any action hereunder at the direction of the Administrative Agent or any Secured Party if such action would, in the reasonable determination of the Collateral Agent (x) be in violation of or contrary to applicable law or any provisions of this Agreement or other Facility Document or (y) expose the Collateral Agent to liability unless it has received reasonably satisfactory indemnity with respect thereto.

All sums paid or advanced by the Collateral Agent in connection with the foregoing and all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

Section 7.04         Remedies Cumulative.  Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either of the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05        Related Documents.  (a)  Each of the Borrower and the Servicer hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of either Agent, promptly forward to such Person all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, (ii) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent any reasonably requested information relating to any specified Collateral Loans and (iii)  act (or continue to refrain from acting) in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent (in its reasonable discretion).

(b)         The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.  In addition, in accordance with the Custodian Agreement, promptly (and in any event, within five (5) Business Days) following its acquisition of any Collateral Loan, the Borrower shall deliver to the Custodian, to the extent applicable, copies of the Related Documents.

Section 7.06        Borrower Remains Liable.  (a)  Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b)          No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, or the transactions contemplated hereby or thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of Law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07        Protection of Collateral.  The Borrower shall from time to time execute, deliver, file and/or authorize the filing of all UCC-1 financing statements and continuation statements and the equivalent thereof in any applicable foreign jurisdiction, if applicable, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Secured Parties hereunder and to:

(a)          grant security more effectively on all or any portion of the Collateral;

(b)          maintain, preserve and perfect any grant of security made or to be made by this Agreement including the first priority (subject to Permitted Liens) nature of the Lien granted hereunder or to carry out more effectively the purposes hereof;

(c)          perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary as a result of changes in Law);

(d)          enforce any of the Collateral or other instruments or property included in the Collateral;

(e)          preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(f)          pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement and continuation statement and the equivalent thereof in any applicable foreign jurisdiction, if applicable, and all other instruments, and take all other actions, required pursuant to this Section 7.07 if the Borrower fails to take any such action within ten (10) Business Days after either Agent’s request therefor.  Such designation shall not impose upon the Collateral Agent or the Administrative Agent or any other Secured Party, or release or diminish, the Borrower’s obligations under this Section 7.07.  The Borrower further authorizes the Collateral Agent to file UCC-1 financing statements or the equivalent thereof in any foreign jurisdiction, if applicable, that name the Borrower as debtor and the Collateral Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01        Collection of Money.  Except as otherwise expressly provided herein, the Collateral Agent shall at the direction of the Administrative Agent, demand payment or delivery of, and shall collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral.  The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement.  Each Covered Account shall be established and maintained under the Account Control Agreement with a Qualified Institution.  Any Covered Account may contain any number of subaccounts and related deposit accounts for the convenience of the Collateral Agent or as required by the Servicer for convenience in administering the Covered Account or the Collateral, including subaccounts for purposes of Available Currencies. To the extent any Available Currency is required to be converted into any other currency to make any payments pursuant to this Agreement the Servicer shall direct the Custodian to make such conversion.

Section 8.02       Collateral Account and Collection Account.  (a)  In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary (i) the “Collateral Account,” which shall be maintained with the Securities Intermediary in accordance with the Account Control Agreement and which shall be in the name of the Borrower subject to the Lien of the Collateral Agent, and (ii) the “Collection Account” which shall be maintained with the Securities Intermediary in accordance with the Account Control Agreement, which shall be in the name of the Borrower subject to the Lien of the Collateral Agent and which shall consist of two segregated subaccounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount.”  The Collateral Agent shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 8.06(a), promptly upon receipt thereof, all Interest Proceeds received by the Collateral Agent and identified as such by the Servicer.  The Collateral Agent shall deposit promptly upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Subaccount including, in addition to the deposits required pursuant to Section 8.06(a), all Principal Proceeds (unless simultaneously reinvested in additional Collateral Loans in accordance with Article X or in Eligible Investments or required to be deposited in the Revolving Reserve Account pursuant to Section 8.04) received by the Collateral Agent and identified as such by the Servicer.  All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided.  Subject to Section 8.02(c), amounts in the Collection Account shall be reinvested pursuant to Section 8.06(a).  Other than as expressly set forth herein, the Collateral Agent shall from time to time deposit into the Collateral Account any Collateral that is capable of being delivered to and held by the Securities Intermediary and credited to an account in accordance with the terms of this Agreement and the Account Control Agreement.

(b)          At any time when reinvestment is permitted pursuant to Article X, the Borrower, or the Servicer, acting on behalf of the Borrower (subject to compliance with Article X), may, by delivery of a certificate or an email (of a .pdf or other similar file) instruction of a Responsible Officer of the Servicer or a trade ticket, direct the Collateral Agent to, and upon receipt of such certificate, email or trade ticket, as applicable, the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with accrued interest received with regard to any Collateral Loan and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Loan or to make a Permitted Distribution or a  Permitted RIC Distribution) and deposit such amounts in the Trust Account for reinvestment in additional Collateral Loans or make a Permitted Distribution or a  Permitted RIC Distribution in accordance with such certificate, email or trade ticket.  At any time as of which sufficient funds are not on deposit in the Revolving Reserve Account, the Borrower, or the Servicer, acting on behalf of the Borrower, may, by delivery of a certificate of a Responsible Officer of the Servicer, direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds or the Trust Account, as applicable, and remit such funds as so directed by the Servicer to meet the Borrower’s funding obligations in respect of Delayed Drawdown Collateral Loans or Revolving Collateral Loans or to deposit into the Revolving Reserve Account.

(c)          The Collateral Agent shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on the Business Day prior to each Payment Date, the amount set forth to be so transferred in the Monthly Report for such Payment Date, including specifying the amounts from the Principal Collection Subaccount and the Interest Collection Subaccount. The Monthly Report shall constitute instructions to the Collateral Agent to withdraw funds from the Collection Account and pay or transfer such amounts set forth therein in the manner specified and in accordance with Section 9.01(a).

Section 8.03        Payment Account.  In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “TRP OHA SPV Funding I, LLC Payment Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Payment Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent.  Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement.  The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Agreement and the Priority of Payments.  Amounts on deposit in the Payment Account will not be invested.

Section 8.04       The Revolving Reserve Account; Fundings. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “TRP OHA SPV Funding I, LLC Revolving Reserve Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Revolving Reserve Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent.  The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement.  The Borrower shall not have any legal, equitable or beneficial interest in the Revolving Reserve Account other than in accordance with this Agreement and the Priority of Payments.

During the Reinvestment Period, fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, then available Principal Proceeds on deposit in the Collection Account and finally, available Advances.  On the last day of the Reinvestment Period, to the extent the amount of funds on deposit in the Revolving Reserve Account are less than the Revolving Exposure, (x) the Borrower shall request a final Advance in an amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure; provided that after giving effect to such Advance, the aggregate principal amount of the Advances then outstanding shall not exceed the Maximum Available Amount, and/or (y) the Borrower shall deposit other available funds into the Revolving Reserve Account in an amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure.  After the Facility Termination Date, fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, and then available Principal Proceeds on deposit in the Collection Account.  In addition, after the Facility Termination Date, all Principal Proceeds received with respect to Revolving Collateral Loans shall be deposited into the Revolving Reserve Account to the extent necessary so that the amount in the Revolving Reserve Account is at least equal to the Revolving Exposure.

Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Servicer pursuant to Section 8.06 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.  Funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans; provided that, the Collateral Agent, at the direction of the Borrower (or the Servicer on its behalf) shall, (1) during the Reinvestment Period, remit any funds on deposit in the Revolving Reserve Account to the Principal Collection Subaccount so long as after giving effect thereto the Minimum OC Coverage Test is satisfied, and (2)  after the Reinvestment Period, remit any funds on deposit in the Revolving Reserve Account to the Principal Collection Subaccount so long as after giving effect thereto the amount remaining on deposit in the Revolving Reserve Account at least equals the amount of the Revolving Exposure.  In addition, following the occurrence and during the continuance of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount pursuant to and at the direction of the Administrative Agent.

For the avoidance of doubt, during the Reinvestment Period, the Borrower shall not be required to deposit (or keep on deposit) any amount in the Revolving Reserve Account.

Section 8.05        Trust Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “TRP OHA SPV Funding I, LLC Trust Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Trust Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent.  All cash received by the Borrower from contributions by the Equityholder, all OC Ratio Posting Payments, all Advance proceeds and any amounts transferred from the Principal Collection Subaccount pursuant to the Priority of Payments or in connection with the purchase of additional Collateral Loans pursuant to Section 10.02 will be deposited in the Trust Account. The only permitted withdrawals from or application of funds on deposit in the Trust Account shall be to (a) make voluntary prepayments of Advances pursuant to Section 2.06(a) or other payments expressly provided for in this Agreement, (b) to purchase Collateral Loans with the prior written consent of the Administrative Agent or (c) make Permitted Distributions or Permitted RIC Distributions. Following the occurrence and during the continuance of an Event of Default, funds in the Trust Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount pursuant to and at the direction of the Administrative Agent.

Section 8.06        Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent.  (a)  By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Servicer on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, in accordance with such direction, (i) invest all funds on deposit in the Collection Account, the Trust Account and the Revolving Reserve Account in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such other maturities expressly provided herein, including Section 8.04 above) or (ii) withdraw such funds for the purposes of making payments in respect of outstanding Advances in the applicable Available Currency at such time.  If, prior to the occurrence of an Event of Default, the Servicer shall not have given any such investment directions, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in the Specified Eligible Investment (or if none has been selected, shall remain uninvested).  After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in Eligible Investments selected by the Administrative Agent (and if no Eligible Investment has been specified, such funds shall be invested in the Specified Eligible Investment, or held uninvested if none has been selected or the Specified Eligible Investment is unavailable).  Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount.  Absent its timely receipt of such instruction from the Servicer in accordance with the foregoing, the Collateral Agent shall not be under an obligation to invest (or pay interest on) funds held hereunder.  The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment.

(b)          The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  All Covered Accounts shall remain at all times with the Securities Intermediary.

(c)          The Collateral Agent shall supply, in a timely fashion, to the Borrower and the Servicer any information regularly maintained by the Collateral Agent that the Borrower or the Servicer may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent and required to be provided by Section 8.07 or to permit the Servicer to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Servicer.  The Collateral Agent shall promptly forward to the Servicer copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor and Clearing Agency with respect to such Obligor.

Section 8.07        Accountings.

(a)         Monthly.  Not later than two (2) Business Days prior to each Payment Date, beginning with August 2024 (such date, the “Monthly Reporting Date”), the Servicer shall compile and provide (or cause to be provided) to the Agents and the Lenders, a monthly report for the prior calendar month (each, a “Monthly Report”) in accordance with this Section 8.07, which Monthly Report may be amended, modified or otherwise supplemented from time to time with the consent of the Servicer and the Administrative Agent.  The Servicer shall compile and provide to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit H for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Agent and the Administrative Agent).  The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent at least five (5) Business Days prior to the Monthly Reporting Date.  The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (xvi) below made by the Servicer in any such Monthly Report for such calendar month, within two (2) Business Days of the receipt thereof and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Monthly Report.  The Collateral Agent shall re-calculate pursuant to the preceding sentence:  (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) Excess Concentration Amount, (iv) Maximum Available Amount, (v) Class 1A Borrowing Base, (vi) Class 1B Borrowing Base, (vii) Class 2A Borrowing Base, (viii) Class 2B Borrowing Base, (ix) Class 3A Borrowing Base, (x) Class 3B Borrowing Base, (xi) Class 4A Borrowing Base, (xii) Class 4B Borrowing Base Class, (xiii) Class 1A OC Ratio, (xiv) Class 1B OC Ratio, (xv) Class 2A OC Ratio, (xvi) Class 2B OC Ratio, (xvii) Class 3A OC Ratio, (xviii) Class 3B OC Ratio, (xix) Class 4A OC Ratio, (xx) Class 4B OC Ratio, (xxi) each Class Minimum OC Coverage Test, (xxii) each Coverage Test, (xxiii) the Collateral Quality Test, (xxiv) for any Monthly Report completion of Priority of Payments pursuant to Section 9.01(a), (xxv) balances for each of the Covered Accounts and (xxvi) such other calculations as may be mutually agreed upon by the Collateral Agent, the Servicer and the Administrative Agent.  Upon receipt of such notice reporting and showing discrepancies, if any, from the Collateral Agent and in any event by no later than the Monthly Reporting Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Monthly Report.  As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the last day of such calendar month (or, if such day is not a Business Day, the next Business Day).The Monthly Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral and such other information that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time, and shall be determined as of the Monthly Report Determination Date for such calendar month.

In addition, the Borrower shall provide (or cause to be provided) in each Monthly Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification that became effective since the immediately preceding Monthly Report.

(b)          [Reserved].

(c)         Daily Accounting.  For each Business Day, the Collateral Agent shall render to the Borrower (with a copy to the Administrative Agent and the Servicer) a daily report of (i) all deposits to and withdrawals from the Covered Accounts for such Business Day and the outstanding balance of the Covered Accounts as of the end of such Business Day, (ii) a list of all Collateral Loans as of the end of such Business Day, (iii) all principal and interest payments made or to be made on each Collateral Loan on such Business Day, (iv) the amount of Interest Proceeds received from Collateral Loans and Eligible Investments, (v) the Collateral Loans that are Defaulted Collateral Loans, and (vi) such other items as may be agreed upon from time to time by the Collateral Agent and the Borrower.

(d)          Failure to Provide Accounting.  If the Collateral Agent shall not have received any accounting provided for in this Section 8.07 on the first Business Day after the date on which such accounting is due to the Collateral Agent, the Collateral Agent shall notify the Servicer who shall use reasonable efforts to obtain such accounting by the applicable Monthly Reporting Date or Payment Date, as applicable.  The Collateral Agent shall in no event have any liability for the actions or omissions of the Servicer, the Borrower or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Servicer, the Borrower or another Person (other than claims relating to the Collateral Agent’s gross negligence or willful misconduct).

Section 8.08        Release of Collateral.  (a)  The Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer (with the written consent of the Administrative Agent if the Administrative Agent has notified the Collateral Agent in writing, following the occurrence of or during the continuation of an Event of Default, to only permit releases with the written consent of the Administrative Agent) delivered to the Collateral Agent and Custodian, as applicable, at least one (1) Business Day prior to the settlement date for any sale of any item of Collateral certifying that the sale of such loan is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01, direct the Collateral Agent to release or cause to be released such item from the Lien of this Agreement and, upon receipt of such certificate, the Collateral Agent (or Custodian, as applicable) shall deliver any such item, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such item is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Servicer in such certificate; provided that the Collateral Agent (or Custodian, as applicable) may deliver any such item in physical form for examination in accordance with street delivery custom; provided, further that neither the Collateral Agent nor the Custodian will be deemed to have notice of an Event of Default unless a Responsible Officer of the Collateral Agent or the Custodian, as applicable, has received written notice thereof.

(b)          Subject to the terms of this Agreement, the Collateral Agent (or Custodian, as applicable) shall, upon the receipt of a certificate of a Responsible Officer of the Servicer, deliver any Collateral in accordance with such certificate, and execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release or cause to be released such security from the Lien of this Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.

(c)          As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of any Collateral in the applicable subaccount of the Collection Account as instructed by the Servicer, unless simultaneously applied to the purchase of additional Collateral Loans or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.

(d)         The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower certifying that there are no Individual Lender Maximum Funding Amounts outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied, execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release any remaining Collateral from the Lien of this Agreement.

(e)          Any Collateral Loan or amounts that are released pursuant to Section 8.08(a) or (b) shall be automatically released from the Lien of this Agreement.

Section 8.09       Reports by Independent Accountants.  (a)  The Servicer will cause KPMG International Limited or any other firm of nationally recognized independent public accountants (who may also render other services to the Servicer) consented to by the Administrative Agent (the “Independent Accountants”) to furnish to the Administrative Agent, each Lender and the Collateral Agent on or prior to each one-year anniversary of the Initial AUP Report Date (each such anniversary, an “AUP Report Date”), a report relating to one Monthly Report (as selected by the Administrative Agent), delivered during the twelve (12) months immediately preceding such AUP Report Date, in each case, to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Exhibit F, it being understood that the Servicer and the Administrative Agent will provide an updated Exhibit F reflecting any further amendments to such Exhibit F prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Exhibit F) to certain documents and records relating to the Collateral under any Facility Document, compare the information contained in selected Monthly Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

(b)         In the event the Independent Accountants appointed pursuant to clause (a) above require the Collateral Agent to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, the Borrower hereby directs the Collateral Agent to agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement  (it being understood and agreed that no such terms shall result in any obligation or liability on the Borrower or any of its Affiliates); it being understood and agreed that the Collateral Agent shall deliver such agreement in conclusive reliance on the foregoing direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement.  The Borrower hereby authorizes and directs the Collateral Agent, without liability on its part, to execute and deliver any such agreement with such Independent Accountants in the form presented to it by the Borrower (or the Servicer on behalf of the Borrower), which agreement, to the extent so directed by the Borrower (or the Servicer on behalf of the Borrower), may include, amongst other things, (i) an acknowledgement that the Borrower (or the Servicer on behalf of the Borrower) has agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent of any claims, liabilities and expenses arising out of or relating to such Independent Accountant’s engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it by such Independent Accountants.

ARTICLE IX

APPLICATION OF MONIES

Section 9.01        Disbursements of Monies from Payment Account.  (a)  Notwithstanding any other provision in this Agreement, but subject to the other clauses of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 8.02 in accordance with the related Monthly Report and the following priorities (the “Priority of Payments”):

(i)          On each Payment Date so long as no Event of Default has occurred and is continuing or would result therefrom, Interest Proceeds on deposit in the Interest Collection Subaccount, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred into the Payment Account, to be applied in the following order of priority:

(A)         to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;

(B)         to pay Administrative Expenses (in the order for priority set forth in the definition thereof); provided that the amounts in this clause (B) shall not exceed the Administrative Expense Cap;

(C)         to make any Permitted RIC Distributions;

(D)         to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(E)         to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;

(F)         (1) first, to the Servicer to pay the Servicer Fee, plus any Servicer Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds and (2) second, to pay Servicer Expenses; provided that the amounts in this clause (F)(2) shall not exceed the Servicer Expense Cap for such Payment Date;

(G)        (1) on the Payment Date occurring after the 12-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount of the Advances to not more than 75% of the outstanding principal amount of the Advances as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii)) and (2) on the Payment Date occurring after the 18-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount of the Advances to not more than 50% of the outstanding principal amount of the Advances as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii));

(H)         if the Coverage Test is not satisfied as of the relevant Determination Date, to repay principal on the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Coverage Test is satisfied (on a pro forma basis as at such Determination Date); provided that the Borrower shall be permitted to allocate such principal payments among the Classes on each Payment Date so long as, after giving effect to such allocation of payments on such Payment Date, each Class Minimum OC Coverage Test is satisfied; provided, further, that, if the Borrower would be unable to cause each Class Minimum OC Coverage Test to be satisfied on any Payment Date after allocating such payments, the Administrative Agent shall allocate such payments in its sole discretion;

(I)          (i) during the Reinvestment Period, at the discretion and direction of the Servicer, for deposit into the Revolving Reserve Account until the amount on deposit therein equals the Unfunded Reserve Revolving Required Amount and (ii) after the Reinvestment Period, for deposit into the Revolving Reserve Account until the amount on deposit therein equals the Revolving Exposure;

(J)          to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;

(K)        (1) first, to the payment or application of amounts referred to in clause (A) above, to the extent not paid in full pursuant to applications under such clause, (2) second, to the payment or application of amounts referred to in clause (B) above (in the order for priority set forth in the definition thereof) to the extent not paid in full pursuant to such clause, and (3) third, to the payment or application of amounts referred to in clause (F) above to the extent not paid in full pursuant to such clause; and

(L)         (1) if a Default has occurred and is continuing (including if the Borrower has received written notice of such Default from the Administrative Agent) (unless all Obligations owing to the Lenders have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted)), to remain in the Interest Collection Subaccount (except for amounts distributed in any Permitted RIC Distribution) or (2) otherwise, any remaining amount shall be released to the Equityholder or its designee (or, at the direction of the Servicer, deposited into the Trust Account for investment in Collateral Loans), whether in the form of a distribution or otherwise.

(ii)          On each Payment Date so long as no Event of Default has occurred and is continuing or would result therefrom, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, Principal Proceeds on deposit in the Principal Collection Subaccount to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

(A)         to the payment of unpaid amounts under clauses (A) through (F) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder, but subject to any caps specified therein;

(B)         during the Reinvestment Period, (i) if the Coverage Test is not satisfied as of the relevant Determination Date, to repay principal on the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Coverage Test is satisfied (on a pro forma basis as at such Determination Date) and (ii) at the option of the Equityholder, to the Trust Account for the purchase of additional Collateral Loans (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans) and/or to the Principal Collection Subaccount for the making of any Permitted Distribution or Permitted RIC Distributions;

(C)        after the Reinvestment Period, to repay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full; provided that the Borrower shall be permitted to allocate such principal payments among the Classes on each Payment Date so long as, after giving effect to such allocation of payments on such Payment Date, each Class Minimum OC Coverage Test is satisfied; provided, further, that, if the Borrower would be unable to cause each Class Minimum OC Coverage Test to be satisfied on any Payment Date after allocating such payments, the Administrative Agent shall allocate such payments in its sole discretion;

(D)         to the payment of amounts referred to in clauses (I), (J) and (K) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder; and

(E)         (1) if a Default has occurred and is continuing (including if the Borrower has received written notice of such Default from the Administrative Agent) (unless all Obligations owing to the Lenders have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted)), to remain in the Principal Collection Subaccount (except for amounts distributed in any Permitted RIC Distribution) or (2) otherwise, any remaining amount shall be released to the Equityholder or its designee (or, at the direction of the Servicer, deposited into the Trust Account for investment in Collateral Loans), whether in the form of a distribution or otherwise.

(iii)        On each Payment Date following the occurrence and continuance of an Event of Default, all Interest Proceeds in the Interest Collection Subaccount, all Principal Proceeds in the Principal Collection Subaccount, and all amounts on deposit in the Trust Account, except for any amounts that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, in each case, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

(A)         to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;

(B)         (1) first, to pay Administrative Expenses as provided in Section 9.01(a)(i)(B) without regard to the Administrative Expense Cap and (2) second, to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;

(C)         to make any Permitted RIC Distributions;

(D)         to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(E)         (1) first, to the Servicer to pay the Servicer Fee, plus any Servicer Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds and (2) second, to pay Servicer Expenses in accordance with the priorities specified in the definition thereof; provided that the amounts in this clause (E)(2) shall not exceed the Servicer Expense Cap;

(F)         to repay the principal on the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full; provided that the Administrative Agent shall allocate such principal payments among the Classes in its sole discretion;

(G)         to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;

(H)         (1) first, to the payment or application of amounts referred to in clause (A) above, to the extent not paid in full pursuant to such clause, and (2) second, to the payment or application of amounts referred to in clause (E)(2) above, to the extent not paid in full pursuant to such clause; and

(I)           any remaining amount shall be released to the Equityholder (or its designee), whether in the form of a distribution or otherwise.

(b)         If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Monthly Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

ARTICLE X

SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS

Section 10.01      Sales of Collateral Loans.

(a)         Discretionary Sales of Collateral Loans.  Subject to the satisfaction of the conditions specified in Section 10.03, the Borrower (or the Servicer on behalf of the Borrower) may, but will not be required to, direct the Collateral Agent to sell, and the Collateral Agent shall sell in the manner directed by the Servicer, any Collateral Loan if such sale meets the requirements set forth below (as shown in the Borrowing Base Calculation Statement delivered with respect thereto in accordance with Section 5.02(d)(iii)):

(i)          no Default or Event of Default exists or would result upon giving effect thereto; provided that the Borrower (or the Servicer on behalf of the Borrower) may sell one or more Collateral Loans if after giving effect thereto and the application of the proceeds thereof any existing Default or Event of Default would be cured;

(ii)         upon giving effect thereto and the application of the proceeds thereof, the Collateral Quality Test is satisfied (or, if not satisfied immediately prior to such sale, compliance with such Collateral Quality Test is maintained or improved), unless the Administrative Agent has provided prior written consent to such sale (such consent not to be unreasonably withheld, conditioned or delayed); and

(iii)        the Administrative Agent has provided prior written consent (such consent not to be unreasonably withheld, conditioned or delayed in the case of each of clause (B) and clause (C) below) to such sale, if

(A)         upon giving effect thereto and the application of the proceeds thereof, the Minimum OC Coverage Test would not be satisfied (or, if not satisfied immediately prior to such sale, compliance with the Minimum Coverage Test is not maintained or improved);

(B)         such sale is to the Equityholder, the Servicer or a Person that is an Affiliate of the Borrower, the Equityholder or the Servicer provided that no consent from the Administrative Agent shall be required if such sale complies with Section 10.03;

(C)         both (x) the proceeds from such proposed sale would be less than the Adjusted Principal Balance of such Collateral Loan and (y) the OC Ratio would not be maintained or improved immediately after giving effect to such sale; or

(D)        after giving effect to such proposed sale, the Aggregate Principal Balance of all Collateral Loans sold or disposed of by the Borrower during the immediately preceding twelve calendar months (or since the Closing Date, if the Trade Date of such proposed sale would occur earlier than twelve calendar months following the Closing Date) would be greater than 40% of the average Aggregate Adjusted Collateral Balance over such period; provided that for purposes determining the foregoing percentage, sales of Defaulted Collateral Loans, Ineligible Collateral Loans and Warranty Collateral Loans shall not be taken into account in determining the Aggregate Principal Balance of all Collateral Loans sold or disposed of during such period;

provided that the restriction in clauses (ii) and (iii) above in this Section 10.01(a) shall not apply to sales of Defaulted Collateral Loans, Ineligible Collateral Loans or Warranty Collateral Loans (as defined in the Loan Sale Agreement).

Notwithstanding anything above that would otherwise prohibit the sale of a Collateral Loan after the occurrence or during the continuance of a Default or an Event of Default, if the Borrower entered into an agreement to sell any such Collateral prior to the occurrence of such Default or an Event of Default, but such sale did not settle prior to the occurrence of such Default or an Event of Default, then the Borrower shall be permitted to consummate such sale notwithstanding the occurrence of such Default or an Event of Default; provided that the settlement for such sale occurs within the customary settlement period for similar trades.

(b)          [Reserved.]

(c)          Sales of Equity Securities.  The Borrower (or the Servicer on behalf of the Borrower) may sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price, within forty-five (45) days of receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law or contract, in which case such Equity Security should be sold as soon as such sale is permitted by Applicable Law or contract.

Section 10.02      Purchase of Additional Collateral Loans.  (a)  On any date during the Reinvestment Period, if no Event of Default has occurred and is continuing, the Borrower (or the Servicer on behalf of the Borrower) may, if each of the conditions specified in this Section 10.02 and Section 10.04 are met, withdraw Principal Proceeds from the Principal Collection Subaccount and deposit such Principal Proceeds into the Trust Account for the purpose of investing such Principal Proceeds (and accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Collateral Loans and other amounts on deposit in the Trust Account) in additional Collateral Loans on the current Approved List or subject to an Approval Request or to fund a Revolving Exposure; provided that no Collateral Loan (excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) may be purchased unless each of the following conditions are satisfied as of the date the Servicer commits on behalf of the Borrower to make such purchase, and after giving effect to such purchase, and all other sales or purchases previously or simultaneously committed to:

(i)           With respect to a purchase of an additional Collateral Loan, the Borrower shall have delivered and the Administrative Agent shall have approved an Approval Request with respect to the Collateral Loan pursuant to the terms of Section 2.02;

(ii)          such obligation is an Eligible Collateral Loan; and

(iii)         the Coverage Test and the Collateral Quality Test are satisfied (or, if not satisfied immediately prior to such investment, compliance with such Coverage Test and/or Collateral Quality Test is maintained or improved).

Section 10.03      Conditions Applicable to All Sale and Purchase Transactions.  (a) Any transaction effected under this Article X (other than sales required by Section 10.01(c) or pursuant to Section 10.05) or in connection with the acquisition of additional Collateral Loans if effected with a Person that is the Equityholder or an Affiliate thereof (or with an account or portfolio for which the Equityholder or any of its Affiliates serves as investment adviser), shall be, in each case except as otherwise expressly permitted under the Facility Documents, (i) for fair market value as reasonably determined by the Borrower in good faith, (ii) in compliance with Section 5.03(h), (iii) effected in accordance with all Applicable Laws, (iv) the Principal Balance of all Equityholder Collateral Loans (other than Warranty Collateral Loans) substituted or sold by the Borrower to the Equityholder or an Affiliate thereof may not exceed 20% of the Equityholder Purchased Loan Balance measured as of the date of such sale or dividend, (v) the Principal Balance of all Equityholder Collateral Loans (other than Warranty Collateral Loans) that are Defaulted Collateral Loans substituted or sold by the Borrower to the Equityholder or an Affiliate thereof may not exceed 10% of the Equityholder Purchased Loan Balance measured as of the date of such sale or dividend, and (vi) shall be made pursuant to a loan sale agreement or other transfer documentation with respect to which the representations, warranties and covenants by the Borrower therein are customary as reasonably determined by the Servicer in accordance with the Servicing Standard and with respect to which, if such agreement governs sales to the Borrower, the Borrower has delivered a customary “true sale” opinion from nationally recognized counsel reasonably acceptable to the Administrative Agent.

(b)          Upon each acquisition by the Borrower of a Collateral Loan, (i) all of the Borrower’s right, title and interest to such Collateral Loan shall be subject to the Lien granted to the Collateral Agent pursuant to this Agreement and (ii) such Collateral Loan shall be Delivered to the Collateral Agent.

(c)          Any direction, instruction or certificate required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of a Collateral Loan may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Borrower or the Servicer on its behalf on which the Collateral Agent may rely, and each such instruction provided to the Collateral Agent provided by the Borrower (or the Servicer on its behalf) in respect of a purchase, acquisition, sale, disposition or other transfer shall be deemed to be a certification that such purchase, acquisition, sale, disposition or other transfer satisfies the requirements set forth herein.

Section 10.04      Additional Equity Contributions.  (a)  The Equityholder may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Borrower for any purpose, including for the purpose of curing any Default, satisfying any Coverage Test, enabling the acquisition or sale of any Collateral Loan or satisfying any conditions under Section 3.02.  Each contribution shall either be made (a) in Cash (in which event such contributions shall be made by deposit into the Collection Account), (b) by assignment and contribution of an Eligible Investment and/or (c) by assignment of a Collateral Loan that is an Eligible Collateral Loan.  In connection with any contribution described in this Section 10.04 (other than a contribution of a portion of the purchase price of a Collateral Loan acquired in accordance with the Loan Sale Agreement), the Borrower (or the Servicer on its behalf) shall provide written instruction to the Collateral Agent identifying (a) the subclause under which such contribution is being made (the “Contribution Notice”) and (b)(i) in the case of contributions made in cash, (A) the timing of such contribution and (B) the amount of such contribution and (ii) in the case of contributions made by assignment and contribution of an Eligible Investment and/or by assignment of a Collateral Loan that is an Eligible Collateral Loan, (A) the name of such Eligible Investment and/or Collateral Loan and (B) attaching the accompanying assignment forms.  All cash contributed to the Borrower pursuant to this Section 10.04 shall be deposited into the Trust Account.

Section 10.05       Transfer of Warranty Collateral Loans.

 The Borrower may transfer any Warranty Collateral Loan to the Equityholder, or to any third party at the Equityholder’s discretion, to consummate the sale or substitution of such Warranty Collateral Loan pursuant to, and in accordance with the terms of, Article VI of the Loan Sale Agreement, provided that the proceeds of such sale shall be applied to a mandatory prepayment of Advances in an amount at least equal to the Warranty Collateral Loan Prepayment Amount pursuant to Section 2.06(b)(ii).

In addition, notwithstanding anything herein to the contrary, the Borrower may (but shall not be obligated to) transfer to the Equityholder any Collateral Loan which is not an Eligible Collateral Loan at a price equal to the purchase price paid by the Borrower for such Collateral Loan less all payments of Principal Proceeds received in connection with such Collateral Loan since the date the Borrower acquired such Collateral Loan plus any accrued and unpaid interest thereon since the last payment date under such Collateral Loan, provided that the proceeds of such sale shall be applied to a mandatory prepayment of Advances in an amount at least equal to the Warranty Collateral Loan Prepayment Amount pursuant to Section 2.06(b)(ii).

A Sale of any Collateral Loan pursuant to this Section 10.05 shall remedy the failure of any representation, warranty or certification by the Borrower, the Servicer or the Equityholder related to such Collateral Loan being an Eligible Collateral Loan.

ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01       Appointment and Designation of the Servicer.

(a)         Initial Servicer.  The Borrower hereby appoints TRP OHA Servicer I, LLC, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral.  TRP OHA Servicer I, LLC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.  The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)          Subcontracts.  The Servicer may, without the consent of any party but with prior written notice to the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person and (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement.  The parties hereto acknowledge and agree that, for so long as TRP OHA Servicer I, LLC or its Affiliate is the Servicer, all duties and obligations of the Servicer hereunder may be performed by the investment advisor of the sole member of the Servicer on behalf of the Servicer.

Section 11.02       Duties of the Servicer.

(a)        Duties.  The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard.  Subject to the terms of this Agreement (including Section 11.04 and Article VI), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral.  Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)           supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii)         maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request and which can be obtained without any undue burden or expense pursuant to the Related Documents;

(iii)        maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv)        promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, the Custodian or the Collateral Agent may from time to time reasonably request and which can be obtained without any undue burden or expense pursuant to the Related Documents;

(v)          identifying each Collateral Loan in its internal servicing records to reflect the ownership of such Collateral Loan by the Borrower;

(vi)        notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or is threatened to be asserted by an Obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice;

(vii)       [reserved];

(viii)      directing the Collateral Agent to make payments pursuant to the terms of the related Monthly Report;

(ix)        assisting the Borrower with respect to the purchase and sale of and payment for the Collateral Loans and Eligible Investments;

(x)         instructing any agent or administrative agent for each Collateral Loan to remit all payments and collections with respect to such Collateral Loan (and, if an Obligor may make payments directly to the lenders under the Related Documents, to direct the Obligor with respect to such Collateral Loan to remit all such payments and collections with respect to such Collateral Loan) directly into the Collection Account;

(xi)        delivering assignments and promissory notes to the Custodian;

(xii)       complying with such other duties and responsibilities as may be required of the Servicer by this Agreement; and

(xiii)      assisting in the acquisition and sale of Collateral Loans and other Collateral in accordance with Article X and the Servicing Standard;

provided that, notwithstanding anything herein to the contrary, neither the Servicer nor the Borrower shall be required to provide to any Agent, the Custodian or Lender any documents or information that either (1) are protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Servicer's reasonable judgment, (2) the Servicer or the Borrower may not disclose without violating Applicable Law or (3) the disclosure of which would violate any confidentiality agreement or restriction.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Collateral Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the applicable Related Documents has the right to do so.

(b)         Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent and the Secured Parties of their rights hereunder shall not release the Servicer or the Borrower from any of their duties or responsibilities with respect to the Collateral.  The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(c)          Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(d)          The Servicer agrees to supervise and assist in the investment and reinvestment of the Collateral, and shall perform on behalf of the Borrower the duties that have been expressly delegated to the Servicer in this Agreement and any other Facility Document (and the Servicer shall have no obligation to perform any other duties hereunder or otherwise) and, to the extent necessary or appropriate to perform such duties, the Servicer shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto.  The Servicer shall comply with the terms and conditions hereof and any other Facility Document expressly applicable to it, in its capacity as the Servicer, or otherwise affecting the duties and functions that have been delegated to it thereunder and hereunder as the Servicer and shall perform its obligations hereunder and thereunder in good faith and with reasonable care, using a degree of skill and attention no less than the Servicer and its Affiliates exercise with respect to comparable assets that it services for itself and for others having similar investment objectives and restrictions substantially in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Loans (such standard of care, the “Servicing Standard”).

Section 11.03       Authorization of the Servicer.  (a)  Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof.  The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.  In case any reasonable question arises as to its duties hereunder, the Collateral Agent may request instructions from the Administrative Agent and shall be entitled at all times to refrain from taking any actions unless it has received instruction from the Administrative Agent.  In no event shall the Servicer be entitled to make any Secured Party a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)          The Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 11.04      Collection Efforts, Modification of Collateral.  (a)  The Servicer will use commercially reasonable efforts to collect, or cause to be collected, all payments called for under the terms and provisions of the Collateral Loans included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(b)          In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Related Document; provided that, subject to Section 6.03, the prior written consent of the Majority Lenders shall be required if an Event of Default has occurred and is continuing or an Event of Default or Default would result from such amendment, waiver or supplement.  For the avoidance of doubt, any Collateral Loan that, as a result of any amendment or supplement thereto, ceases to qualify as an Eligible Collateral Loan shall not be included in the Borrowing Base.

Section 11.05      Servicer Compensation.  As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicer Fee and reimbursed its expenses as provided in the Priority of Payments.  If and to the extent that there are insufficient funds to pay any Servicer Fee in full on any Payment Date or if any Servicer Fee has accrued but is not yet due and payable, the amount due or accrued and unpaid will be deferred and will be payable on such later Payment Date on which funds are available in accordance with the Priority of Payments.

Section 11.06     The Servicer Not to Resign.  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law (as determined by the Servicer in consultation with nationally recognized counsel experienced in such matters) and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law.

ARTICLE XII

THE AGENTS

Section 12.01      Authorization and Action.  (a)  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof.  No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents to which it is a party nor any fiduciary relationship with any Secured Party and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed.  No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement or any other Facility Document and the transactions contemplated hereby or thereby.  As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders (or, with respect to the Collateral Agent, the Administrative Agent); provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law.  Each Lender agrees that in any instance in which the Facility Documents provide that the Administrative Agent’s consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or by refusing to provide instruction) to  the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.

(b)          If the Collateral Agent has been requested or directed by the Majority Lenders or the Majority Lenders, as applicable, (or by the Administrative Agent acting at the direction of the Majority Lenders or the Majority Lenders) to take any action pursuant to any provision of this Agreement or any other Facility Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Facility Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provision of this Agreement or any other Facility Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided indemnity acceptable to it against any such expenditure, risk, costs, expense or liability.  For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Facility Document or any Related Document unless and until directed by the Majority Lenders (or the Administrative Agent on their behalf).

(c)          Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Majority Lenders (or by the Administrative Agent acting at the direction of the Majority Lenders) pursuant to the terms of this Agreement or any other Facility Document even if, at the time such action is taken by any such Person, the Majority Lenders, or Persons purporting to be the Majority Lenders, are not entitled to give such notice, except where the Responsible Officer of the Collateral Agent has actual knowledge (without any duty of inquiry or investigation on its part) that the Majority Lenders, or Persons purporting to be the Majority Lenders, are not entitled to give such notice.  The Collateral Agent shall be entitled to conclusively rely upon directions provided by the Administrative Agent as if provided by the requisite Lenders authorized to provide such direction hereunder.  If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Facility Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

(d)          If in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, it may request written instructions from the Administrative Agent as to the course of action desired by it.  If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.

(e)          Instructions to Collateral Agent.

(i)           The Collateral Agent shall be entitled to refrain from taking any action unless it has been instructed in writing by the Borrower (or the Servicer on the Borrower's behalf), the Majority Lenders or the Administrative Agent, as applicable, as it reasonably deems necessary. In the absence of gross negligence or willful misconduct by the Collateral Agent, the Collateral Agent shall have no liability for any action (or forbearance from action) taken pursuant to such written instructions of the Borrower, the Servicer, the Majority Lenders or the Administrative Agent, as applicable.

(ii)         Whenever the Collateral Agent is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable term of this Agreement; and whenever any report or other information is required to be produced or distributed by the Collateral Agent it shall be in form, content and medium reasonably acceptable to it and the Borrower, and otherwise in accordance with any applicable term of this Agreement.

(iii)       In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, so long as no Event of Default has occurred and is continuing, request instructions from the Borrower or the Servicer and may, after the occurrence and during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Borrower, the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall, in the absence of gross negligence or willful misconduct by the Collateral Agent, have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent.

(f)         General Standards of Care for the Collateral Agent. Notwithstanding any terms herein contained to the contrary, the acceptance by the Collateral Agent of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(i)           Nothing herein obligates the Collateral Agent to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(ii)          The permissive right of the Collateral Agent to take any action hereunder shall not be construed as a duty.

(g)          The Collateral Agent has no obligation to determine the Interest Rate or whether an asset is an Eligible Collateral Loan.

Section 12.02     Delegation of Duties.  Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care other than any Affiliates of such Agent.

Section 12.03      Agents’ Reliance, Etc.  (a)  Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each Agent:  (i) may consult with legal counsel (including counsel for the Borrower or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Document or any notice, consent, certificate, instruction or waiver, report, statement, opinion, direction or other instrument or writing on the part of the Borrower, the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of any Collateral (or the validity, perfection, priority or enforceability of the Liens on the Collateral), this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including, for the avoidance of doubt, the Borrowing Base Calculation Statement), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) reasonably believed by it to be genuine and believed by it to be signed or sent by the proper party or parties; (vi) shall not be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Borrower or the Collateral or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any Default or Event of Default; and (vii) shall not have any obligation whatsoever to any Person to assure that any collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Servicer’s, any Lender’s or any other Person’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b)         No Agent shall be liable for the actions or omissions of any other Agent (including concerning the application of funds) or other party to a Facility Document, or under any duty to monitor or investigate compliance on the part of any other Agent or other party to a Facility Document with the terms or requirements of this Agreement, any Facility Document or any Related Document, or their duties hereunder or thereunder.  Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Notice of Borrowing received hereunder) in the absence of its own gross negligence or willful misconduct.  No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Majority Lenders to provide, written instruction to exercise such discretion or grant such consent from the Majority Lenders, as applicable).  No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a final, non-appealable judgment from a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts.  Nothing herein or in any Facility Document or Related Document shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified.  No Agent shall be liable for any indirect, special, punitive or consequential damages (including lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.  No Agent shall be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of such Agent, or, subject to Section 12.03(d) below, unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 13.02.  Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act.  Each Agent shall have only the duties and responsibilities as are specifically set forth in this Agreement and no covenants, duties or obligations shall be implied in this Agreement against any Agent.  Before acting hereunder, an Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action.  Neither Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.  Neither Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(c)         No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics disease, pandemics, quarantine, national emergency, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, loss or malfunction of utilities, communications or computers (software and hardware) services, earthquakes or other disasters, national emergency, malware or ransomware attack, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system.

(d)          The delivery of reports and other documents and information to the Collateral Agent hereunder or under any other Facility Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein.  The Collateral Agent is hereby authorized and directed to execute and deliver the other Facility Documents to which it is a party.  Whether or not expressly stated in such Facility Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.

(e)          Each Lender acknowledges that, except as expressly set forth in this Agreement, neither Agent has made any representation or warranty to it, and that no act by either Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Secured Party as to any matter.  Each Lender represents to each Agent that it has, independently and without reliance upon such Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer, and made its own decision to enter into this Agreement and the other Facility Documents to which it is a party.  Each Lender also represents that it will, independently and without reliance upon either Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer.  Neither Agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or Servicer which may come into the possession of such Agent.

Section 12.04      Indemnification.  Each of the Lenders agrees to indemnify and hold the Agents and the Securities Intermediary harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 13.04 or otherwise) from and against any and all Liabilities which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to any Agent or the Securities Intermediary for any portion of such Liabilities resulting from such Agent’s or the Securities Intermediary’s gross negligence or willful misconduct; and provided, further, that no Lender shall be liable to the Collateral Agent for any portion of such Liabilities unless such Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent by the express terms of this Agreement or at the direction of the Administrative Agent or such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Document, unless the Administrative Agent or such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 12.04 or otherwise).  The rights of the Agents and obligations of the Lenders under or pursuant to this Section 12.04 shall survive the termination of this Agreement, and the earlier removal or resignation of any Agent hereunder.

Section 12.05      Successor Agents.  (a)  Subject to the terms of this Section 12.05, each Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent or Collateral Agent, as applicable.  If an Agent shall resign, then the Majority Lenders shall appoint a successor agent.  If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation, such Agent may appoint a successor agent.  The appointment of any successor Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) a Default or Event of Default shall have occurred and is continuing or (ii) if such successor agent is a Lender or an Affiliate of such Agent or any Lender.  Any resignation of an Agent shall be effective upon the appointment of a successor agent pursuant to this Section 12.05.  After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents.  If no successor Administrative Agent or Collateral Agent, as applicable, shall have been appointed and an instrument of acceptance by a successor Administrative Agent or Collateral Agent, as applicable, shall not have been delivered to the Administrative Agent or Collateral Agent, as applicable,  within sixty days after giving of notice of resignation by the Administrative Agent or Collateral Agent, as applicable, the resigning Administrative Agent or Collateral Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent or Collateral Agent, as applicable.

(b)          Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the corporate trust properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.06       The Collateral Agent.  (a)  The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(b)          It is expressly acknowledged and agreed that the Collateral Agent is not guaranteeing the performance of or assuming any liability for the obligations of the other parties hereto or any portion of the Collateral.

(c)         The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(d)          The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Borrower.  In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the relevant party to provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein.

(e)          The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)          The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof.  The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer.  It is expressly acknowledged by the Borrower, the Servicer, the Lenders and the Administrative Agent that performance by the Collateral Agent of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notices provided to it by the Servicer (and/or the Borrower) and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).  Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such item of Collateral, from time to time.

(g)          The Collateral Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature.

(h)          Should any controversy arise between the undersigned with respect to the Collateral held by the Collateral Agent, the Collateral Agent shall follow the instructions of the Administrative Agent on behalf of the Secured Parties.

(i)          The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for performing the obligations expressly imposed on the Collateral Agent hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or taking any steps to preserve rights against prior parties or other rights pertaining to any Collateral.

(j)          In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent.  Accordingly, each of the parties hereto agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Collateral Agent to comply with such requirements.

(k)          If The Bank of New York Mellon Trust Company, National Association or the Collateral Agent is also acting in another capacity, including as Custodian or Securities Intermediary, the rights, protections, immunities and indemnities afforded to The Bank of New York Mellon Trust Company, National Association or the Collateral Agent pursuant to this Article XII shall also be afforded to The Bank of New York Mellon Trust Company, National Association or the Collateral Agent acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Custodian Agreement, Account Control Agreement or any other Facility Documents to which The Bank of New York Mellon Trust Company, National Association or the Collateral Agent in such capacity is a party.

(l)          The Collateral Agent shall not have any obligation to determine if a Collateral Loan meets the criteria specified in the definition of Eligible Collateral Loan or if the requirements set forth in the definition of “Deliver” have been satisfied.

Section 12.07      Erroneous Payments.

(a)          If an Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that such Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from such Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of such Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of such Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the relevant Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to such Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of an Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from an Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)         (1) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from such Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)         such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify such Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.07(b)(ii).

(c)         Each Lender or Secured Party hereby authorizes each Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Facility Document, or otherwise payable or distributable by such Agent to such Lender or Secured Party from any source, against any amount due to such Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the related Agent for any reason, after demand therefor by such Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon such Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Individual Lender Maximum Funding Amount) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Advances”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as such Agent may specify) (such assignment of the Erroneous Payment Impacted Advances (but not its Individual Lender Maximum Funding Amount), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with any assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Advances to the Borrower or the applicable Agent, (ii) the applicable Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the applicable Agent as the assignee Lender shall become a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Individual Lender Maximum Funding Amount which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register the relevant Agent’s ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The applicable Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the applicable Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Individual Lender Maximum Funding Amount of any Lender and such Individual Lender Maximum Funding Amount shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the applicable Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether such Agent may be equitably subrogated, such Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Facility Documents with respect to each Erroneous Payment Return Deficiency.

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the related Agent or applicable Lender from the Borrower for the purpose of making payment in respect of the Obligations.

(f)          To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by an Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)         Each party’s obligations, agreements and waivers under this Section 12.07(g) shall survive the resignation or replacement of the Administrative Agent or Collateral Agent, as applicable, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Maximum Facility Amount and/or the repayment, satisfaction or discharge of the Obligations (or any portion thereof).

(h)          For purposes of this Section 12.07, references to Secured Party or Secured Parties shall not include BNYM in any of its capacities, including as the Collateral Agent

ARTICLE XIII

MISCELLANEOUS

Section 13.01      No Waiver; Modifications in Writing. (a)  No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower or the Servicer in any case shall entitle the Borrower or the Servicer to any other or further notice or demand in similar or other circumstances.

(b)          No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Servicer, the Administrative Agent and the Majority Lenders; provided that:

(i)           any Fundamental Amendment shall require the written consent of all Lenders affected thereby; and

(ii)          no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

(c)         Notwithstanding anything to the contrary herein, in connection with the increase of the Individual Lender Maximum Funding Amounts hereunder, only the consent of the Lender increasing its Individual Lender Maximum Funding Amount (or providing a new Individual Lender Maximum Funding Amount) shall be required for any amendment that effects such increase in Individual Lender Maximum Funding Amounts.

(d)          Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Individual Lender Maximum Funding Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 13.02      Notices, Etc.  Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (of a .pdf or other similar file if the recipient has provided an email address in Schedule 5), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 13.02.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.

BNYM, in each of its capacities, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement, any other Facility Document, or any document executed in connection herewith and delivered using Electronic Means; provided, however, that the Borrower, the Administrative Agent, the Majority Lenders and the Servicer, as applicable, shall provide to BNYM an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, the Administrative Agent, the Majority Lenders and the Servicer, as applicable, whenever a person is to be added or deleted form the listing.  If the Borrower, the Administrative Agent, the Majority Lenders and the Servicer, as applicable, elects to give BNYM Instructions using Electronic Means, BNYM’s reasonable understanding of such Instructions shall be deemed controlling.  The Borrower, the Administrative Agent, the Majority Lenders and the Servicer understand and agree that BNYM cannot determine the identity of the actual sender of such Instructions and that BNYM shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to BNYM have been sent by such Authorized Officer.  The Borrower, the Administrative Agent, the Majority Lenders and the Servicer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to BNYM and that the Borrower, the Administrative Agent, the Majority Lenders and the Servicer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower, the Administrative Agent, the Majority Lenders and the Servicer, as applicable.  BNYM shall not be liable for any loss, costs or expenses arising directly or indirectly from BNYM’s reliance in good faith upon and compliance with such Instructions.  The Borrower, the Administrative Agent, the Majority Lenders and the Servicer agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNYM, including without limitation the risk of BNYM acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNYM and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, the Administrative Agent, the Majority Lenders and the Servicer, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNYM immediately upon learning of any compromised or unauthorized use of the security procedures.  “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNYM or another party, or another method or system specified by BNYM and agreed by the parties hereunder as available for use in connection with its services hereunder.

Section 13.03      Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower under any Facility Document shall be made without deduction or withholding for any and all Taxes with respect thereto, unless required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of the Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower, the Collateral Agent or the Administrative Agent, then the Borrower, the Collateral Agent or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.03) the applicable Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          The Borrower agrees to timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          The Borrower agrees to indemnify each Secured Party, within 10 days after demand therefor, for (i) the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on or attributable to amounts payable under this Section 13.03) payable or paid by any Secured Party or required to be withheld or deducted from a payment to such Secured Party and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability shall be promptly delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Secured Party, and shall be conclusive absent manifest error.

(d)          Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 13.03(d).

(e)          As soon as practicable after the date of any payment of Taxes by the Borrower to Governmental Authority pursuant to this Section 13.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof, a copy of the return reporting such payment, or other evidence of payment as may be reasonably satisfactory to the Administrative Agent.

(f)          If any Secured Party in its sole discretion, but acting in good faith, determines that it has received a refund of any Taxes with respect to which it has been indemnified pursuant to this Section 13.03 (including by the payment of additional amounts pursuant to Section 13.03(a)), such Secured Party shall reimburse the Borrower (or the Servicer, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses incurred), but only to the extent of indemnity payments made under this Section 13.03 with respect to the Taxes giving rise to such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), as such Secured Party shall determine in its sole discretion, but acting in good faith, to be attributable to the relevant Indemnified Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party.  Notwithstanding anything to the contrary in this Section 13.03(f), in no event will any Secured Party be required to pay any amount to an indemnifying party pursuant to this Section 13.03(f) the payment of which would place such Secured Party in a less favorable net after-Tax position than such Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  Unless required by Applicable Law, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be.  This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)          (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Secured Party, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Secured Party is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 13.03(g)(ii), (iii) and (v) below) shall not be required if in the Secured Party’s reasonable judgment such completion, execution or submission would subject such Secured Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Secured Party. Without limiting the generality of Section 13.03(g)(i),

(ii)         each Lender that is a U.S. Person shall, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), deliver to the Borrower and each Agent, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and each Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), two accurate, complete and signed copies of whichever of the following is applicable:

(A)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Facility Document, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)         IRS Form W-8ECI;

(C)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower or the Borrower’s sole regarded owner within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower or the Borrower’s sole regarded owner as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable); or

(D)         to the extent a Foreign Lender is not the beneficial owner,  IRS Form W-8IMY, accompanied by executed copies of IRS Form W-8ECI, IRS Form W-8BEN-E,  IRS Form W-8BEN, IRS Form W-9, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iv)         each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), duly completed and executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agents to determine the withholding or deduction required to be made; and

(v)         if a payment made to a Secured Party under any Facility Document would be subject to U.S. federal withholding tax imposed by FATCA if such Secured Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Secured Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 13.03(g)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)          If any Lender requires the Borrower to pay any Indemnified Taxes or additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to this Section 13.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 13.03 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)          Each party’s obligations under this Section 13.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Individual Lender Maximum Funding Amounts and the repayment, satisfaction or discharge of all obligations under any Facility Document.

Section 13.04      Costs and Expenses; Indemnification.  (a)  The Borrower agrees to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable and documented fees and disbursements of one outside counsel for the Administrative Agent and one outside counsel for the Collateral Agent, costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses, search fees, UCC filing fees and the equivalent thereof in any foreign jurisdiction, if applicable, and all other related fees and expenses in connection therewith; and in connection with the administration and any waiver, consent, modification or amendment or similar agreement in respect of this Agreement, the Notes or any other Facility Document and advising the Agents and Lenders as to their respective rights, remedies and responsibilities.  The Borrower agrees to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses of each of the Secured Parties in connection with the enforcement of this Agreement, the Notes or any other Facility Document, including all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of outside counsel, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent; provided that, in each case, there shall be one primary outside attorney and one local counsel representing such Secured Parties (other than the Collateral Agent, who shall have one primary outside attorney and one local counsel) unless any conflict of interest arises.  Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Secured Parties are intended to constitute expenses of administration under any applicable bankruptcy law.  For the avoidance of doubt, this Section 13.04(a) shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, which shall be covered by Section 13.03.

(b)         The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, a “Related Party” and, together with the relevant Secured Party, each an “Indemnified Party”) from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (i) the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), (ii) any Advance or contribution by the Equityholder or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a party hereto, and regardless of whether any Indemnified Party is a party thereto; except that the Borrower shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or wilful misconduct; provided that any payment hereunder which relates to Taxes and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Section 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(b).  In no case shall the Borrower be responsible for any Indemnified Party’s lost revenues or profits or for any indirect, special, punitive or consequential damages suffered by such Indemnified Party; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations under this Section 13.04(b) to the extent such indirect, special, punitive or consequential damages are included in any third party claim paid by Indemnified Party and such Indemnified Party is otherwise entitled to indemnification therefor pursuant to this Section 13.04(b) . The Borrower shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Borrower.  The agreements in this clause (b) shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the parties under the Facility Documents. All amounts due under this clause (b) shall be payable immediately if funds in the Covered Accounts are available for such payment and no later than the next Payment Date that occurs at least 10 Business Days after demand therefor to the extent that funds in the Covered Accounts are available for such payment in accordance with this Agreement.

(c)         The Servicer agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following:  (i) any breach by the Servicer of any covenant or any of its obligations under any Facility Document, (ii) the failure of any of the representations or warranties of the Servicer set forth in any Facility Document or in any certificate, statement or report delivered in connection therewith to be true when made or when deemed made or repeated and (iii) by reason of any gross negligence, bad faith or willful misconduct (as determined by the final non-appealable judgment of a court of competent jurisdiction) on the part of the Servicer in its capacity as Servicer; except the Servicer shall not be liable to the extent any such Liability (x) results from the performance or non-performance of the Collateral Loans or (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or wilful misconduct; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Section 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(c).  The Servicer shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Servicer (which consent shall not be unreasonably withheld or delayed).  In no case shall the Servicer be responsible for any Indemnified Party’s lost revenues or profits or for any indirect, special, punitive or consequential damages suffered by such Indemnified Party; provided that nothing contained in this sentence shall limit the Servicer’s indemnity obligations under this Section 13.04(c) to the extent such indirect, special, punitive or consequential damages are included in any third party claim paid by Indemnified Party and such Indemnified Party is otherwise entitled to indemnification therefor pursuant to this Section 13.04(c).

Section 13.05      Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature;  (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 13.06      Assignability.  (a)  Each Lender may, with the consent of the Administrative Agent and the Borrower, assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Individual Lender Maximum Funding Amount); provided that:

(i)           each of the Borrower’s and the Administrative Agent’s consent to any such assignment (A) shall not be unreasonably withheld or delayed and (B) shall not be required if the assignee is a Permitted Assignee with respect to such assignor; and

(ii)         the Borrower’s consent to any such assignment pursuant to this Section 13.06(a) shall not be required if (x) an Event of Default shall have occurred (and not been waived by the Lenders in accordance with Section 13.01) or (y) such assignment is required as a result of any Change in Law (provided that each Lender shall use its commercially reasonable efforts to not make any such assignment pursuant to this clause (y) to a Disqualified Institution).

The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent) an Assignment and Acceptance and the applicable tax forms required by Section 13.03(g).  Notwithstanding any other provision of this Section 13.06, no assignment by any Lender to the Borrower or any of its Affiliates shall be permitted.

(b)          Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agents and the Lenders.

(c)          (i)         Any Lender may, without the consent of, but with notice to, the Borrower, sell participations to Participants in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) each Participant shall have agreed to be bound by this Section 13.06(c), Section 13.06(d), Section 13.06(e) and Section 13.17 and (E) such Participant is not a Disqualified Institution.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment.  Sections 2.10, 2.11, and 13.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to clause (a) of this Section 13.06 (subject to the requirements and limitations set forth in Section 13.03, including the requirements under Section 13.03(g)); provided that (A) such Participant agrees to be subject to the provisions of Section 13.03(g) as if it were an assignee under clause (a) of this Section 13.06 and (B) no Participant shall be entitled to any amount under Section 2.10, 2.11, or 13.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred, except to the extent such entitlement to receive a greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation.

(ii)         In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name and address of all participants in the Advances held by it and the principal amount of (and stated interest on) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         The Administrative Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 13.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  An Advance (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide) and compliance with this Section 13.06.  The Administrative Agent shall update and furnish to the Collateral Agent and the Borrower from time to time at the request of the Collateral Agent or the Borrower an updated version of Schedule 1 reflecting the then-current allocation of the Individual Lender Maximum Funding Amounts.

(e)          Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”).  Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB.  Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances or its Individual Lender Maximum Funding Amount to any Person unless (A) such Person shall have represented and agreed in writing that it is a Qualified Purchaser and a QIB at the time of such assignment or participation, (B) such Person agrees that it will be bound by the restrictions on contained in this Section 13.06(e), (C) a copy of any such representations or agreements shall have been furnished to the Borrower and (D) any such representations or agreements shall run to the benefit of and be enforceable by the Borrower.

(f)          Notwithstanding any other provision of this Section 13.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

Section 13.07      Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 13.08      Severability of Provisions.  Any provision of this Agreement or any other Facility Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.09      Confidentiality.  The parties hereto agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by any party (a) to its Affiliates, directors, officers, members, principals and employees, and to its agents, counsel and other advisors that have a need for such information relative to this facility (collectively, the “Related Parties”) (it being understood that, in each case, the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party shall be responsible for any breach by its Related Parties under this Section 13.09); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information; (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process; provided that with respect to disclosures of Information pursuant to a subpoena or similar legal process, any disclosure under this clause (c) (A) prior to any disclosure under this clause (c) the disclosing party agrees to provide the Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to the Borrower pursuant to the terms of the subpoena or other legal process and (B) shall be limited to the portion of the Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process; (d) to any other party hereto; (e) in connection with the performance of duties or exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder; (f) solely with respect to the Administrative Agent or any Lender, with the prior written consent of the Borrower (such consent not to be unreasonably withheld) to the extent the Borrower would have the right to consent to an assignment of Advances to such Person, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement; provided that such assignee or participant (or prospective assignee or participant) has agreed to maintain confidentiality pursuant to this Section 13.09 or another non-disclosure agreement substantially similar hereto, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder that has agreed to maintain confidentiality pursuant to this Section 13.09 or another non-disclosure agreement substantially similar hereto; or (iii) any rating agency; or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such party, or (y) becomes available to such party or any of their respective Affiliates on a nonconfidential basis from a source other than a party to this Agreement.  For purposes of this Section 13.09, “Information” means all information received from a party to this Agreement, the terms and substance of this Agreement and each other Facility Document and any term sheet.

Section 13.10      Merger.  This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and this Agreement and such other Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 13.11      Survival.  All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.  The agreements in Sections 2.10, 2.11, 2.13, 12.04, 13.03, 13.04, 13.09, 13.15 and 13.17 and this Section 13.11 shall survive the termination of this Agreement in whole or in part, the payment in full of the principal of and interest on the Advances, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents and the resignation or replacement of any Agent.

Section 13.12       Submission to Jurisdiction; Waivers; Etc.  Each party hereto hereby irrevocably and unconditionally:

(a)         submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b)         consents that any such action or proceeding may be brought in any court described in Section 13.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          solely in the case of each party hereto (other than BNYM, the Borrower, Servicer and Equityholder) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13.02 or at such other address as may be permitted thereunder;

(d)          EACH OF THE BORROWER, SERVICER AND EQUITYHOLDER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SET FORTH IN SECTION 13.02 IN THE MANNER DESCRIBED ABOVE.  EACH OF THE BORROWER, SERVICER AND EQUITYHOLDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages; provided that nothing contained in this clause (e) shall limit the Servicer’s indemnity obligations under Section 13.04(c) to the extent such special, exemplary, punitive or consequential damages are included in any third party claim paid by an Indemnified Party and such Indemnified Party is otherwise entitled to indemnification therefor pursuant to Section 13.04(c).

Section 13.13      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO.

Section 13.14      Right of Setoff; Payments Pro Rata.  (a)  Subject to Section 9.01(a), if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Facility Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Facility Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(b)         Each of the Lenders agrees that, if it should receive any amount under this Agreement (whether by voluntary payments, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Facility Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Advances or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.15      PATRIOT Act Notice.  Each Agent and Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or Lender to identify the Borrower in accordance with the PATRIOT Act.  The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the PATRIOT Act or any other laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering.

Section 13.16     Legal Holidays.  In the event that the date of prepayment of Advances or the Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any other Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 13.17      Limited Recourse; Non-Petition.  (a)  Each of the Servicer and each Secured Party acknowledges that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, members, managers, agents or employees of the Borrower (including, without limitation, any Equityholder and any Affiliate thereof) shall be personally liable for any of the obligations of the Borrower under this Agreement.  The Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Collateral, and, upon application of the proceeds of the Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein, all obligations of and all claims against the Borrower under this Agreement, any Note or under any other Facility Document shall extinguish and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Advances against the Equityholder, the Servicer or any Affiliate, shareholder, partner, manager, officer, director, employee or member of the Borrower, the Equityholder or the Servicer or their respective successors or assigns or, except as specifically set forth in this Agreement (including, but not limited to Section 13.04(c)) and in the other Facility Documents, for any other amounts payable in respect of the Obligations or the Facility Documents.

(b)         Each of the Servicer and each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all outstanding Obligations and the termination of all Individual Lender Maximum Funding Amounts; provided that nothing in this Section 13.17 shall preclude, or be deemed to prevent, any Secured Party (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any such Secured Party, or (b) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws.  The provisions of this clause shall survive the termination of this Agreement. The provisions of this Section 13.17 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 13.17 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Section 13.18      Waiver of Setoff.  Each of the Borrower and the Servicer hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under any Applicable Law from time to time against the Administrative Agent, any Lender or its respective assets.

Section 13.19      Collateral Agent Execution and Delivery.  By executing this Agreement, each Lender hereby consents to the terms of this Agreement, directs the Collateral Agent to execute and deliver this Agreement, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of gross negligence or willful misconduct of the Collateral Agent.

Section 13.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any liability of any Affected Financial Institution arising under or in connection with any Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest), or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii)         the variation of the terms of any Facility Document to the extent necessary to give effect to any Bail-In Action in relation to such liability.

Section 13.21      WAIVER OF SOVEREIGN IMMUNITY.  To the extent that any of the Borrower, Servicer or Equityholder may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Facility Document, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), each of the Borrower, the Servicer and the Equityholder irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and hereby agrees that the foregoing waiver shall be enforced to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended, and is intended to be irrevocable for the purpose of such act.

Section 13.22       EU Risk Retention Requirements.  The Equityholder hereby represents and covenants, for the benefit of the Administrative Agent, the Lenders, the Collateral Agent (for the benefit of the Secured Parties) and, in respect of clauses (c) and (d) below only, the Servicer that, for so long as any Advance remains outstanding:

(a)          it will retain, as originator (in accordance with its representation made in Section 4.03(o)), on an ongoing basis, a material net economic interest in the form specified in paragraph (d) of Article 6(3) of the Securitisation Regulation as in effect as at the Closing Date, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through maintaining its ownership of the LLC Interests and funding to the Borrower under the LLC Agreement, in an amount equal to not less than 5% of the Retention Basis Amount (such net economic interest being the “Retention”);

(b)          neither it nor any of its Affiliates will sell, hedge, enter into a short position or otherwise mitigate its credit risk under or associated with the Retention where to do so would cause the transaction contemplated by the Facility Documents to cease to be compliant with the EU Retention Requirements;

(c)          it will confirm to each of the Borrower, the Administrative Agent, the Servicer, each Lender and the Collateral Agent, its continued compliance with the covenants set out at clauses (a) and (b) above in each Monthly Report;

(d)          it will promptly notify the Borrower, the Administrative Agent, the Servicer, each Lender and the Collateral Agent in writing if for any reason it fails to comply with either of the covenants set out in clause (a) or (b) above in any way;

(e)          it will notify each of its Affiliates within the Oak Hill Advisor Group of the contents of clause (b) above and shall use reasonable endeavours to procure that each of its Affiliates complies with the terms of clause (b) as if it were a party thereto;

(f)          as the parent of the Borrower and the direct holder of 100% of the LLC Interests therein, (x) it is exposed as at the Closing Date and (y) will continue to be exposed at all times following the Closing Date, to the credit risk of more than 50% of the Collateral Loans (by nominal amount) held by the Borrower for its own account; and

(g)         (A) in relation to each Collateral Loan acquired by the Borrower,  it has verified, in light of the information available to it and subject to its usual standard of care, and reasonably believes that the entity which was, directly or indirectly, involved in the original agreement which created the Collateral Loan applied sound and well-defined credit granting criteria to the origination of the Collateral Loan, and that it maintained clearly established processes for approving, amending, modifying, renewing and financing the Collateral Loan and had effective systems in place to apply those criteria and processes to ensure that the Collateral Loan was granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (B) it and the Borrower have, and reasonably expect to maintain, clearly established criteria and processes for originating, amending, modifying, renewing and financing the Collateral Loans (the “Collateral Loan Originations and Revisions”) and have effective systems in place to apply those criteria and processes to ensure that Collateral Loan Originations and Revisions are granted and approved based on a thorough assessment of each Obligor’s creditworthiness.

Section 13.23      EU Due Diligence Requirements and Transparency Reports.  xxxi)  The Borrower, the Servicer and the Equityholder agree to make available, promptly upon written request by the Administrative Agent on behalf of any Lender which is an EU Institutional Investor (an "EU Lender") from time to time, any documents, reports and information that is in its possession or that can be obtained by the Borrower, the Servicer or the Equityholder, as applicable, using its commercially reasonable efforts without material expense (unless such material expense is reimbursed to the Servicer or the Equityholder, as applicable, by the Administrative Agent) or extraordinary efforts (unless the costs of those extraordinary efforts are reimbursed to the Servicer or the Equityholder, as applicable, by the Administrative Agent) and that can be so provided without breaching any legal or contractual restrictions on disclosure, reasonably requested by the EU Lender in writing in order to carry out its obligations under the Securitisation Regulation, including under Article 5 of the Securitisation Regulation.

(b)         The Borrower agrees to be the designated entity in accordance with Article 7(2) of the Securitisation Regulation (the "Reporting Entity") and agrees to take all necessary steps required to fulfil the reporting requirements of the transparency requirements contained in Article 7 of the Securitisation Regulation, as may be amended prior to the Final Maturity Date resulting in the application of new simplified reporting templates (the "Transparency and Reporting Requirements"), including but not limited to, making available to the EU Lenders, any potential EU Lender (upon request thereby), the Equityholder and the competent authorities (as determined under the Securitisation Regulation) (each, a "Relevant Recipient") the documents, reports, templates and information necessary to fulfill any applicable reporting obligations under the Transparency and Reporting Requirements, including but not limited to, the Transparency Reports. The Borrower shall also determine (which determination may be made in consultation with the Servicer) whether any reports, data and other information is necessary or essential in connection with the preparation of any Loan Reports and Investor Reports (such reports, collectively, the "Transparency Reports") and, where applicable from time to time, any reports in respect of significant events (such reports, data or other information necessary or essential in connection therewith, the "Required Information").  The Borrower hereby appoints the Collateral Agent as its Reporting Agent (the "Initial Reporting Agent") to compile the Transparency Reports and provide such reports to the Borrower (or their designee) so that it may be made available by the Borrower in accordance with the Transparency and Reporting Requirements; provided that the Borrower may make the Transparency Reports available via the website of the Initial Reporting Agent in accordance with clause (a) of Section 13.23A below which shall be accessible to any person who certifies to the Borrower and the Initial Reporting Agent that it is a Relevant Recipient.  The Borrower may (with the consent of the Servicer and at the cost and expense of the Borrower) appoint additional Reporting Agents to prepare, or assist in the preparation of, the Transparency Reports and/or to make such information available to any Relevant Recipients.  Without prejudice to their rights hereunder and without accepting any liability, each Lender acknowledges (and each additional Lender shall acknowledge) that the agreed form of the transaction summary as set out in Exhibit J is the transaction summary to be provided to each EU Lender by the Borrower in accordance with the requirements of Article 7(1)(c) of the Securitisation Regulation and that such EU Lender has received such transaction summary, together with copies of each Facility Document.  The Borrower (or the Servicer on its behalf) shall make the same available to Relevant Recipients to the extent required under the Transparency and Reporting Requirements.

(c)          The Borrower (and the Servicer acting on behalf of the Borrower) covenants in favor of the Administrative Agent and each EU Lender to use all commercially reasonable efforts to comply with the Transparency and Reporting Requirements during each period from, and including, the earlier to occur of the date on which (i) any Reporting Agent gives notice to the Borrower (or the Servicer on behalf of the Borrower) such party intends to the cease its the provision of services (from time to time) by such Reporting Agents appointed from time to time, in each case, on behalf of the Reporting Entity in respect of the Transparency and Reporting Requirements as required pursuant to the terms hereof, each Facility Document or any other applicable appointment agreement (the "Transparency and Reporting Services") or (ii) there occurs a material disruption to, or cessation of, the Transparency and Reporting Services, to, but excluding, the day 90 consecutive calendar days thereafter; provided that if such Transparency and Reporting Services are reinstated, the Transparency Report Unavailability Period shall terminate (the "Transparency Report Unavailability Period"); provided further that nothing in this clause shall be construed as requiring the Borrower or the Servicer to fulfil all of the requirements of Article 7 of the Securitisation Regulation during a Transparency Report Unavailability Period.  The Borrower (and the Servicer acting on behalf of the Borrower) covenants in favor of the Administrative Agent and each EU Lender that as of the first Business Day of each Transparency Report Unavailability Period it shall as soon as reasonably practicable thereafter appoint a replacement Reporting Agent.

(d)          The obligations of the Borrower to fulfil the Transparency and Reporting Requirements contained in this Section 13.23 shall be subject to (A) the Required Information being in the Borrower’s possession or (B) if the Required Information is not in the Borrower’s possession, the Borrower (or the Servicer on behalf of the Borrower) being reasonably able to obtain such documents, reports or information that is not subject to legal or contractual restrictions on its disclosures (unless the relevant information can be summarized or disclosed in anonymized form, in accordance with such legal or contractual restrictions on disclosure) without either the Borrower or the Servicer incurring in excess of $20,000 in aggregate additional out-of-pocket expenses (any such amount, a "Material Expense"); provided that if obtaining such documents, reports or information under clause (B) above would involve the Borrower (or the Servicer acting on behalf of the Borrower) incurring a Material Expense, to the extent that the requesting EU Lender (or the Administrative Agent on its behalf) has confirmed in writing that upon delivery of the Required Information, it shall pay to the Borrower or the Servicer, as the case may be, an amount equal to such Material Expense, then the Borrower (or the Servicer on behalf of the Borrower) shall obtain the same.

(e)        The Servicer and the Borrower (with the consent of the Servicer) shall be entitled to appoint additional agents (including, without limitation, any additional Reporting Agents) to assist them with providing such data to any Reporting Agent appointed by it; provided that prior written notice of such appointment is given to the parties hereto.  In addition, the Borrower (or the Servicer on its behalf) shall provide any necessary instructions to each Reporting Agent in respect of the preparation and/or provision of the Transparency Reports.

(f)          As at the Closing Date, the Borrower confirms that the securitization transaction unique identifier assigned to the transactions contemplated hereby is TRPOHASPVFUNDINGILLCN202301.

Section 13.23A.   Initial Reporting Agent Procedures.

(a)         The Initial Reporting Agent, on behalf of (and at the expense of) the Borrower and in consultation with the Servicer, shall compile and make available the Transparency Reports for the review and approval of the Borrower and the Servicer no later than 30 calendar days following each Payment Date (commencing on the Payment Date falling in September 2023) prepared and determined as of the immediately preceding Cut-off Date, which, as of the date of this Agreement, shall include:

(i)          A Loan Report in the form available as of the Closing Date on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex IV (or, to the extent agreed with the  Initial Reporting Agent, any updated form required pursuant to the Article 7 Technical Standards and/or published by the European Securities and Markets Authority and/or, to the extent agreed with the Initial Reporting Agent, any other form as permitted under the Securitisation Regulation); and

(ii)          an Investor Report in the form available as of the Closing Date on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex XII (or, to the extent agreed with the Initial Reporting Agent, any updated form required pursuant to the Article 7 Technical Standards and/or published by the European Securities and Markets Authority and/or, to the extent agreed with the Initial Reporting Agent, any other form as permitted under the Securitisation Regulation).

Each Transparency Report shall be made available (A) via a secured website (available at https://gctinvestorreporting.bnymellon.com (or such other website as may be notified by the Initial Reporting Agent to the Borrower and the Servicer) (the "Reporting Website") (or by such other method of dissemination as is required or permitted by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Initial Reporting Agent) to any person who certifies to the Initial Reporting Agent (such certification to be substantially in the form of Exhibit L or such other form as may be agreed between the Borrower, the Initial Reporting Agent and the Servicer from time to time, which certification may be given electronically and upon which certification the Initial Reporting Agent may rely absolutely and without enquiry or liability) that it is a Relevant Recipient (a "Website Certification") (or, in the case of any Relevant Recipient which is a competent authority (as determined under the Securitisation Regulation) (who has been identified in writing by the Borrower or the Servicer to the Initial Reporting Agent) through such other medium as requested by it (as notified to the Initial Reporting Agent by the Borrower or the Servicer) and as agreed to by the Initial Reporting Agent, no later than 30 calendar days following each Payment Date (commencing on the Payment Date falling in September 2023), prepared and determined as of the immediately preceding Cut-off Date.

(b)         The Initial Reporting Agent shall populate fields in each Transparency Report where marked as "Reporting Agent responsibility" in the list of data fields relating to the Transparency Reports set out in Exhibit K.  Any references herein to the Initial Reporting Agent’s responsibility for populating information in the Transparency Reports designated as a "Reporting Agent responsibility" shall be deemed to be a reference to the Initial Reporting Agent providing information provided to, or otherwise in the possession of, the Initial Reporting Agent pursuant to this Agreement, including without limitation information maintained by the Initial Reporting Agent or otherwise provided to the Initial Reporting Agent (in each case in any of its capacities hereunder) by the Servicer and/or the Borrower or the related obligor (or agent, trustee or other similar party on behalf of on obligor) and/or others with respect to the Obligations.

(c)          The Borrower or the Servicer (subject to Section 13.23(d) above) shall provide, or procure the provision of, the Initial Reporting Agent with all of the inputs to populate the fields marked as "Servicer responsibility" in the list of data fields relating to the Transparency Reports set out in Exhibit K.   The Initial Reporting Agent shall populate fields in each Transparency Report from data provided to the Initial Reporting Agent by (1) the Servicer or the Borrower (or their agents), other than FinDox Inc. ("Findox") where marked as "Servicer responsibility" in the list of data fields relating to the Transparency Reports set out in Exhibit K and (2) by the Borrower or Findox, where marked as "Findox responsibility" in the list of data fields relating to the Transparency Reports set out in Exhibit K. Provided that the Initial Reporting Agent has not acted grossly negligently or with wilful misconduct, the Initial Reporting Agent may rely conclusively on and shall be fully protected in relying upon any data provided by the Borrower or the Servicer pursuant to this Agreement.

(d)          The parties hereto agree that Exhibit K may be amended by agreement in writing (which may be by way of email) between the Borrower, the Initial Reporting Agent and the Servicer and the prior written consent of the Lenders will not be required.

(e)         The Servicer and the Borrower shall be entitled to appoint further agents to assist them with providing the data required for inclusion in the Transparency Reports to the Initial Reporting Agent provided that prior written notice of such appointment is given to the Initial Reporting Agent. As at the date hereof, the Borrower hereby gives notice to the Initial Reporting Agent of its intention to appoint Findox as an additional Reporting Agent to populate fields and provide relevant data in each Transparency Report where marked as "Findox responsibility" in the list of data fields relating to the Transparency Reports set out in Exhibit K and undertakes to confirm the appointment of Findox to the Initial Reporting Agent in writing (which may be by way of email) as soon as reasonably practicable following the Closing Date (and in any event prior to the first Data Provision Date following the Closing Date). Any data to be provided to the Initial Reporting Agent by the Servicer, the Borrower or any of their agents (including Findox) shall be (i) in the format agreed with the Initial Reporting Agent and such party and (ii) provided no later than two Business Days (in the case of the Borrower and the Servicer) or nine Business Days (in the case of Findox) following the Cut-off Date, in each case, the "Data Provision Date". Provided that the Initial Reporting Agent has not acted grossly negligently or with wilful misconduct, the Initial Reporting Agent may rely without liability on any such data received from the Servicer and the Borrower or any of their agents (including Findox) and shall have no liability to verify the accuracy or completeness of such data.

(f)          The Initial Reporting Agent shall be entitled to treat any such data received from any agent of the Borrower or the Servicer (including Findox) as if such data was received from the Borrower or the Servicer, as applicable.  The Initial Reporting Agent shall have no duty to verify, audit, re-compute, reconcile, recalculate or otherwise independently investigate the veracity, accuracy, genuineness or completeness of any such information, document or data, or its sufficiency for any purpose (including without limitation for purposes of, or for compliance with, the Transparency and Reporting Requirements).  The Initial Reporting Agent shall not be liable, and have no responsibility, for any failure to complete the Transparency Reports, the non-publication or late publication of the Transparency Reports or any errors in the Transparency Reports to the extent such failure, delay or error results from incomplete or incorrect data or any delay in data being provided to the Initial Reporting Agent from the Borrower, the Servicer, or any of their agents (including Findox) or data not being provided in the format agreed with the Initial Reporting Agent.

(g)          If the Initial Reporting Agent is uncertain as to how any data field in a Transparency Report should be populated, it may seek instructions from the Servicer or the Borrower and may rely without liability on any instructions received provided that it does not execute such instructions grossly negligently or with wilful misconduct.  If the Initial Reporting Agent does not receive such instructions within two Business Days after it has requested them in writing (which may be by way of email), the Initial Reporting Agent may, but shall be under no duty to, take or refrain from taking any such courses of action as it deems appropriate.  The Initial Reporting Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(h)         Once each Transparency Report has been prepared by the Initial Reporting Agent, the Initial Reporting Agent shall, no later than eight Business Days following the Data Provision Date, forward a draft of such Transparency Report to the Borrower, Findox and the Servicer and the Servicer shall review, approve and release the report (without responsibility or liability to any third party, including any Lender or potential Lender) for uploading to the Reporting Website.  The Servicer shall give such approval no later than two Business Day prior to the due date for publication of the relevant Transparency Report.

(i)          Notwithstanding anything to the contrary herein or in any other Facility Document, the Initial Reporting Agent shall be entitled to delegate any and all of its duties in relation to the preparation and publication of the Transparency Reports to any of its affiliates or any third party service providers (including third party software providers) and, in connection therewith, shall be entitled to disclose all data received from the Borrower, the Servicer or any agent acting on their behalf (including Findox) to such and third parties. The Initial Reporting Agent shall not be responsibly liable for the negligence or misconduct of any agents (including third party service providers) selected by it with reasonable care other than any Affiliates of the Initial Reporting Agent.

(j)          The Initial Reporting Agent, subject to the Borrower (or the Servicer on its behalf)  providing the necessary information to the Initial Reporting Agent, at the cost of the Borrower  will make available via the Reporting Website (or by such other method of dissemination as is  required or permitted by the Securitisation Regulation (as instructed by the Borrower (or  the Servicer on its behalf) and as agreed with the Initial Reporting Agent)) to any  person who provides a Website Certification to the Initial Reporting Agent that it is a Relevant  Recipient, any event-based disclosure reporting as required by Article 7(1)(g) of the Securitisation Regulation as provided by the Borrower or the Servicer (on behalf of the Borrower) to the Initial Reporting Agent and acting on the instructions of the Borrower (or the Servicer on its behalf) including in relation to the manner and format of such publication.

(k)        The Borrower (or the Servicer on behalf of the Borrower) shall provide the Initial Reporting Agent with any documentation (other than the Transparency Reports) to be posted on the Reporting Website pursuant to this Agreement (by email and in pdf format) and the relevant instructions as soon as reasonably practicable, and in any event shall provide the Initial Reporting Agent with such documentation at least one Business Day prior to the date on which the Borrower requires such documentation to be made available on the Reporting Website.  The Borrower confirms that it will be solely responsible (in consultation with the Servicer) for handling and responding to any queries raised by potential Lenders or competent authorities (as determined under the Securitisation Regulation) having access to the documentation on the Reporting Website and agrees that the Initial Reporting Agent shall have no responsibility for dealing with any such queries, provided that if the Initial Reporting Agent receives any queries it will use commercially reasonable efforts to forward such queries to the Borrower (or the Servicer on its behalf).

(l)          Subject to receipt of a certification in the form of a Website Certification from each relevant person to whom information, reports and documentation is provided pursuant to this Agreement, the Initial Reporting Agent shall not assume or have any responsibility or liability for monitoring or ascertaining whether any person to whom it makes the information and/or reports and/or documentation available on the Reporting Website or by such other method of dissemination as is required or permitted by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Initial Reporting Agent) falls within the category of persons permitted or required to receive such information, reports or documentation under the Transparency and Reporting Requirements.

(m)        The Initial Reporting Agent will not assume any responsibility for the Borrower’s or any other Person’s obligations as the entity responsible to fulfil the reporting or other obligations under the Transparency and Reporting Requirements.  In providing such information and reporting, the Initial Reporting Agent also assumes no responsibility or liability to any third party, including any Lender and any prospective Lender (including for their use or onward disclosure of any such information, report or documentation), shall not be responsible for monitoring the Borrower’s or any other person’s compliance with the Transparency and Reporting Requirements and shall have the benefit of the powers, protections and indemnities granted to it under the Facility Documents.

(n)          In addition, the Borrower may (with the consent and assistance of the Servicer) by notice in writing to the Initial Reporting Agent at any time: (i) if the Borrower has reasonable grounds to believe (following consultation with the Initial Reporting Agent) that the Initial Reporting Agent will fail or be unable to perform any of its duties or responsibilities under this Agreement insofar as they relate to the reporting requirements set out in the Transparency and Reporting Requirements (and any notice given in respect of this clause (i) shall include a description of the Borrower’s grounds for such belief); (ii) following the occurrence of a default, failure or inability of the Initial Reporting Agent to perform any of its duties or responsibilities under this Agreement insofar as they relate to the reporting requirements set out in the Transparency and Reporting Requirements which has not been cured within five days of the occurrence of such default, failure or inability to perform; or (iii) when the Initial Reporting Agent (in its sole discretion) determines it will no longer provide reports or information in connection with the Transparency and Reporting Requirements, assume itself or appoint another third party to assume the obligations of the Initial Reporting Agent to make the relevant information available for the purposes of the Transparency and Reporting Requirements.

(o)          The Initial Reporting Agent shall be entitled to rely conclusively on any Website Certification provided by a relevant person pursuant to this Agreement which it reasonably believes to be genuine and to have been signed or sent by the proper person (which may be made electronically) and shall be entitled to assume that such persons are the persons to whom the information, reports and documentation should be made available on the Reporting Website and shall not be liable to anyone whatsoever for so relying, assuming or doing.

(p)          Each of the Borrower and the Servicer acknowledge and agree that information, reports and documents posted on the Reporting Website shall be downloadable by any person with access to the Reporting Website, including any potential Lender. Any reports, information or documentation uploaded to the Reporting Website may include disclaimers excluding the liability of the Initial Reporting Agent for the information provided therein.

(q)         The Initial Reporting Agent shall not have any duty to monitor, enquire or satisfy itself as to the veracity, accuracy or completeness of any documentation, reports or information provided to it under this Section 13.23 or whether or not the provision of such information, reports or documentation accords with, and is sufficient to satisfy the requirements of, the Transparency and Reporting Requirements and, provided in each case that the Initial Reporting Agent has not acted grossly negligently or with wilful misconduct, the Initial Reporting Agent shall be entitled to rely conclusively upon any instructions given or any determinations made by (and any determination by) the Borrower (or the Servicer on its behalf) regarding the same (and shall have no liability for actions taken (or forbearance from action undertaken) pursuant to and in accordance with such instructions or determinations), and shall have no obligation, responsibility or liability whatsoever for the provision of documentation, reports and information on the Reporting Website or by such method of dissemination as is required by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Initial Reporting Agent). The Initial Reporting Agent shall not be responsible for monitoring the compliance of the Borrower or any other person with the Transparency and Reporting Requirements.

Section 13.23B.  Resignation of Initial Reporting Agent.  Notwithstanding anything to the contrary in this Agreement, the Initial Reporting Agent shall be entitled to resign from its obligations to prepare the Transparency Reports provided that any such resignation or termination of appointment of the Initial Reporting Agent shall be only in respect of the Initial Reporting Agent’s obligations to provide the Transparency Reports under this Agreement and shall be without prejudice to the Initial Reporting Agent’s other obligations under the Facility Documents (in its capacity as Collateral Agent or otherwise) which shall not be affected by any such resignation or termination.  No termination of the appointment of the Initial Reporting Agent to prepare the Transparency Reports shall be effective until the date on which a successor Initial Reporting Agent reasonably acceptable to the Borrower and the Servicer (such acceptance not to be unreasonably withheld or delayed) has agreed in writing to assume all of the Initial Reporting Agent’s duties and obligations pursuant to this Agreement with respect to the provision of the Transparency Reports.  If a successor Reporting Agent does not take office within 90 days after notice of the resignation or termination is provided, the Initial Reporting Agent, the Borrower, or the Servicer may petition a court of competent jurisdiction for the appointment of a successor Reporting Agent.

Section 13.24      Adequacy of Monetary Damages Against the Lenders.  Each of the Borrower, the Servicer and the Equityholder hereby acknowledges and agrees that (i) any and all claims, damages and demands against the Administrative Agent or the Lenders arising out of, or in connection with, the exercise by the Administrative Agent or the Lenders of any Administrative Agent or any of the Lenders’ rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands; provided that this Section 13.24 shall not constitute a waiver of any rights of the Borrower, the Servicer or the Equityholder to seek injunctive relief to enforce its rights under Section 13.09.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRP OHA SPV FUNDING I, LLC, as Borrower

By:
Name:
Title:

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND, as Equityholder

By:
Name:
Title:

TRP OHA SERVICER I, LLC, as Servicer

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent, a Dollar Lender and a Multicurrency Lender

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title: